                                                FILED PURSUANT TO RULE 424(b)(5)
                                                      REGISTRATION NO. 333-80001


++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+We will amend and complete the information in this prospectus supplement.     +
+This prospectus supplement and the attached prospectus are part of a          +
+registration statement that has been filed with the SEC and declared          +
+"effective". This prospectus supplement and the attached prospectus are not + +offers to sell these securities or a solicitation of your offer to buy these + +securities in any jurisdiction where that would not be permitted or legal. +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
PROSPECTUS SUPPLEMENT (Subject to Completion, dated June 18, 1999)
(To prospectus dated June 10, 1999)

                                  $230,939,674

                     [FEDERAL EXPRESS LOGO APPEARS HERE]

                           1999-1 Pass Through Trusts
                    PASS THROUGH CERTIFICATES, SERIES 1999-1

                                  ----------

Federal Express Corporation is issuing, through three separate pass through trusts, the Class A, Class B and Class C Pass Through Certificates, Series 1999-1. The proceeds from the sale of the Pass Through Certificates will be used to acquire equipment trust certificates issued to finance the acquisition of four new Airbus A300 freighter aircraft scheduled for delivery between July and October 1999.

Payments on the equipment trust certificates held in each pass through trust will be passed through to the holders of Pass Through Certificates of that pass through trust. The Pass Through Certificates represent interests in the assets of the pass through trusts and do not represent interests in or obligations of Federal Express or any of its affiliates.

The equipment trust certificates for each aircraft will be secured by a security interest in the aircraft acquired with the proceeds of those equipment trust certificates and by the lease of that aircraft to Federal Express. Interest on the equipment trust certificates will be payable semiannually on January 15 and July 15, beginning January 15, 2000. Principal payments on the equipment trust certificates held for each class of Pass Through Certificates are scheduled on January 15 and July 15 in the years specified in this prospectus supplement, beginning on January 15, 2000.

The Class A Pass Through Certificates will rank senior in right to payment to the Class B and Class C Pass Through Certificates. The Class B Pass Through Certificates will rank junior in right to payment to the Class A Pass Through Certificates and will rank senior in right to payment to the Class C Pass Through Certificates.

Kreditanstalt fur Wiederaufbau will provide liquidity facilities for the Class A and Class B Pass Through Certificates in an amount sufficient to make three semiannual interest payments. The Class C Pass Through Certificates will not have the benefit of a liquidity facility.

Investing in the Pass Through Certificates involves risks. See "Risk Factors" beginning on page S-19 of this prospectus supplement and page 4 of the accompanying prospectus.

                                  ----------

                            Principal   Interest   Final Expected   Public Offering
Pass Through Certificates    Amount*      Rate   Distribution Date*      Price
-------------------------  ------------ -------- ------------------ ---------------
        1999-1-A           $112,354,570      %    January 15, 2023        100%
        1999-1-B             58,050,304           January 15, 2020        100
        1999-1-C             60,534,800           January 15, 2019        100

----------
* Indicative only and subject to change.

                                  ----------

The underwriters expect to deliver the Pass Through Certificates to purchasers
on July   , 1999. Purchasers who purchase the Pass Through Certificates after
July    , 1999 will also have to pay the accrued interest from July    , 1999.
The Pass Through Certificates will not be listed on any national securities exchange.

The underwriting commissions aggregate $   . The related owner participants
will pay their proportionate share of the underwriting commissions and other
specified expenses relating to the offering estimated at $   . All of the
proceeds from the sale of the Pass Through Certificates will be used to purchase the equipment trust certificates.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                  ----------

MORGAN STANLEY DEAN WITTER
        CREDIT SUISSE FIRST BOSTON
                MERRILL LYNCH & CO.
                      SALOMON SMITH BARNEY

June   , 1999

   We have not authorized anyone to provide you with information concerning this offering other than the information contained in this prospectus supplement and the related prospectus. We are offering to sell Pass Through Certificates and seeking offers to buy Pass Through Certificates only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the related prospectus is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement and the related prospectus or any sale of Pass Through Certificates.

                               ----------------

                               TABLE OF CONTENTS

                             Prospectus Supplement

                                                                          Page
                                                                         -------
Presentation of Information.............................................     S-3
Prospectus Summary......................................................     S-4
Federal Express Corporation.............................................    S-19
Risk Factors............................................................    S-19
Use of Proceeds.........................................................    S-21
Description of the Pass Through Certificates............................    S-21
Description of the Liquidity Facilities.................................    S-29
Description of the Intercreditor Agreement..............................    S-33
Description of the Aircraft and the Appraisals..........................    S-37
Description of the Equipment Trust Certificates.........................    S-38
Federal Income Tax Consequences.........................................    S-58
New York Taxes..........................................................    S-58
ERISA Considerations....................................................    S-59
Underwriting............................................................    S-61
Legal Matters...........................................................    S-62
Experts.................................................................    S-62
Appendix I--Glossary of Terms...........................................   A-I-1
Appendix II--Aircraft Appraisals........................................  A-II-1
Appendix III--Equipment Trust Certificate Payments...................... A-III-1

                                   Prospectus

About this Prospectus.......................................................   2
Where You Can Find More Information.........................................   2
Reports to Pass Through Certificateholders..................................   3
Federal Express Corporation.................................................   3
Ratio of Earnings to Fixed Charges..........................................   3
Risk Factors................................................................   4
Outline of Pass Through Trust Structure.....................................   6
Use of Proceeds.............................................................   6
Diagram of Payments.........................................................   7
Description of the Pass Through Certificates................................   9
Description of the Equipment Certificates...................................  23
Federal Income Tax Consequences.............................................  33
New York Taxes..............................................................  35
ERISA Considerations........................................................  35
Plan of Distribution........................................................  36
Legal Matters...............................................................  36
Experts.....................................................................  37
Glossary of Terms...........................................................  38

                          PRESENTATION OF INFORMATION

   These offering materials consist of two documents:

  . this prospectus supplement, which describes the terms of the Pass Through Certificates that we are currently offering, and

  . the accompanying prospectus, which provides general information about our pass through certificates, some of which may not apply to the Pass Through Certificates that we are currently offering. The information in this prospectus supplement replaces any inconsistent information included in the accompanying prospectus.

   We have given some capitalized terms specific meanings for purposes of this prospectus supplement. The "Glossary of Terms" attached as Appendix I contains definitions of these terms or refers to the section in which we define these terms.

   At varying places in this prospectus supplement and the prospectus, we refer you to other sections of the prospectus supplement and the prospectus for additional information by indicating the caption heading of those sections. The page on which each principal caption included in this prospectus supplement and the prospectus can be found is listed in the table of contents beginning on page S-2 of this prospectus supplement. All cross references in this prospectus supplement are to captions contained in this prospectus supplement and not in the prospectus, unless otherwise stated.

                               PROSPECTUS SUMMARY

   This summary highlights selected information from this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. For more complete information about the Pass Through Certificates and Federal Express, you should read the entire prospectus supplement and the accompanying prospectus, as well as the material filed with the Securities and Exchange Commission that Federal Express has referred you to in the accompanying prospectus. See the "Where You Can Find More Information"
section in the accompanying prospectus.

                 Summary of Terms of Pass Through Certificates*

                                 Class A                Class B                Class C
                               Pass Through           Pass Through           Pass Through
                               Certificates           Certificates           Certificates
                          ---------------------- ---------------------- ----------------------
Aggregate Face Amount...       $112,354,570           $58,050,304            $60,534,800
Ratings:
  Moody's...............           Aa2                     A1                    Baa1
  Standard & Poor's.....           AAA                    AA-                    BBB+
Initial Loan to Aircraft
 Value Ratio
 (cumulative)(1)........           32.8%                  49.0%                  66.5%
Expected Principal
 Distribution Window (in
 years).................         1.5-23.5               0.5-20.5               0.5-19.5
Initial Average Life (in
 years).................           15.0                   13.0                   13.0
Regular Distribution
 Dates..................  January 15 and July 15 January 15 and July 15 January 15 and July 15
Final Expected
 Distribution Date......     January 15, 2023       January 15, 2020       January 15, 2019
Final Legal Distribution
 Date...................      July 15, 2024          July 15, 2021         January 15, 2019
Section 1110
 Protection(2)..........           Yes                    Yes                    Yes
Liquidity Facility
 Coverage...............  3 semi-annual interest 3 semi-annual interest          None
                                 payments               payments
Initial Liquidity
 Facility Amount(3).....        $                     $                          None

--------
* The aggregate face amount, the initial loan to aircraft value ratio, the expected principal distribution window, the initial average life, the final expected distribution date and the final legal distribution date for each class of Pass Through Certificates are indicative only and subject to change.

(1) Determined as of January 15, 2000, assuming that all Aircraft are delivered prior to such date, that the maximum principal amount of Equipment Trust Certificates is issued with respect to each Aircraft and that no portion of the Series C Equipment Trust Certificates has been prepaid. The Mandatory Economic Terms require that the initial loan to aircraft value ratio for each Aircraft as of its delivery date be not in excess of 34.1% in the case of the Series A Equipment Trust Certificates, 50.7% in the case of the Series B Equipment Trust Certificates and 73.8% in the case of the Series C Equipment Trust Certificates.

(2) Following delivery of the related Aircraft, the benefits of Section 1110 of the Bankruptcy Code will be available to the related Indenture Trustee.

(3) For each of the Class A and the Class B Pass Through Certificates, the initial amount of the Liquidity Facility will cover up to three semi-annual interest payments without regard to any future payments of principal on such Pass Through Certificates.

                 Equipment Trust Certificates and the Aircraft

                             Delivery Date
Aircraft                      or Expected    Latest Equipment  Principal Amount of
  Tail                          Delivery    Trust Certificates   Equipment Trust    Appraised
 Number     Aircraft Type       Date(1)       Maturity Date*    Certificates(2)*   Base Value
--------  ------------------ -------------- ------------------ ------------------- -----------
 N683FE   Airbus A300F4-605R July 1999       January 15, 2021      $59,678,671     $85,486,667
 N684FE   Airbus A300F4-605R August 1999     January 15, 2023       55,536,029      85,626,667
 N685FE   Airbus A300F4-605R September 1999  July 15, 2021          56,654,216      85,763,333
 N686FE   Airbus A300F4-605R October 1999    January 15, 2020       59,070,758      86,126,667

--------
*  Indicative only and subject to change.

(1) Reflects the scheduled delivery date under Federal Express' purchase agreement with the manufacturer. The actual delivery date for any Aircraft may be subject to delay.

(2) The principal amount of the Series C Equipment Trust Certificates relating to an Aircraft may be increased or decreased. The aggregate principal amount of the Series C Equipment Trust Certificates relating to all Aircraft, however, may not be increased, but may be decreased, in which case a portion of the Series C Equipment Trust Certificates will be prepaid on the Series C Prepayment Date and a Special Payment will be made on the Pass Through Certificates.

   The appraised base value of each Aircraft set forth above equals the lesser of the average and the median base values of that Aircraft as appraised by three independent appraisal and consulting firms projected as of the scheduled delivery date of each Aircraft. Copies of the Appraisals are attached to this prospectus supplement as Appendix II.

   An appraisal is only an estimate of value and the actual proceeds received by the Pass Through Trustee upon the sale of any Aircraft may be less than its appraised base value as determined by the Appraisers. The Appraisals are based on various assumptions and methodologies which vary among the Appraisals and may not reflect current market conditions. Appraisals that are based on different assumptions and methodologies may result in valuations that are materially different from those contained in the Appraisals. For a discussion of the assumptions and methodologies used in preparing the Appraisals, see "Risk Factors" and "Description of the Aircraft and the Appraisals" and copies of the Appraisals included in Appendix II.

                         Loan To Aircraft Value Ratios

   The following table contains loan to aircraft value ratios (also referred to as LTVs) for each class of Pass Through Certificates as of the January 15, 2000 Regular Distribution Date and each subsequent January 15 Regular Distribution Date. The LTVs for each class of Pass Through Certificates were obtained for each Regular Distribution Date by dividing:

  . the expected Pool Balance of that class of Pass Through Certificates together in each case with the expected Pool Balance of all other classes of Pass Through Certificates senior in right of payment to that class of Pass Through Certificates determined immediately after giving effect to the distributions expected to be made on that Regular Distribution Date, by

  . the Assumed Aggregate Aircraft Value on that Regular Distribution Date based on the assumptions described below.

   We have prepared the table below based on the assumption (the "Depreciation Assumption") that the value of each Aircraft included under Assumed Aggregate Aircraft Value opposite the initial Regular Distribution Date depreciates by approximately 3% of the initial appraised base value per year. Other rates or methods of depreciation may result in materially different LTVs. We cannot assure you that the depreciation rates and method assumed for the purpose of the table are the ones most likely to occur or predict the actual future value of any Aircraft. See "Risk Factors".

   The Equipment Trust Certificates are not cross-collateralized. This means that any excess proceeds realized from the disposition of any particular Aircraft will not be available to offset shortfalls on the Equipment Trust Certificates relating to any other Aircraft. If an Indenture Event of Default occurs, even if the Aircraft as a group can be sold for more than the total amounts payable in respect of all of the outstanding Equipment Trust Certificates, if one or more of the Aircraft are sold for less than the total amount payable in respect of the related Equipment Trust Certificates, there will not be sufficient proceeds to pay all classes of Pass Through Certificates in full.

   Since an appraisal is only an estimate of value, the actual proceeds received by the Pass Through Trustee upon the sale of any Aircraft may be less than its appraised base value as determined by the Appraisers. The Appraisals are based on various assumptions and methodologies which vary among the Appraisals and may not reflect current market conditions. Appraisals that are based on different assumptions and methodologies may result in valuations that are materially different from those contained in the Appraisals. See "Risk Factors" and "Description of the Aircraft and the Appraisals".

   The following table should not be considered a forecast or prediction of expected or likely LTVs but simply a mathematical calculation based on one set of assumptions.

                                               Pool Balances                                LTVs
                                 ----------------------------------------- --------------------------------------
                                 Class A Pass  Class B Pass  Class C Pass  Class A Pass Class B Pass Class C Pass
                     Assumed        Through       Through       Through      Through      Through      Through
                    Aggregate    Certificates  Certificates  Certificates  Certificates Certificates Certificates
Date              Aircraft Value Pool Balance* Pool Balance* Pool Balance*     LTV*         LTV*         LTV*
----              -------------- ------------- ------------- ------------- ------------ ------------ ------------
January 15, 2000   $343,003,333  $112,354,570   $55,858,238   $59,949,805      32.8%        49.0%        66.5%
January 15, 2001    332,713,233   111,424,977    53,596,777    59,133,601      33.5         49.6         67.4
January 15, 2002    322,423,133   108,123,768    52,338,121    59,133,601      33.5         49.8         68.1
January 15, 2003    312,133,033   104,617,278    50,823,574    58,771,958      33.5         49.8         68.6
January 15, 2004    301,842,933   101,110,788    49,189,032    58,101,652      33.5         49.8         69.0
January 15, 2005    291,552,833    97,604,298    47,055,870    55,515,887      33.5         49.6         68.7
January 15, 2006    281,262,733    94,097,808    45,350,010    53,794,007      33.5         49.6         68.7
January 15, 2007    270,972,633    90,591,318    43,644,150    52,515,271      33.4         49.5         68.9
January 15, 2008    260,682,533    86,206,485    41,901,745    50,680,917      33.1         49.1         68.6
January 15, 2009    250,392,433    82,699,995    40,193,560    49,140,229      33.0         49.1         68.7
January 15, 2010    240,102,333    79,193,505    38,526,570    47,211,644      33.0         49.0         68.7
January 15, 2011    229,812,233    75,687,015    36,820,710    43,190,546      32.9         49.0         67.8
January 15, 2012    219,522,133    72,180,525    35,114,850    37,440,386      32.9         48.9         65.9
January 15, 2013    209,232,033    68,674,035    33,408,990    29,668,041      32.8         48.8         63.0
January 15, 2014    198,941,933    65,167,545    31,703,130    20,926,337      32.8         48.7         59.2
January 15, 2015    188,651,833    61,661,055    29,134,006    11,304,965      32.7         48.1         54.1
January 15, 2016    178,361,733    58,162,116    21,834,691     5,226,811      32.6         44.9         47.8
January 15, 2017    168,071,633    54,783,654    12,050,367     2,307,966      32.6         39.8         41.1
January 15, 2018    157,781,533    49,019,839     4,634,057       725,348      31.1         34.0         34.5
January 15, 2019    147,491,433    36,988,600     1,047,445             0      25.1         25.8           NA
January 15, 2020    102,750,667    15,981,535             0             0      15.6           NA           NA
January 15, 2021     63,414,300     2,081,231             0             0       3.3           NA           NA
January 15, 2022     29,113,067        50,000             0             0       0.2           NA           NA
January 15, 2023              0             0             0             0        NA           NA           NA

--------
* The information relating to periodic Pool Balances and resulting LTVs for each class of Pass Through Certificates is indicative only and subject to change.

                              Diagram of Cash Flow

   We illustrate in the diagram below some aspects of the payment flows under the Pass Through Trust structure we are using in this offering of Pass Through Certificates.


  [Graphic - A diagram is included here which contains boxes representing the parties and payment flows described above]

                                  The Offering

The Offering........................  This offering of Pass Through
                                      Certificates consists of :

                                      .  Class A Pass Through Certificates
                                         issued by the Federal Express
                                         Corporation 1999-1 Pass Through
                                         Trust Class A

                                      .  Class B Pass Through Certificates
                                         issued by the Federal Express
                                         Corporation 1999-1 Pass Through
                                         Trust Class B and

                                      .  Class C Pass Through Certificates
                                         issued by the Federal Express
                                         Corporation 1999-1 Pass Through
                                         Trust C.

                                      Each Pass Through Certificate will
                                      represent a fractional undivided
                                      interest in the related Pass Through
                                      Trust.

Certificates Offered:                 The Pass Through Certificates of each
 Denominations......................  Pass Through Trust will be issued in minimum denominations of $1,000 and
                                      integral multiples of $1,000.

Regular Distribution Dates..........  January 15 and July 15, commencing on
                                      January 15, 2000.

Record Dates........................  The fifteenth day preceding the applicable Distribution Date.

Distributions of Special Payments...  For each Pass Through Trust, any
                                      Special Payments will be distributed
                                      on a Special Distribution Date,
                                      subject to the Intercreditor
                                      Agreement.

Property of Pass Through Trust......  In general, the property of each Pass
                                      Through Trust will consist of:

                                      .  one of three separate series of
                                         Equipment Trust Certificates
                                         relating to each Aircraft

                                      .  all money due to the Pass Through
                                         Trust under the Intercreditor
                                         Agreement and any other rights of
                                         the Pass Through Trust under that
                                         agreement

                                      .  except for the Class C Trust, all
                                         money due to the Pass Through
                                         Trust under the Liquidity Facility
                                         for that Pass Through Trust and

                                      .  any other funds deposited from
                                         time to time with the Pass Through
                                         Trustee in accounts relating to
                                         that Pass Through Trust.

Equipment Trust Certificates:
 General............................  Each Pass Through Trust will hold
                                      Equipment Trust Certificates having
                                      interest rates that are identical to
                                      the

                                      Stated Interest Rate applicable to
                                      the Pass Through Certificates of that
                                      Pass Through Trust, and having
                                      maturity dates on or before the Final
                                      Expected Distribution Date for those
                                      Pass Through Certificates. For each
                                      Pass Through Trust, the aggregate
                                      original principal amount of the
                                      Equipment Trust Certificates held in
                                      that Pass Through Trust will equal
                                      the aggregate original principal
                                      amount of the related class of Pass
                                      Through Certificates.

                                      The Equipment Trust Certificates will
                                      be issued to finance the acquisition
                                      by the Owner Trustee of four separate
                                      Owner Trusts of four new Airbus
                                      A300F4-605R freighter aircraft
                                      scheduled for delivery between July
                                      and October 1999. For each Aircraft,
                                      the related Owner Trustee will issue
                                      three separate series of Equipment
                                      Trust Certificates as nonrecourse
                                      obligations to finance the debt
                                      portion of the purchase price of the
                                      Aircraft. Each Owner Trustee will
                                      lease the related Aircraft to Federal
                                      Express in a separate leveraged lease
                                      transaction.

Obligation to Acquire Aircraft......  Unless the manufacturer fails to deliver the Aircraft, Federal Express
                                      must cause the proceeds from the sale
                                      of the Equipment Trust Certificates
                                      to be used to acquire the relevant
                                      Aircraft. This means that if the
                                      related Owner Participant does not
                                      provide its portion of the purchase
                                      price on the delivery date or if
                                      Federal Express does not enter into
                                      the related Lease on or prior to
                                      January 15, 2000 for the Aircraft for
                                      any reason other than the failure of
                                      the manufacturer to deliver the
                                      Aircraft, Federal Express will
                                      purchase the Aircraft and assume, on
                                      a fully recourse basis, all of the
                                      obligations of the related Owner
                                      Trustee under the related Equipment
                                      Trust Certificates.

Scheduled Payments for Equipment
 Trust Certificates.................  Payments of interest on the Equipment
                                      Trust Certificates are scheduled to
                                      be received by the Pass Through
                                      Trustee on each January 15 and July
                                      15, commencing on January 15, 2000.
                                      Interest on the Equipment Trust
                                      Certificates will be calculated on
                                      the basis of a 360-day year
                                      consisting of twelve 30-day months.

                                      Payments of principal of the
                                      Equipment Trust Certificates are
                                      scheduled to be received in specified
                                      amounts on January 15 or July 15, or
                                      both, of each year, commencing on
                                      January 15, 2000.

Distributions of Scheduled Payments
 for Equipment Trust Certificates...  All Scheduled Payments on the
                                      Equipment Trust Certificates received
                                      by the Pass Through Trustee are to be
                                      distributed to the applicable
                                      Certificateholders on the
                                      corresponding Regular Distribution
                                      Dates, in each case subject to the
                                      Intercreditor Agreement.

Equipment Trust Certificates:
 Prepayment with Premium............  The Equipment Trust Certificates for
                                      each Aircraft may be prepaid in
                                      whole, but not in part, at any time
                                      at a prepayment price equal to the
                                      aggregate principal amount of those
                                      Equipment Trust Certificates plus
                                      accrued and unpaid interest and any
                                      Make-Whole Premium.

                                      See "Description of the Equipment
                                      Trust Certificates--The Leases--
                                      Purchase Options" for a discussion of
                                      prepayments with a premium if Federal
                                      Express elects to purchase the
                                      Aircraft under some circumstances.

Equipment Trust Certificates:
 Prepayment without Premium.........  The Equipment Trust Certificates relating to any Aircraft are required
                                      to be prepaid in whole, but not in
                                      part, at a price equal to the
                                      aggregate principal amount of those
                                      Equipment Trust Certificates, plus
                                      accrued and unpaid interest, but
                                      without any Make-Whole Premium:

                                      .  if that Aircraft suffers an Event
                                         of Loss and Federal Express
                                         chooses not to replace that
                                         Aircraft

                                      .  at the direction of the related
                                         Owner Participant, if a Lease
                                         Event of Default under the related
                                         Lease has occurred and has
                                         continued for more than 180 days

                                      .  at the direction of the related
                                         Owner Participant, if the
                                         principal amount of the Equipment
                                         Trust Certificates has become due
                                         and payable as a result of
                                         acceleration or

                                      .  if the manufacturer has not
                                         delivered the Aircraft on or prior
                                         to January 15, 2000.

                                      The Series C Equipment Trust
                                      Certificates may be prepaid in part
                                      but without any Make-Whole Premium on
                                      the Series C Prepayment Date if
                                      Federal Express and the related Owner
                                      Participant determine, subject to the
                                      Mandatory Economic Terms, that not
                                      all of the Series C Equipment Trust
                                      Certificates are needed to finance
                                      the purchase price of the Aircraft.

Equipment Trust Certificates:
 Property of Owner Trust............  The Equipment Trust Certificates for
                                      each Aircraft will be issued under
                                      the related Indenture as nonrecourse
                                      obligations of the related Owner
                                      Trustee. Each Owner Trust will hold:

                                      .  the related Aircraft, or, during
                                         any related Prefunding Period, the
                                         amounts in the related Collateral
                                         Account and the obligation of
                                         Federal Express to pay any
                                         shortfall in the Collateral
                                         Account and

                                      .  the rights of the Owner Trustee
                                         under the related Lease and other
                                         documentation.

Equipment Trust Certificates:
 Security after Aircraft Delivery...  After the delivery of the related
                                      Aircraft, the Equipment Trust
                                      Certificates will be secured by:

                                      .  a first priority security interest
                                         in the related Aircraft and

                                      .  an assignment to the Indenture
                                         Trustee of some of the related
                                         Owner Trustee's rights under the
                                         related Lease, including the right
                                         to receive rental payments,
                                         subject to some exceptions,
                                         payable by Federal Express in
                                         respect of that Aircraft.

Equipment Trust Certificates:
 Security before Aircraft
 Delivery...........................  Prior to delivery of the related
                                      Aircraft, the Equipment Trust
                                      Certificates will be secured by the
                                      related Collateral Account, which
                                      will be funded by the proceeds of
                                      sale of the related Equipment Trust
                                      Certificates.

                                      Federal Express will pay to the
                                      Subordination Agent any losses on the
                                      Specified Investments and any
                                      shortfall in amounts in the related
                                      Collateral Account which are to be
                                      used to make the payments described
                                      in this prospectus supplement. Excess
                                      earnings, if any, on the investments
                                      in each Collateral Account will be
                                      paid to Federal Express after all
                                      distributions from the Collateral
                                      Account to the related Indenture
                                      Trustee required under the Operative
                                      Agreements have been made.

Equipment Trust Certificates:
 Section 1110 Protection............  Davis Polk & Wardwell, special counsel to Federal Express, has
                                      advised the Indenture Trustee that
                                      the Owner Trustee, as lessor under
                                      the related Lease, and the Indenture
                                      Trustee, as assignee of that Owner
                                      Trustee's rights under the related
                                      Lease pursuant to the related
                                      Indenture, are entitled to the
                                      benefits of Section 1110 of
                                      the Bankruptcy Code with respect to
                                      the related Aircraft following
                                      delivery of that Aircraft.

Equipment Trust Certificates:
 Ranking............................  .  Series B Equipment Trust
                                         Certificates relating to an
                                         Aircraft will be subordinated in
                                         right of payment to Series A
                                         Equipment Trust Certificates
                                         relating to that Aircraft.

                                      .  Series C Equipment Trust
                                         Certificates relating to an
                                         Aircraft will be subordinated in
                                         right of payment to Series A and B
                                         Equipment Trust Certificates
                                         relating to that Aircraft.

Prefunding Period...................  The Equipment Trust Certificates will be issued prior to the delivery of
                                      the related Aircraft. Federal Express
                                      is seeking commitments from
                                      prospective Owner Participants to
                                      purchase each Aircraft through a
                                      related Owner Trustee. Federal
                                      Express will hold the beneficial
                                      interest as initial Owner Participant
                                      under the Trust Agreement relating to
                                      each Aircraft until the date upon
                                      which an Owner Participant commits to
                                      purchase or actually purchases an
                                      Aircraft through the Owner Trustee.
                                      Federal Express will then transfer
                                      its beneficial interest under the
                                      Trust Agreement to that Owner
                                      Participant on that date. The
                                      purchase date may be at any time up
                                      to January 15, 2000.

No Cross-Collateralization; No
 Cross-Default......................  There will be no cross-
                                      collateralization provisions in any
                                      of the four Indentures. This means
                                      that the Equipment Trust Certificates
                                      relating to any one Aircraft will be
                                      secured only by that Aircraft and the
                                      related Lease and will not be secured
                                      by any other Aircraft or the Lease
                                      related to any other Aircraft.

                                      There will be no cross-default
                                      provisions in the Indentures. This
                                      means that events resulting in an
                                      Indenture Event of Default under one
                                      Indenture may not result in an
                                      Indenture Event of Default under any
                                      other Indenture.

Minimum Rent Payments...............  Although the Equipment Trust
                                      Certificates will not be obligations
                                      of, or guaranteed by, Federal Express
                                      (unless Federal Express is required
                                      to purchase the related Aircraft as
                                      described above), the amounts payable
                                      by Federal Express for use of each
                                      Aircraft or otherwise payable by
                                      Federal Express and any amounts
                                      payable by Federal Express while the
                                      proceeds of the sale of the related
                                      Equipment Trust Certificates are held
                                      in the related Collateral Account
                                      (together with the amounts in the
                                      related Collateral Account) will be
                                      sufficient to pay in full when due
                                      all principal of and interest and any
                                      premium on the related Equipment
                                      Trust Certificates.

Liquidity Facilities................  The Subordination Agent and the
                                      Liquidity Provider will enter into a
                                      separate Liquidity Facility with
                                      respect to the Class A and Class B
                                      Pass Through Certificates. There will
                                      not be a Liquidity Facility for the
                                      Class C Pass Through Certificates.

                                      Under each Liquidity Facility, the
                                      Liquidity Provider will, if
                                      necessary, make advances solely for
                                      the payment of interest when due in
                                      an aggregate amount sufficient to pay
                                      interest on the Class A or B Pass
                                      Through Certificates, as the case may
                                      be, on three semi-annual Regular
                                      Distribution Dates (without regard to
                                      any future payments of principal on
                                      such Pass Through Certificates) at
                                      the applicable Stated Interest Rate.

                                      The Subordination Agent is obligated
                                      to reimburse (to the extent that the
                                      Subordination Agent has available
                                      funds) the Liquidity Provider for the
                                      amount of any advance of interest.
                                      The reimbursement obligation as well
                                      as any other amounts owing to the
                                      Liquidity Provider under each
                                      Liquidity Facility will rank senior
                                      to the Pass Through Certificates in
                                      right of payment.

The Liquidity Provider..............  KfW initially will provide the
                                      Liquidity Facilities.

Intercreditor Agreement:
 Subordination......................  All payments on the Equipment Trust
                                      Certificates and other specified
                                      payments will be made to the
                                      Subordination Agent which will
                                      distribute the payments as follows:

                                      .  On any Regular Distribution Date
                                         or Special Distribution Date, so
                                         long as no Triggering Event has
                                         occurred, all payments received by
                                         the Subordination Agent on the
                                         Equipment Trust Certificates and
                                         other specified payments will be
                                         distributed in the following
                                         order:

                                         (1) to pay specified amounts owed
                                             to the Liquidity Provider and
                                             replenishment of specified
                                             accounts;

                                         (2) to pay Expected Distributions
                                             to the holders of Class A
                                             Pass Through Certificates;

                                         (3) to pay Expected Distributions
                                             to the holders of Class B
                                             Pass Through Certificates;

                                         (4) to pay Expected Distributions
                                             to the holders of Class C
                                             Pass Through Certificates;

                                         (5) to pay specified fees and
                                             expenses of the Subordination
                                             Agent and the Pass Through
                                             Trustee; and

                                         (6) any balance will be held in
                                             the Collection Account for
                                             later distribution.

                                      .  Upon the occurrence of a
                                         Triggering Event and at all times
                                         after the Triggering Event, all
                                         payments received by the
                                         Subordination Agent on the
                                         Equipment Trust Certificates and
                                         other specified payments will be
                                         distributed in the following
                                         order:

                                         (1) to reimburse the
                                             Subordination Agent, the Pass
                                             Through Trustee, the
                                             Liquidity Provider and any
                                             Certificateholder, as the
                                             case may be, for the payment
                                             of specified expenses;

                                         (2) to the Liquidity Provider in
                                             payment of specified amounts
                                             owed to the Liquidity
                                             Provider and, in specified
                                             circumstances, to replenish
                                             specified accounts;

                                         (3) to reimburse the
                                             Subordination Agent, the Pass
                                             Through Trustee and each
                                             Certificateholder, as the
                                             case may be, for the payment
                                             of specified taxes and fees;

                                         (4) to pay Adjusted Expected
                                             Distributions to the holders
                                             of Class A Pass Through
                                             Certificates;

                                         (5) to pay Adjusted Expected
                                             Distributions to the holders
                                             of Class B Pass Through
                                             Certificates;

                                         (6) to pay Adjusted Expected
                                             Distributions to the holders
                                             of Class C Pass Through
                                             Certificates; and

                                         (7) the balance will be held in
                                             the Collection Account until
                                             the next Distribution Date
                                             or, if all classes of Pass
                                             Through Certificates have
                                             been paid in full, will be
                                             distributed to the related
                                             Owner Trustee.

                                      "Triggering Event" means:

                                      .  the occurrence of an Indenture
                                         Event of Default under all
                                         Indentures resulting in a PTC
                                         Event of Default with respect to
                                         the most senior class of Pass
                                         Through Certificates then
                                         outstanding

                                      .  the acceleration of, or failure to
                                         pay at final maturity, all of the
                                         outstanding Equipment Trust
                                         Certificates or

                                      .  specified bankruptcy or insolvency
                                         events involving Federal Express.

Control of Remedies.................  So long as no Indenture Event of
                                      Default has occurred and is
                                      continuing under an Indenture, the
                                      Subordination Agent will provide
                                      directions to the Indenture Trustee
                                      in accordance with the directions of
                                      the Pass Through Trustee delivered on
                                      behalf of holders of Pass Through
                                      Certificates representing a majority
                                      interest in those Equipment Trust
                                      Certificates.

                                      During the continuance of an
                                      Indenture Event of Default under an
                                      Indenture, the Controlling Party will
                                      generally have the power to direct
                                      the Indenture Trustee in exercising
                                      remedies under that Indenture. These
                                      remedies may include acceleration of
                                      the maturity of the related Equipment
                                      Trust Certificates or foreclosure on
                                      the lien on the Aircraft securing the
                                      Equipment Trust Certificates.

                                      "Controlling Party" means:

                                      .  the Class A Pass Through Trustee
                                         and

                                      .  upon payment of Final
                                         Distributions to the holders of
                                         Class A Pass Through Certificates,
                                         the Class B Pass Through Trustee
                                         and

                                      .  upon payment of Final
                                         Distributions to the holders of
                                         Class B Pass Through Certificates,
                                         the Class C Pass Through Trustee.

                                      The Liquidity Provider will have the
                                      right to elect to become the
                                      Controlling Party in some
                                      circumstances.

Purchase Rights of
 Certificateholders.................  Upon the occurrence and during the continuation of a Triggering Event:

                                      .  the Class B Certificateholders
                                         will have the right to purchase
                                         all, but not less than all, of the
                                         Class A Pass Through Certificates
                                         and

                                      .  the Class C Certificateholders
                                         will have the right to purchase
                                         all, but not less than all, of the
                                         Class A and B Pass Through
                                         Certificates,

                                      in each case at a purchase price
                                      equal to the Pool Balance of the
                                      relevant class or classes of Pass
                                      Through Certificates, plus accrued
                                      and unpaid interest to the date of
                                      purchase, without premium, but
                                      including any other amounts due to
                                      the Certificateholders of that class
                                      or classes.

The Pass Through Trustee; the
 Indenture Trustee; the
 Subordination Agent................  The Bank of New York will be the Pass
                                      Through Trustee for each Pass Through
                                      Trust and the Paying Agent,
                                      Authenticating Agent and Registrar
                                      for the Pass Through Certificates.

                                      The Bank of New York will also be the
                                      Indenture Trustee under each
                                      Indenture and the Subordination Agent
                                      under the Intercreditor Agreement.

Federal Income Tax Consequences.....  The Pass Through Trusts will not themselves be subject to federal
                                      income tax. Accordingly, each
                                      Certificateholder must report on its
                                      federal income tax return its pro
                                      rata share of the entire income from
                                      each of the Equipment Trust
                                      Certificates held in the related Pass
                                      Through Trust, in accordance with
                                      such Certificateholder's method of
                                      accounting. See "Federal Income Tax
                                      Consequences" in the accompanying
                                      prospectus.

ERISA Considerations................  In general, employee benefit plans subject to Title I of ERISA or
                                      Section 4975 of the Code or entities
                                      which may be deemed to hold the
                                      assets of any of those plans will be
                                      eligible to purchase the Pass Through
                                      Certificates, subject to conditions
                                      described under "ERISA
                                      Considerations."

                                      By its acceptance of a Pass Through
                                      Certificate, each Certificateholder
                                      will be deemed to have represented
                                      and warranted that either:

                                      .  no ERISA Plan assets have been
                                         used to purchase the Pass Through
                                         Certificate or

                                      .  one or more prohibited transaction
                                         statutory or administrative
                                         exemptions applies so that the use
                                         of ERISA Plan assets to purchase
                                         and hold the Pass Through
                                         Certificate will not constitute a
                                         non-exempt prohibited transaction
                                         under ERISA or Section 4975 of the
                                         Code.

                                      Each ERISA Plan fiduciary (and each
                                      fiduciary for a governmental or
                                      church plan subject to rules similar
                                      to those imposed on ERISA Plans)
                                      should consult with its legal advisor
                                      concerning an investment in any of
                                      the Pass Through Certificates.

Rating of the Pass Through
 Certificates.......................  It is a condition to the issuance of the Pass Through Certificates that
                                      the Pass Through Certificates be
                                      rated by Moody's and Standard &
                                      Poor's at least as follows:

                         Pass Through                                         Standard &
                         Certificates             Moody's                       Poor's
                         ------------             -------                     ----------
                           Class A                  Aa2                          AAA
                           Class B                  A1                           AA-
                           Class C                 Baa1                          BBB+

                                      A rating is not a recommendation to
                                      purchase, hold or sell Pass Through
                                      Certificates, since a rating does not
                                      address market price or suitability
                                      for a particular investor. The above
                                      ratings may be lowered or withdrawn
                                      at any time by a Rating Agency. See
                                      "Risk Factors".

Threshold Rating of the Liquidity
 Provider...........................  The initial Liquidity Provider meets the applicable Threshold Rating
                                      requirement. Threshold Rating means
                                      either a short-term unsecured debt
                                      rating of "P-1" by Moody's and "A-1+"
                                      by Standard & Poor's or a long-term
                                      unsecured debt rating of "Aa3" by
                                      Moody's and "AA-" by Standard &
                                      Poor's.

Risk Factors........................  Investing in the Pass Through
                                      Certificates involves risks. See
                                      "Risk Factors" beginning on page S-19
                                      of this prospectus supplement and
                                      page 4 of the accompanying
                                      prospectus.

                          FEDERAL EXPRESS CORPORATION

   Federal Express is a wholly-owned subsidiary of FDX Corporation. Federal Express offers a wide range of express services for the time-definite transportation of documents, packages and freight throughout the world using an extensive fleet of aircraft and vehicles and leading-edge information technologies. Corporate headquarters of Federal Express are located at 2005 Corporate Avenue, Memphis, Tennessee 38132, telephone (901) 369-3600.

                                  RISK FACTORS

   You should consider carefully the factors described below before you invest. You should read the information below together with the other information in this prospectus supplement and the accompanying prospectus.

Proceeds from the sale of an Aircraft may be less than its appraised base value

   This prospectus supplement contains the appraised base value of each Aircraft. These base values are equal to the lesser of the average and the median base values of the Aircraft as appraised by the Appraisers. None of the Appraisers has conducted a physical examination of any of the Aircraft. We have included the Appraisers' reports, including their assumptions and methodologies, as Appendix II.

   An appraisal is only an estimate of value and the actual proceeds received by the Pass Through Trustee upon the sale of any Aircraft may be less than its appraised base value. The Appraisals are based on various assumptions and methodologies which vary among the Appraisals and may not reflect current market conditions. Appraisals that are based on different assumptions and methodologies may result in valuations that are materially different from those contained in the Appraisals. The proceeds realized upon the sale of any Aircraft may be less than the appraised value of that Aircraft for many reasons, including:

  .  market and economic conditions at the time

  .  the availability of buyers

  .  the condition of the Aircraft and

  .  whether the Aircraft are sold separately or as a block.

   Therefore, there is no assurance that the proceeds realized upon any sale of an Aircraft will be as appraised or sufficient to satisfy in full payments due on the related Equipment Trust Certificates or the Pass Through Certificates.

Some classes of Pass Through Certificates are subordinate to other classes of Pass Through Certificates and may not be paid in full

   As a result of the Intercreditor Agreement, the Class A Pass Through Certificates are senior to the Class B Pass Through Certificates and both the Class A Pass Through Certificates and the Class B Certificates are senior to the Class C Pass Through Certificates. If a payment default occurs on any of the Equipment Trust Certificates, payments received in respect of one or more junior classes of Equipment Trust Certificates may be used to pay more senior classes of Pass Through Certificates. If this occurs, the interest accruing on the remaining Equipment Trust Certificates, which are more senior and therefore carry a lower interest rate, would be less than the interest accruing on the remaining Pass Through Certificates, which are junior and therefore carry a higher interest rate. As a result of this interest shortfall, the holders of one or more junior classes of Pass Through Certificates may not receive the full amount due to them, even if all the Equipment Trust Certificates are eventually paid in full.

Excess proceeds from the sale of one Aircraft will not be available to cover losses on Equipment Trust Certificates relating to other Aircraft

   The Equipment Trust Certificates are not cross-collateralized, which means that liquidation proceeds from the sale of an Aircraft in excess of the principal amount of the Equipment Trust Certificates related to that Aircraft will not be available to cover any losses on any other Equipment Trust Certificates.

Rating Agencies may change their rating on the Pass Through Certificates at any time

   The "Prospectus Summary" section of this prospectus supplement includes the ratings assigned to the Pass Through Certificates by two Rating Agencies. A rating is not a recommendation to purchase, hold or sell Pass Through Certificates because a rating does not address market price or suitability for a particular investor. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its sole judgment circumstances in the future so warrant, including the downgrading of Federal Express or the provider of a Liquidity Facility. The ratings of the Pass Through Certificates are based primarily on the default risk of the Equipment Trust Certificates, the availability of the Liquidity Facility for the Class A and Class B Certificateholders, the collateral value provided by the Aircraft and the intercreditor and cross-subordination arrangements. The ratings address the likelihood of timely payment of interest when due on the Pass Through Certificates, at the non-default rate, and the ultimate payment of principal of the Pass Through Certificates on the Final Legal Distribution Date. The ratings do not address the possibility of an Event of Default or an Indenture Event of Default or other circumstances, such as an Event of Loss, which may result in the payment of the outstanding principal amount of the Pass Through Certificates prior to the Final Legal Distribution Date.

   The reduction, suspension or withdrawal of the ratings of the Pass Through Certificates will not, in and of itself, constitute an Event of Default.

Owner Participants may request changes to the underlying operative agreements

   Federal Express is still in the process of negotiating with potential Owner Participants for commitments to purchase the Aircraft through owner trusts. Federal Express will hold the beneficial interest as initial Owner Participant under the Trust Agreement relating to each of the Aircraft until the date upon which an Owner Participant commits to purchase or actually purchases an Aircraft through the Owner Trustee. Federal Express will transfer to the Owner Participant on that date its beneficial interest under the Trust Agreement. The purchase date may be at any time up to January 15, 2000. The Owner Participants may request revisions to the Participation Agreement, Lease, Trust Agreement and Indenture, and there is no assurance that the terms of the agreements applicable to those Aircraft will be the same as the description of the agreements contained in this prospectus supplement.

   However, the terms of those agreements will be required to contain the Mandatory Document Terms and not vary the Mandatory Economic Terms. Also, Federal Express will be obligated to certify to the Pass Through Trustee that any modifications to these agreements will not materially and adversely affect the Certificateholders and, if the documents are modified in any material respect, to obtain written confirmation from each Rating Agency that the use of modified versions of those agreements will not result in a withdrawal, suspension or downgrading of the rating of any class of Pass Through Certificates.

The Indentures do not protect against a highly leveraged transaction involving Federal Express

   The Equipment Trust Certificates in any Pass Through Trust, and therefore the related Pass Through Certificates, will not have the benefit of any debt covenants or provisions in the Indentures relating to those Equipment Trust Certificates or Pass Through Certificates that would give the holders of Equipment Trust Certificates and Pass Through Certificates any protection in the event of a highly leveraged transaction involving Federal Express.

A public market for the Pass Through Certificates may not develop or continue

   There was no public market for the Pass Through Certificates of any class before their issuance and there is no assurance that one will develop or continue. Federal Express does not intend to apply for the listing of any class of Pass Through Certificates on a national securities exchange. If an active public market does not develop or continue, the market price and liquidity of the Pass Through Certificates may be adversely affected.

                                USE OF PROCEEDS

   All of the proceeds from the sale of the Pass Through Certificates will be used by the Pass Through Trustee to purchase at par all of the Equipment Trust Certificates to be issued in respect of the four Aircraft.

   The proceeds from the sale of the related Equipment Trust Certificates are expected to be used to finance a portion of the purchase price to be paid by the related Owner Trustee on behalf of the related Owner Trust (or, in some circumstances, by Federal Express) for the related Aircraft.

   The aggregate principal amount of the Equipment Trust Certificates related to each Aircraft will not exceed 80% of the purchase price to be paid for such Aircraft by the related Owner Trustee. The related Owner Participant will provide, from sources other than Equipment Trust Certificates, at least 20% of the purchase price to be paid by the Owner Trustee for such Aircraft. The underwriting commissions and some other expenses relating to the offering of the Pass Through Certificates will be paid ratably by the Owner Participants.

   The Aircraft will not have been delivered on the date of issuance of the related Equipment Trust Certificates. The Aircraft are expected to be delivered between July and October 1999. Federal Express is obligated to cause the proceeds of the Equipment Trust Certificates issued under the Indentures to be used to acquire the Aircraft in all circumstances other than the failure of the manufacturer to deliver the Aircraft. Accordingly, if an Owner Participant does not make available its portion of the purchase price for the related Aircraft on its delivery date or Federal Express does not enter into the related Lease on or prior to the related Cut-off Date for any reason other than the failure of the manufacturer to deliver the Aircraft, Federal Express will purchase the Aircraft using those proceeds and its own funds and assume, on a fully recourse basis, all of the obligations of the Owner Trustee under the related Equipment Trust Certificates. Upon that assumption, the Equipment Trust Certificates will be "Owned Aircraft Certificates" as described in the prospectus and the provisions applying to "Owned Aircraft" as so described will be applicable to that Aircraft.

                  DESCRIPTION OF THE PASS THROUGH CERTIFICATES

   The description below is only a summary of the terms of the Pass Through Certificates and therefore may not contain all the information that may be important to you. The following description supplements, and to the extent inconsistent replaces, the description of the general terms and provisions of the Pass Through Certificates set forth in the prospectus. The following description uses terms that have specific definitions in the Pass Through Agreement and other related documents. You should refer to Appendix I for the definitions of these terms as they appear in this prospectus supplement.

   The Pass Through Agreement has been filed with the SEC as an exhibit to the Registration Statement. The forms of each Series Supplement, the Intercreditor Agreement, the Indentures and the Liquidity Facilities and other related documents will be filed with the SEC as exhibits to one or more post-effective amendments to the registration statement relating to this offering or to Current Reports on Form 8-K.

   The Pass Through Certificates will be issued by Federal Express Corporation 1999-1 Pass Through Trust Class A, Class B and Class C. The Pass Through Trusts will be formed pursuant to the Pass Through Agreement and Series Supplement 1999-1-A, Series Supplement 1999-1-B or Series Supplement 1999-1-C, as the case may be. Federal Express will enter into the Series Supplements with the Pass Through Trustee on the date of issuance of the Pass Through Certificates. Each Series Supplement will contain substantially the same terms and conditions, except as described under "Subordination" below and except that the interest rate, the scheduled repayments of principal, the maturity date applicable to the Equipment Trust Certificates held in each Pass Through Trust, the aggregate principal amount of those Equipment Trust Certificates and the Final Expected Distribution Date applicable to each Pass Through Trust will differ.

   The Pass Through Agreement does not, and the Series Supplements, the Indentures, the Liquidity Facilities and the Intercreditor Agreement will not, include covenants that will afford Certificateholders protection in the event of a highly leveraged transaction involving Federal Express.

Payments and Distributions

   The Pass Through Certificates will be issued in fully registered form only. Each Pass Through Certificate will represent a fractional undivided interest in the Pass Through Trust pursuant to which such Pass Through Certificate is issued. The property of each Pass Through Trust will include:

  .  the Equipment Trust Certificates held in the Pass Through Trust;

  . the rights of the Pass Through Trust under the Intercreditor Agreement (including all monies receivable in respect of those rights);

  . except for the Class C Trust, all monies receivable under the Liquidity Facility for the Pass Through Trust; and

  . funds from time to time deposited with the related Pass Through Trustee in accounts relating to the Pass Through Trust.

   Each Pass Through Certificate will represent a pro rata share of the Equipment Trust Certificates held in the related Pass Through Trust and will be issued only in minimum denominations of $1,000 and integral multiples of $1,000. (Pass Through Agreement, Article II; Series Supplements, Article II)

   The Pass Through Certificates will be issued pursuant to a book-entry system and will be registered in the name of Cede as the nominee of DTC. No owner of a beneficial interest in the Pass Through Certificates will be entitled to receive a certificate representing such person's interest, except as set forth in the prospectus. Unless and until certificates are issued in certificated form under the circumstances described in the prospectus, all references to actions by Certificateholders refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to Certificateholders refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Pass Through Certificates, or to DTC Participants for distribution to owners of a beneficial interest in the Pass Through Certificates in accordance with DTC procedures. (Pass Through Agreement,
Section 2.12) See "Description of the Pass Through Certificates--Book-Entry Procedures" in the prospectus.

   The Regular Distribution Dates for each Pass Through Trust are January 15 and July 15. Payments of interest on the Equipment Trust Certificates held in each Pass Through Trust are scheduled to be received by the Pass Through Trustee on each January 15 and July 15, commencing on January 15, 2000, and are to be distributed to the related Certificateholders on the corresponding Regular Distribution Dates, in each case subject to the Intercreditor Agreement. The Equipment Trust Certificates held in each Pass Through Trust will accrue interest on the unpaid principal amount thereof at the Stated Interest Rate, which is calculated on the basis of a 360-day year consisting of twelve 30-day months.

   Payments of interest on the Class A and Class B Pass Through Certificates will be supported by separate Liquidity Facilities to be provided by the Liquidity Provider for the benefit of the holders of those Pass Through Certificates. Each Liquidity Facility will be in an amount sufficient to pay interest on the applicable Pass Through Certificates at their Stated Interest Rate on three Regular Distribution Dates. Notwithstanding the subordination provisions of the Intercreditor Agreement, the Liquidity Facility for any class of Pass Through Certificates will not provide for drawings to pay principal of or interest or premium on the Pass Through Certificates of any other class. Only the holders of the Pass Through Certificates to be issued by a particular Pass Through Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for that Pass Through Trust. See "Description of the Liquidity Facilities".

   Payments of principal of the Equipment Trust Certificates held in each Pass Through Trust are scheduled to be received in specified amounts on January 15 or July 15, or both, of each year, commencing on January 15, 2000, in the case of each class of Pass Through Certificates, and are to be distributed to the related Certificateholders on the corresponding Regular Distribution Dates, in each case subject to the Intercreditor Agreement. The record dates for the respective Regular Distribution Dates are December 31 and June 30. The Equipment Trust Certificates that will be held in each Pass Through Trust and the dates for, and the corresponding amounts of, the Scheduled Payments of principal on those Equipment Trust Certificates are set forth under "Description of the Equipment Trust Certificates--General".

   Special Payments on any Equipment Trust Certificates received by a Pass Through Trust will be distributed on the applicable Special Distribution Date. For any Pass Through Trust, the Pass Through Trustee or its designee will notify the Certificateholders of record of that Pass Through Trust of the Special Payment and the anticipated Special Distribution Date in accordance with the Pass Through Agreement. Subject to the effect of the cross-subordination provisions described under "Description of the Pass Through Certificates--Subordination", each Certificateholder will be entitled to receive a pro rata share of any such distribution. (Pass Through Agreement, Section 5.02)

   Subject to the Intercreditor Agreement, the Pass Through Trustee will, to the extent practicable, invest Special Payments that are not promptly distributed by the Pass Through Trustee in Specified Investments (other than those investments listed in clause (c) of the definition) pending the distribution of such funds on a Special Distribution Date. See "Description of the Pass Through Certificates--Payments and Distributions" in the prospectus.

   For each Pass Through Trust, the applicable Special Distribution Date will be any Business Day on which a Special Payment is to be distributed. The record date for any Special Distribution Date will be the fifteenth day preceding the Special Distribution Date.

   If any Regular Distribution Date or Special Distribution Date is not a Business Day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date may be made on the next succeeding Business Day without additional interest. (Pass Through Agreement, Section 13.15)

   If the Pass Through Certificates are ever issued in certificated form, any Scheduled Payment or Special Payment to be distributed by a Pass Through Trust will be payable at the corporate trust office of the Pass Through Trustee in New York, New York or at such other office or agency in the United States maintained for the payment of the related Pass Through Certificates. All amounts payable by the Paying Agent on behalf of the Pass Through Trustee may, however, at the option of the Paying Agent or the Pass Through Trustee, be paid by check mailed to the person entitled thereto at the address shown in the Register for the applicable class of Pass Through Certificates. (Pass Through Agreement, Section 5.02(d))

Subordination

   All payments received by the Subordination Agent will be distributed in the order described under the "Description of the Intercreditor Agreement--Priority of Distributions" section below.

The Paying Agent, Authenticating Agent and Registrar

   The Pass Through Trustee will be the Paying Agent, Authenticating Agent and Registrar for each Pass Through Trust and the Indenture Trustee under the Indentures.

Pool Balance

   Unless there has been a prepayment, purchase or default in the payment of principal and interest on one or more series of the Equipment Trust Certificates held in a Pass Through Trust (and assuming there will be no change in the payment terms of the Equipment Trust Certificates relating to any of the Aircraft for which Federal Express is negotiating with prospective Owner Participants), the Pool Balance with respect to each Pass Through Trust will decline in proportion to the scheduled repayment of principal on the Equipment Trust Certificates held in that Pass Through Trust as described below in "Description of the Equipment Trust Certificates--General". Upon a prepayment or default, the Pool Balance of each Pass Through Trust affected will be recomputed after giving effect to the prepayment or default and notice will be sent to the Certificateholders affected.

   The "Pool Balance" for any Pass Through Trust or for the Pass Through Certificates issued by any Pass Through Trust indicates, as of any date, the original aggregate face amount of the Pass Through Certificates of that Pass Through Trust less the aggregate amount of all payments on those Pass Through Certificates other than payments made in respect of interest or premium or reimbursement of any related costs and expenses. The Pool Balance for each Pass Through Trust as of any Regular Distribution Date or Special Distribution Date will be computed after giving effect to any payment of principal on the Equipment Trust Certificates or other Trust Property held in that Pass Through Trust and its distribution on that date.

   As of the date of issuance of the Pass Through Certificates by the Pass Through Trustee, and assuming that no prepayment or default in respect of the payment of any Equipment Trust Certificates has occurred (and assuming prospective Owner Participants will not request changes in the payment terms of the Equipment Trust Certificates), the aggregate scheduled repayments of principal of the Equipment Trust Certificates for each Pass Through Trust are indicated below:

                           1999-1-A Trust      1999-1-B Trust      1999-1-C Trust
                         ------------------- ------------------- -------------------
                              Scheduled           Scheduled           Scheduled
                              Principal           Principal           Principal
                             Payments on         Payments on         Payments on
Regular Distribution          Equipment           Equipment           Equipment
Date                     Trust Certificates* Trust Certificates* Trust Certificates*
--------------------     ------------------- ------------------- -------------------
January 15, 2000........     $        0          $2,192,066           $ 584,995
July 15, 2000...........              0                   0             816,204
January 15, 2001........        929,593           2,261,461                   0
July 15, 2001...........        878,343             427,302                   0
January 15, 2002........      2,422,866             831,354                   0
July 15, 2002...........        878,343             427,302                   0
January 15, 2003........      2,628,147           1,087,245             361,643
July 15, 2003...........        878,343             427,302                   0
January 15, 2004........      2,628,147           1,207,240             670,306
July 15, 2004...........        878,343             427,302                   0
January 15, 2005........      2,628,147           1,705,860           2,585,766
July 15, 2005...........        878,343                   0                   0
January 15, 2006........      2,628,147           1,705,860           1,721,879
July 15, 2006...........        878,343                   0                   0
January 15, 2007........      2,628,147           1,705,860           1,278,736
July 15, 2007...........        878,343                   0                   0
January 15, 2008........      3,506,490           1,742,405           1,834,354
July 15, 2008...........              0                   0                   0
January 15, 2009........      3,506,490           1,708,185           1,540,688
July 15, 2009...........              0                   0                   0
January 15, 2010........      3,506,490           1,666,990           1,928,585
July 15, 2010...........              0                   0                   0
January 15, 2011........      3,506,490           1,705,860           4,021,098
July 15, 2011...........              0                   0                   0
January 15, 2012........      3,506,490           1,705,860           5,750,160
July 15, 2012...........              0                   0                   0
January 15, 2013........      3,506,490           1,705,860           7,772,345
July 15, 2013...........              0                   0                   0
January 15, 2014........      3,506,490           1,705,860           8,741,703
July 15, 2014...........              0                   0                   0
January 15, 2015........      3,506,490           2,569,124           9,621,373
July 15, 2015...........              0                   0                   0
January 15, 2016........      3,498,939           7,299,315           6,078,154
July 15, 2016...........          7,551                   0                   0
January 15, 2017........      3,370,911           9,784,324           2,918,845
July 15, 2017...........        135,579                   0                   0
January 15, 2018........      5,628,236           7,416,310           1,582,619
July 15, 2018...........        167,367                   0                   0
January 15, 2019........     11,863,872           3,586,612             725,348
July 15, 2019...........        199,728                   0                   0
January 15, 2020........     20,807,337           1,047,445                   0
July 15, 2020...........        409,185                   0                   0
January 15, 2021........     13,491,119                   0                   0
July 15, 2021...........        312,219                   0                   0
January 15, 2022........      1,719,011                   0                   0
July 15, 2022...........              0                   0                   0
January 15, 2023........         50,000                   0                   0

--------
*Indicative only and subject to change.

Purchase Rights of the Certificateholders

   Upon the occurrence and during the continuation of a Triggering Event, with ten days' written notice to the Pass Through Trustee and to each other Certificateholder of the same class,

  . any Class B Certificateholder will have the right to purchase all, but not less than all, of the Class A Pass Through Certificates; and

  . any Class C Certificateholder will have the right to purchase all, but not less than all, of the Class A and B Pass Through Certificates,

in each case at a purchase price equal to the Pool Balance of the relevant class or classes of Pass Through Certificates plus accrued and unpaid interest to the date of purchase, without premium, but including any other amounts due to the Certificateholders of such class or classes. In each case, if prior to the end of the ten-day period, any other Certificateholder of the same class notifies the purchasing Certificateholder that the other Certificateholder wants to participate in the purchase, then the other Certificateholder may join with the purchasing Certificateholder to purchase the Pass Through Certificates pro rata based on the interest in the Pass Through Trust held by each Certificateholder. (Pass Through Agreement, Section 7.01(b))

PTC Events of Default

   A PTC Event of Default will occur if the Pass Through Trustee fails to pay within ten business days of the applicable due date:

  . the outstanding Pool Balance of the related class of Pass Through Certificates on the Final Legal Distribution Date for that class or

  . interest due on the related class of Pass Through Certificates on any Distribution Date (unless, in the case of the Class A and Class B Pass Through Certificates, the Subordination Agent has made an Interest Drawing in an amount sufficient to pay such interest and has distributed that amount to the Certificateholders entitled thereto).

   Any failure to make expected principal distributions on any class of Pass Through Certificates on any Regular Distribution Date (other than the Final Legal Distribution Date) will not be a PTC Event of Default with respect to such Pass Through Certificates. (Intercreditor Agreement, Article I)

New Owner Participants; Modification of Documents

   Federal Express is negotiating with prospective Owner Participants for commitments to purchase the Aircraft through the related Owner Trustees. Federal Express will hold the beneficial interest as initial Owner Participant under the Trust Agreement relating to each Aircraft until the date upon which a prospective Owner Participant through the related Owner Trustee commits to purchase or actually purchases an Aircraft. Federal Express will transfer to the Owner Participant on that date Federal Express' beneficial interest under the Trust Agreement. The purchase date may be at any time up to January 15, 2000. The prospective Owner Participants may request revisions to the related Participation Agreement, Lease, Trust Agreement and Indenture so that the terms of such agreements may differ from the description of such agreements contained in this prospectus supplement. See "Risk Factors--Owner Participants may request changes to the underlying operative agreements". However, the terms of such agreements are required to contain the Mandatory Document Terms and not vary the Mandatory Economic Terms. In addition, Federal Express is obligated:

  . to certify to the Pass Through Trustee that any such modifications will not materially and adversely affect the Certificateholders or any Liquidity Provider and

  . if the documents are modified in any material respect, to obtain written confirmation from each Rating Agency that the use of modified versions of such agreements will not result in a withdrawal, suspension or downgrading of the rating of any class of Pass Through Certificates.

   (Participation Agreements, Sections 2.03 and 4.02(t))

   The "Mandatory Economic Terms," defined in the Participation Agreement for each Aircraft require, among other things, that:

  . with respect to each series of Equipment Trust Certificates the schedule of principal payments may be changed but:

    - the final maturity may not be extended beyond January 15, 2023 for the Series A Equipment Trust Certificates, January 15, 2020 for the Series B Equipment Trust Certificates and January 15, 2019 for the Series C Equipment Trust Certificates;

    - the average life may not be more than 15.5 years in the case of the Series A Equipment Trust Certificates, 13.5 years in the case of the Series B Equipment Trust Certificates and 13.5 years in the case of the Series C Equipment Trust Certificates (but in each case may be decreased by any amount), in each case from the initial issuance of the Pass Through Certificates (the "Issuance Date");

    - as of the first Regular Distribution Date following the delivery of the last Aircraft to be delivered, the average life may not be more than 15.0 years in the case of the Class A Pass Through Certificates, 13.0 years in the case of the Class B Pass Through Certificates and 13.0 years in the case of the Class C Pass Through Certificates, in each case from the Issuance Date;

    - the interest rate and the January 15 and July 15 payment dates may not be changed;

    - the loan to aircraft value ratio at the time of issuance of the Equipment Trust Certificates and on any Regular Distribution Date after their issuance will not exceed 34.1% in the case of the Series A Equipment Trust Certificates, 50.7% in the case of the Series B Equipment Trust Certificates and 73.8% in the case of the Series C Equipment Trust Certificates (in each case computed on the basis of an assumed base value of an Aircraft no greater than the base value for that Aircraft indicated under "Prospectus Summary--Equipment Trust Certificates and the Aircraft" under the column "Appraised Base Value" and the Depreciation Assumption defined under "Prospectus Summary--Loan to Aircraft Value Ratios"); and

    - there may not be any increase or decrease in the stated face amount of the Series A Equipment Trust Certificate or Series B Equipment Trust Certificate and the aggregate principal amount of all Series C Equipment Trust Certificates may not exceed the aggregate principal amount of the Pass Through Certificates issued by the corresponding Pass Through Trust.

  . basic rent, stipulated loss values and termination values under the related Lease (and, in the case of any Lessor Paid Interim, any obligation of Federal Express under the related Participation Agreement) must be sufficient to pay amounts due with respect to the related Equipment Trust Certificates which accrue following the Prefunding Period;

  . the amounts payable under the all-risk aircraft hull insurance maintained for each Aircraft must be sufficient to pay the applicable stipulated loss value, subject to rights of self-insurance; and

  . the following terms must be as specified in the related Participation Agreement, Lease and Indenture, as the case may be, as in effect on the date of purchase of the related Equipment Trust Certificates:

    -  the past due rate in the related Indenture and the related Lease;

    -  the Make-Whole Premium payable under the related Indenture;

    - the provisions in the related Indenture relating to the prepayment and purchase of Equipment Trust Certificates;

    - the minimum liability insurance amount on each Aircraft in the related Lease;

    - the interest rate payable with respect to stipulated loss value in the related Lease; and

    - the indemnification of Indenture Trustee, Subordination Agent and any Liquidity Provider with respect to specified taxes and expenses.

   (Participation Agreements, Section 2.03 and Schedule VI)

   The "Mandatory Document Terms" prohibit modifications to specified provisions of the Operative Agreements. In the case of each Indenture, modifications are prohibited to, among other things:

  . the Granting Clause so as to deprive the holders of a first priority security interest in the related Aircraft and the related Lease;

  . specified provisions relating to the issuance, prepayment, purchase, payments and ranking of the Equipment Trust Certificates (including the obligation to pay Make-Whole Premium in specified circumstances);

  . specified provisions regarding Indenture Events of Default, remedies relating to those Indenture Events of Default and rights of the related Owner Trustee and related Owner Participant in such circumstances;

  .  specified provisions relating to any replacement airframe or engines;
     and

  .  the provision that New York law will govern the Indenture.

   (Participation Agreements, Section 2.03 and Schedule V)

   In the case of each Lease, modifications are prohibited to, among other things, specified provisions regarding the obligation of Federal Express to:

  . pay unconditionally basic rent, stipulated loss value and termination value to the related Indenture Trustee and all costs and expenses in connection with the related Aircraft and Engines and of specified parties to the Operative Agreements;

  .  furnish specified opinions with respect to a replacement airframe; and

  . consent to the assignment of the related Lease by the Owner Trustee as collateral under the related Indenture, as well as modifications which
     (1) will alter the provision that New York law will govern the Lease,
     (2) will alter the provision that the transactions contemplated by the Operative Agreements shall be entitled to the benefit of Section 1110 of the Bankruptcy Code or (3) will deprive the Indenture Trustee of rights expressly granted to it under the Lease.

   (Participation Agreements, Section 2.03 and Schedule V)

   In the case of each Participation Agreement, modifications are prohibited to, among other things:

  . specified conditions to the obligations of the related Indenture Trustee to participate in the purchase price of the related Aircraft, involving good title to the Aircraft, obtaining a certificate of airworthiness with respect to the Aircraft, entitlement to the benefits of Section 1110 of the Bankruptcy Code with respect to the Aircraft and filings of specified documents with the Federal Aviation Administration;

  . specified provisions regarding the obligation of Federal Express to record the related Indenture with the Federal Aviation Administration and to maintain the Indenture as a first-priority perfected mortgage on the related Aircraft;

  . specified provisions regarding the obligation of Federal Express to pay losses on the Specified Investments in the Collateral Account and other provisions relating to the Collateral Account;

  .  specified provisions requiring the delivery of legal opinions; and

  .  the provision that New York law will govern the Participation Agreement.

   (Participation Agreements, Section 2.03 and Schedule V)

   In the case of all of the related Operative Agreements, modifications are prohibited in any material adverse respect as regards the interest of the related holders of Equipment Trust Certificates, the Subordination Agent, the Liquidity Provider, the Indenture Trustee or the Certificateholders or in the definition of "Make-Whole Premium". Notwithstanding the foregoing, any such Mandatory Document Term may be modified to correct or supplement any such provision which may be defective or to cure any ambiguity or to correct any mistake, unless such action will materially adversely affect the interests of the related holders of Equipment Trust Certificates, the Subordination Agent, the Liquidity Provider, the Indenture Trustee or the Certificateholders. (Participation Agreements, Section 2.03 and Schedule V)

                    DESCRIPTION OF THE LIQUIDITY FACILITIES

   The following description is only a summary of the provisions of the Liquidity Facilities and therefore may not contain all the information that is important to you. The description supplements, and to the extent inconsistent with the prospectus replaces, the description of the general terms and provisions of the Liquidity Facilities set forth in the prospectus. The following description uses terms that have specific definitions in the Liquidity Facilities and other related documents. You should refer to Appendix I for the definitions of these terms as they appear in this prospectus supplement. The provisions of the Liquidity Facilities which relate to the Class A Pass Through Trust and the Class B Pass Through Trust and that are summarized below are substantially the same, except where otherwise indicated. The forms of the Liquidity Facilities will be filed with the SEC as exhibits to a post-effective amendment to the registration statement relating to this offering or a Current Report on Form 8-K.

General

   With respect to the Pass Through Certificates of each of the Class A Trust and the Class B Trust, the Subordination Agent will enter into a Liquidity Facility with the Liquidity Provider pursuant to which the Liquidity Provider will make one or more advances to the Subordination Agent which will be used solely to pay interest on those Pass Through Certificates when due, subject to specified limitations. The Liquidity Facility for any Pass Through Trust is intended to enhance the likelihood of timely receipt by the Certificateholders of that Pass Through Trust of the interest payable on the Pass Through Certificates of such Pass Through Trust at their Stated Interest Rate on three Regular Distribution Dates. If interest payment defaults occur which exceed the amount available under the Liquidity Facility for any Pass Through Trust, the Certificateholders of that Pass Through Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. Although Kreditanstalt fur Wiederaufbau is the initial Liquidity Provider for each of the Class A Trust and the Class B Trust, it may be replaced by one or more other entities under specified circumstances; therefore, the Liquidity Provider for the Class A Trust and the Class B Trust may differ. There is no Liquidity Facility for the Class C Trust.

Drawings

   The initial amount available under the Liquidity Facilities for the Class A
Trust and the Class B Trust will be $    and $    , respectively. Except as
otherwise provided below, the Liquidity Facility for each Pass Through Trust will enable the Subordination Agent to make Interest Drawings on any Regular Distribution Date to pay interest then due and payable on the Pass Through Certificates of that Pass Through Trust at their Stated Interest Rate to the extent that amounts available to the Subordination Agent on the Regular Distribution Date is not sufficient to pay that interest. The maximum amount available to be drawn under a Liquidity Facility on any Regular Distribution Date to fund any shortfall of interest on Pass Through

Certificates of the applicable Pass Through Trust will not exceed the Required Amount for the related Pass Through Certificates. The Liquidity Facility for any Pass Through Trust does not provide for drawings to pay for principal of or premium on the Pass Through Certificates of that Pass Through Trust or any interest on the Pass Through Certificates of that Pass Through Trust in excess of their Stated Interest Rate or more than three installments of interest and does not provide for drawings to pay principal of or interest or premium on the Pass Through Certificates of any other Pass Through Trust. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.6(a))

   Each payment by the Liquidity Provider under each Liquidity Facility correspondingly reduces the amount available to be drawn under that Liquidity Facility. Upon reimbursement of the relevant Liquidity Provider in full for the amount of any Interest Drawing under a Liquidity Facility plus interest thereon, the amount available to be drawn under that Liquidity Facility will be reinstated to the Required Amount of that Liquidity Facility. The Liquidity Facility will not, however, be so reinstated at any time if (i) both a Triggering Event has occurred and is continuing and less than 65% of the then aggregate outstanding principal amount of all Equipment Trust Certificates are Performing Equipment Trust Certificates or (ii) all of the Equipment Trust Certificates have been either declared to be immediately due and payable or have not been paid at their final maturity. Amounts available for other drawings under a Liquidity Facility are not subject to reinstatement. (Liquidity Facilities, Section 2.02(a); Intercreditor Agreement, Section 3.6(g))

   The Required Amount of the Liquidity Facility for the Class A Trust and the Class B Trust will automatically reduce from time to time as a result of a reduction in the Pool Balance of that Pass Through Trust to an amount equal to the next three interest payments due on the Pass Through Certificates of that Pass Through Trust (without regard to expected future payment of principal of those Pass Through Certificates) at their Stated Interest Rate. The Liquidity Provider will be paid a fee on the average amount available to be drawn under the initial Liquidity Facility until the earlier of the date when the commitment under the Liquidity Facility terminates and the date when any Downgrade Drawing is made, in an amount and on the dates specified in the Liquidity Facility. (Liquidity Facilities, Sections 2.03(b) and 2.04(a); Intercreditor Agreement, Section 3.6(j))

Replacement of Liquidity Facilities

   If at any time (i) the long-term unsecured debt rating of the initial Liquidity Provider issued by either Moody's or Standard & Poor's is lower than the Threshold Rating or (ii) the short-term unsecured debt rating of a replacement Liquidity Provider issued by Moody's or Standard & Poor's is lower than the Threshold Rating or, if the replacement Liquidity Provider's short-term unsecured debt is not rated by Moody's or Standard & Poor's, the long-term unsecured debt rating of the replacement Liquidity Provider issued by either Moody's or Standard & Poor's is lower than the Threshold Rating, then the Liquidity Provider for such Pass Through Trust may arrange or the Subordination Agent (in consultation with Federal Express) may arrange for a Replacement Facility. If the Liquidity Facility is not replaced within 30 days after notice of the downgrading and as otherwise provided in the Intercreditor Agreement, the Subordination Agent will request the Downgrade Drawing in an amount equal to all available and undrawn amounts under the Liquidity Facility and will hold the proceeds in the Cash Account for such Pass Through Trust as cash collateral to be used for the same purposes and under the same circumstances as cash payments of Interest Drawings under the Liquidity Facility. (Liquidity Facilities, Section 2.02(b); Intercreditor Agreement, Section 3.6(c))

   A "Replacement Facility" for any Pass Through Trust will be an irrevocable revolving credit agreement substantially in the form of the initial Liquidity Facility for such Pass Through Trust, including reinstatement provisions, or subject to specified conditions, in such other form (which may include a letter of credit) as will permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Class A Pass Through Certificates and the Class B Pass Through Certificates (before any downgrading of those ratings, as a result of the downgrading of the Liquidity Provider). In addition, the Replacement Facility will be in a face amount equal to the Required Amount for such Pass Through Trust and issued by a person having unsecured debt ratings issued by the applicable Rating Agencies which are equal to or higher than the Threshold Rating. (Intercreditor Agreement, Section 1.01)

   The Liquidity Facilities for the Class A Trust and the Class B Trust provide that the Liquidity Provider's obligations will expire on the earliest of:

  . 15 days later than the Final Legal Distribution Date for the Pass Through Certificates of that Pass Through Trust;

  . the date on which the Subordination Agent certifies to the Liquidity Provider that all of the Pass Through Certificates of that Pass Through Trust have been paid in full;

  . the date on which the Subordination Agent certifies to the Liquidity Provider that a Replacement Facility has been substituted for that Liquidity Facility;

  .  the date on which the Liquidity Provider makes the Final Drawing; and

  . the date on which no amount is or may (by reason of reinstatement) become available for drawing under the Liquidity Facility.

   (Liquidity Facilities, Sections 1.01(a) and 2.04(b))

   Any Replacement Facility may itself be replaced (other than a Replacement Facility which expires no earlier than 15 days later than the Final Legal Distribution Date) if the Replacement Facility is scheduled to expire (after giving effect to any extensions of the maturity thereof) prior to the date which is 15 days later than the Final Legal Distribution Date. If the Replacement Facility is not replaced, the Subordination Agent will, prior to the expiration of the facility, request the Non-Extension Drawing in an amount equal to all available and undrawn amounts under the facility and hold the proceeds in the Cash Account for the related Pass Through Trust as cash collateral to be used for the same purposes as cash payments of Interest Drawings under that facility. (Intercreditor Agreement, Section 3.6(d))

   The Subordination Agent, in consultation with Federal Express (whose recommendations the Subordination Agent will accept in the absence of a good faith reason not to), may, subject to specified limitations, arrange for a Replacement Facility at any time to replace the Liquidity Facility for any Pass Through Trust. If the Replacement Facility is provided at any time after the Downgrade Drawing or Non-Extension Drawing under the Liquidity Facility, all obligations owed to the Liquidity Provider being replaced must be repaid. (Intercreditor Agreement, Section 3.6(e))

   The Subordination Agent will hold the proceeds of a Final Drawing under a Liquidity Facility made in accordance with the provisions described under "Liquidity Events of Default" below in the Cash Account for the related Pass Through Trust as cash collateral to be used for the same purposes as cash payments of Interest Drawings under the Liquidity Facility. The Subordination Agent will take any action required in order to make a Final Drawing under a Liquidity Facility. (Intercreditor Agreement, Section 3.6(i))

   The Subordination Agent will make a Drawing (other than a Final Drawing) under any Liquidity Facility by delivering a certificate in the form required by the Liquidity Facility. Upon receipt of the certificate, the Liquidity Provider will make payment of the Drawing requested in immediately available funds. Upon payment by any Liquidity Provider of the amount specified in any drawing under any Liquidity Facility, the Liquidity Provider will be fully discharged of its obligations under that Liquidity Facility with respect to such drawing and following payment will not be obligated to make any further payments under that Liquidity Facility in respect of such drawing to the Subordination Agent or any other person or entity who makes a demand for payment on the related Pass Through Certificates. (Liquidity Facilities,
Section 2.02(a) and (e))

Reimbursement of Drawings

   Amounts drawn under any Liquidity Facility by reason of an Interest Drawing or the Final Drawing will be immediately due and payable, together with interest on the amount of the drawing at a rate equal to the applicable LIBOR rate plus 1.25% per annum or the applicable base rate plus 1.25% per annum. The Subordination Agent will be obligated to reimburse the amounts only to the extent that the Subordination Agent has available funds therefor.

   The amount drawn under any Liquidity Facility by reason of a Downgrade Drawing (or Non-Extension Drawing in the case of a Replacement Facility) and deposited in the Cash Account will be treated as follows:

  . the amount will be released on any Regular Distribution Date to the Liquidity Provider to the extent that the amount exceeds the Required Amount for such Pass Through Trust;

  . any portion of the amount withdrawn from the Cash Account for such Pass Through Certificates to pay interest on such Pass Through Certificates will be treated in the same way as Interest Drawings; and

  .  the balance of the amount will be invested in Specified Investments.

   The Downgrade Drawing under any Liquidity Facility will bear interest equal to the sum of (i) investment earnings on amounts on deposit in the relevant Cash Account plus (ii) 0.37% per annum on the amount of such Downgrade Drawing. (Liquidity Facilities, Section 3.07(e))

Liquidity Events of Default

   "Liquidity Events of Default" under each Liquidity Facility means: (i) the acceleration of all the Equipment Trust Certificates; or (ii) the failure to pay all of the Equipment Trust Certificates at maturity. A Liquidity Event of Default does not occur upon an automatic acceleration of the Equipment Trust Certificates as a result of specified bankruptcy or insolvency events involving Federal Express. (Liquidity Facilities, Section 1.01)

   If (i) a Liquidity Event of Default has occurred and is continuing or (ii) a Triggering Event has occurred and less than 65% of the then aggregate outstanding principal amount of all Equipment Trust Certificates are Performing Equipment Trust Certificates, the Liquidity Provider may, in its discretion, cause a Final Drawing to be made of all available and undrawn amounts under the Liquidity Facilities. After a Final Drawing:

  . the Liquidity Provider will have no further obligation to make Drawings under the Liquidity Facility

  . any Drawing remaining unreimbursed will be automatically converted into a Final Drawing under that Liquidity Facility, and

  . all amounts owing to the Liquidity Provider will automatically be accelerated. However, the Subordination Agent will be obligated to pay amounts owing to the Liquidity Provider only to the extent of funds available for such payment after giving effect to the priority of payment provisions described under "Description of the Intercreditor Agreement--Priority of Distributions". (Liquidity Facilities, Section 6.01)

   Upon the circumstances described below under "Description of the Intercreditor Agreement--Intercreditor Rights; Control of Remedies," the Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.6(c))

Initial Liquidity Provider

   The initial Liquidity Provider will be Kreditanstalt fur Wiederaufbau, which is a statutory body organized under the public law of the Federal Republic of Germany. It currently has long-term unsecured debt ratings of "Aaa" from Moody's and "AAA" from Standard & Poor's.

   KfW also acts as liquidity provider in connection with other issuances of pass through certificates by Federal Express. In addition, KfW has, and any subsequent Liquidity Provider may have, commercial relationships with Federal Express in the ordinary course of business and any Liquidity Provider and its affiliates may hold Pass Through Certificates in their own name.

   KfW has not been involved in the preparation of, and has not prepared, this prospectus supplement and is not responsible for any of its contents.

                   DESCRIPTION OF THE INTERCREDITOR AGREEMENT

   The following description is only a summary of the provisions of the Intercreditor Agreement and therefore may not contain all the information that may be important to you. The following description supplements, and to the extent inconsistent with the prospectus replaces, the description of the general terms and provisions of the Intercreditor Agreement set forth in the prospectus. The following description uses terms that have specific definitions in the Intercreditor Agreement. You should refer to Appendix I for the definitions of these terms as they appear in this prospectus supplement. The form of Intercreditor Agreement will be filed with the SEC as an exhibit to a post-effective amendment to the registration statement relating to this offering or a Current Report on Form 8-K.

Intercreditor Rights; Control of Remedies

   Controlling Party. Until an Indenture Event of Default has occurred and is continuing under an Indenture, the holders of a majority of the outstanding principal amount of the related Equipment Trust Certificates will have the power to direct the Indenture Trustee in taking or not taking any action under that Indenture. However, as long as the Subordination Agent is the registered holder of the Equipment Trust Certificates, it will provide directions to the Indenture Trustee in accordance with the directions of the Pass Through Trustee delivered on behalf of holders of Pass Through Certificates representing an interest in those Equipment Trust Certificates. During the continuance of an Indenture Event of Default under an Indenture, the Controlling Party will generally have the power to direct the Indenture Trustee in exercising remedies under that Indenture. These remedies may include acceleration of the maturity of the related Equipment Trust Certificates or foreclosure on the lien on the Aircraft securing the Equipment Trust Certificates. (Intercreditor Agreement,
Section 2.6)

   "Controlling Party" with respect to any Indenture means: (1) the Class A Pass Through Trustee; (2) upon payment of Final Distributions to the holders of Class A Pass Through Certificates, the Class B Pass Through Trustee; and (3) upon payment of Final Distributions to the holders of Class B Pass Through Certificates, the Class C Pass Through Trustee.

   Notwithstanding the above paragraph, the Liquidity Provider will have the right to elect to become the Controlling Party at any time after 18 months after the earlier of:

  .  the acceleration of the related Equipment Trust Certificates and

  .  a Final Drawing under the Liquidity Facilities

if, in either case, at the time of election the Liquidity Obligations have not been paid in full. If there is more than one Liquidity Provider, the Liquidity Provider with the greatest amount of unreimbursed Liquidity Obligations will have such right. To give effect to these provisions, the Pass Through Trustee (other than the Controlling Party) has agreed (and the Certificateholders (other than the Certificateholders represented by the Controlling Party) are deemed to agree by virtue of their purchase of Pass Through Certificates) to exercise its voting rights as directed by the Controlling Party. (Intercreditor Agreement, Section 2.6)

   Sale of Equipment Trust Certificates or Aircraft. Upon the occurrence and during the continuation of any Indenture Event of Default, the Controlling Party may accelerate and, subject to the provisions of the immediately following paragraph, sell all (but not less than all) of the Equipment Trust Certificates issued under such Indenture to any person.

   During the first nine months after the earlier of:

  . the acceleration of the maturity of the Equipment Trust Certificates issued under any Indenture and

  .  the bankruptcy or insolvency of Federal Express

the consent of each Pass Through Trustee will be necessary for:

  . the sale of the related Aircraft or Equipment Trust Certificates if the net proceeds from the sale will be less than the Minimum Sale Price for that Aircraft or those Equipment Trust Certificates or

  . the adjustment of the amount or payment dates of rentals under the related Lease with Federal Express, if, as a result of the adjustment, the discounted present value of all the rentals payable by Federal Express under that Lease will be less than 75% of the discounted present value of the rentals that would have been payable without the adjustment. The discount rate in each case will be the weighted average interest rate of the Equipment Trust Certificates outstanding under that Indenture. (Intercreditor Agreement, Section 4.1)

   After a Triggering Event occurs and any Equipment Trust Certificate becomes a Non-Performing Equipment Trust Certificate, the Subordination Agent will be required to obtain LTV Appraisals for the Aircraft as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals. If the Controlling Party reasonably objects to any LTV Appraisals, the Controlling Party has the right to obtain substitute LTV Appraisals (including any LTV Appraisals based upon physical inspection of the Aircraft). (Intercreditor Agreement, Section 4.1)

   "Triggering Event" means: (1) the occurrence of an Indenture Event of Default under all Indentures resulting in a PTC Event of Default with respect to the most senior class of Pass Through Certificates then outstanding; (2) the acceleration of, or failure to pay at final maturity, all of the outstanding Equipment Trust Certificates; or (3) specified bankruptcy or insolvency events involving Federal Express.

Priority of Distributions

   So long as no Triggering Event has occurred and subject to other terms of the Intercreditor Agreement, payments on the Equipment Trust Certificates and other specified payments received on any Distribution Date will be promptly distributed by the Subordination Agent on such Distribution Date in the following order of priority:

    (1) to pay the Liquidity Expenses to the Liquidity Provider;

    (2) to pay accrued and unpaid interest on the Liquidity Obligations to the Liquidity Provider;

    (3) to pay or reimburse the Liquidity Provider for the Liquidity Obligations then due (other than the amounts specified in clauses
        (1) and (2) above) and, if applicable, to replenish each Cash Account up to the amount of interest payable on the related class of Pass Through Certificates at their Stated Interest Rate on the next three consecutive Regular Distribution Dates;

    (4) to pay Expected Distributions to the holders of Class A Pass Through Certificates;

    (5) to pay Expected Distributions to the holders of Class B Pass Through Certificates;

    (6) to pay Expected Distributions to the holders of Class C Pass Through Certificates;

    (7) to pay specified fees and expenses of the Subordination Agent and the Pass Through Trustee; and

    (8) any balance will be held in the Collection Account for later distribution, as provided in the Intercreditor Agreement.

   (Intercreditor Agreement, Sections 2.4 and 3.2)

   Subject to the terms of the Intercreditor Agreement, upon the occurrence of a Triggering Event and at all times after the Triggering Event, all funds received by the Subordination Agent on the Equipment Trust Certificates and other specified payments will be promptly distributed by the Subordination Agent in the following order of priority:

    (1) to reimburse (i) the Subordination Agent and each Pass Through Trustee for any out-of-pocket costs and expenses actually incurred by it in the protection of, or the realization of value of, the Equipment Trust Certificates or any Trust Property and (ii) the Liquidity Provider or any Certificateholder for any payments made by it to the Subordination Agent or any Pass Through Trustee in respect of amounts described in clause (i) above;

    (2) to the Liquidity Provider to pay all accrued and unpaid Liquidity Expenses;

    (3) to the Liquidity Provider to pay all accrued and unpaid interest on the Liquidity Obligations as provided in the Liquidity Facilities;

    (4) to the Liquidity Provider (i) to pay in full all Liquidity Obligations, whether or not then due (other than amounts payable pursuant to clauses (2) and (3) above) and (ii) if applicable, so long as not less than 65% of the then aggregate outstanding principal amount of all Equipment Trust Certificates are Performing Equipment Trust Certificates and no Liquidity Event of Default has occurred and is continuing, to replenish the Cash Accounts;

    (5) to reimburse or pay the Subordination Agent and Pass Through Trustee for specified taxes, and to reimburse or pay each Certificateholder for any payments made by it in respect of specified costs and expenses of the Subordination Agent;

    (6) to pay Adjusted Expected Distributions to the holders of Class A Pass Through Certificates;

    (7) to pay Adjusted Expected Distributions to the holders of Class B Pass Through Certificates;

    (8) to pay Adjusted Expected Distributions to the holders of Class C Pass Through Certificates; and

    (9) the balance will be held in the Collection Account until the next Distribution Date or, if all classes of Pass Through Certificates have been paid in full, will be distributed to the related Owner Trustee.

   (Intercreditor Agreement, Section 3.3)

   "Adjusted Expected Distributions" means with respect to the Pass Through Certificates of any class on any Current Distribution Date, the sum of (i) the amount of accrued and unpaid interest on such Pass Through Certificates plus
(ii) the greater of:

     (A) the difference between (x) the Pool Balance of such Pass Through Certificates as of the immediately preceding Distribution Date and (y) the Pool Balance of such Pass Through Certificates as of the Current Distribution Date, calculated on the basis that (1) the principal of the Non-Performing Equipment Trust Certificates held in such Pass Through Trust has been paid in full and such payments have been distributed to the holders of such Pass Through Certificates, (2) the principal of the Performing Equipment Trust Certificates has been paid when due (but without giving effect to any acceleration of Performing Equipment Trust Certificates) and has been distributed to the holders of such Pass Through Certificates and (3) the principal of any Equipment Trust Certificates formerly held in such Pass Through Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments distributed to the Certificateholders; and

     (B) the amount, if any, by which (x) the Pool Balance of such class of Pass Through Certificates as of the immediately preceding Distribution Date exceeds (y) the Aggregate LTV Collateral Amount for such class of Pass Through Certificates for the Current Distribution Date; provided that, until the date of the initial LTV Appraisals, this clause (B) is not applicable.

   "Aggregate LTV Collateral Amount" means, for any class of Pass Through Certificates for any Distribution Date, the sum of the applicable LTV Collateral Amounts for each Aircraft minus the Pool Balance for each class of Pass Through Certificates, if any, senior to such Class after giving effect to any distribution of principal on such Distribution Date on such senior class or classes.

   "Appraised Current Market Value" of any Aircraft means the lower of the average and the median of the most recent three LTV Appraisals of such Aircraft. After a Triggering Event has occurred and any Equipment Trust Certificate becomes a Non-Performing Equipment Trust Certificate, the Subordination Agent will be required to obtain LTV Appraisals to determine the Appraised Current Market Value and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals. If the Controlling Party reasonably objects to any LTV Appraisals, the Controlling Party has the right to obtain substitute LTV Appraisals (including any LTV Appraisals based upon physical inspection of the Aircraft).

   "LTV Appraisal" means a current fair market value appraisal (which may be a "desktop" appraisal) performed by an Appraiser or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell, both parties having knowledge of all relevant facts.

   "LTV Collateral Amount" of any Aircraft for any class of Pass Through Certificates for any Distribution Date means the lesser of (i) the LTV Ratio for such class of Pass Through Certificates multiplied by the Appraised Current Market Value of such Aircraft (or with respect to any such Aircraft which has suffered an Event of Loss under the related Lease, the amount of the insurance proceeds paid or payable to the Indenture Trustee in respect thereof) and (ii) the outstanding principal amount of the Equipment Trust Certificates secured by such Aircraft after giving effect to any principal payments of such Equipment Trust Certificates on or before such Distribution Date.

   "LTV Ratio" means for the Class A Pass Through Certificates 34.1%, for the Class B Pass Through Certificates 50.7% and for the Class C Pass Through Certificates 73.8%.

   Interest Drawings under the related Liquidity Facility and withdrawals from the Cash Account, in each case in respect of interest on the Pass Through Certificates of the Class A Trust and the Class B Trust, will be distributed to the Pass Through Trustee of the applicable Pass Through Trust, notwithstanding the priority of distributions to the Pass Through Trustee for that Pass Through Trust, or the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Account for any Pass Through Trust which are in excess of the Required Amount for that Pass Through Trust and all investment earnings on those amounts on deposit in the Cash Account will be paid to the Liquidity Provider. (Intercreditor Agreement, Section 3.6)

Voting of Equipment Trust Certificates

   If the Subordination Agent, as the registered holder of any Equipment Trust Certificate, receives a request for its consent to any amendment, modification or waiver under that Equipment Trust Certificate, the related Indenture, Lease, Participation Agreement or other related document, and no Indenture Event of Default under the related Indenture has occurred and is continuing, the Subordination Agent will request instructions for each series of Equipment Trust Certificates from the Pass Through Trustee of the Pass Through Trust which holds that series of Equipment Trust Certificates and shall consent in accordance with the instructions of the Pass Through Trustee. If any Indenture Event of Default has occurred and is continuing under the related Indenture, the Subordination Agent will, subject to specified limitations, exercise its voting rights as directed by the Controlling Party. In no event, however, may such amendment, modification or waiver reduce the amount of rent, supplemental rent or stipulated loss value payable by Federal Express under any Lease without each Liquidity Provider's consent. (Intercreditor Agreement, Section 9.1(b))

The Subordination Agent

   The Bank of New York will be the Subordination Agent under the Intercreditor Agreement. Federal Express and its affiliates are not restricted from entering into banking and trustee relationships with The Bank of New York and its affiliates.

   The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed. The Liquidity Provider or the Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor will not become effective until acceptance of the appointment by the successor and the Rating Agencies shall have delivered a Ratings Confirmation. (Intercreditor Agreement, Section 8.1)

                DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

The Aircraft

   The Aircraft consist of four Airbus A300F4-605R freighter aircraft to be leased by the related Owner Trustee to Federal Express pursuant to one of four separate Leases or owned by Federal Express in the circumstances described herein.

The Appraisals

   The table below shows the appraised base values and certain additional information regarding the Aircraft.

                                       Expected           Appraised Base Value
    Aircraft                           Delivery    -----------------------------------
   Tail Number    Aircraft Type(1)     Date(2)     AvSolutions     MBA        SH&E
   -----------   ------------------ -------------- ----------- ----------- -----------
   N683FE        Airbus A300F4-605R July 1999      $89,460,000 $78,500,000 $88,500,000
   N684FE        Airbus A300F4-605R August 1999     89,460,000  78,820,000  88,600,000
   N685FE        Airbus A300F4-605R September 1999  89,460,000  79,130,000  88,700,000
   N686FE        Airbus A300F4-605R October 1999    90,130,000  79,450,000  88,800,000

--------
(1) Each Airbus A300F4-605R freighter Aircraft has two General Electric CF6-80C2-A5F engines.

(2) Reflects the scheduled delivery months under Federal Express' purchase agreement with the manufacturer. The actual delivery date for any Aircraft may be subject to delay.

   According to the International Society of Transport Aircraft Trading, "appraised base value" is defined as each Appraiser's opinion of the underlying economic value of an Aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An Aircraft's appraised base value is founded in the historical trend of values and in the projection of value trends and presumes an arm's length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. The appraised base values shown in the above table were determined by the following three independent aircraft appraisal and consulting firms: AvSolutions, MBA and SH&E. Each Appraiser was asked to provide its opinion as to the appraised base value of each Aircraft projected as of the scheduled delivery date of each such Aircraft. All three Appraisers performed "desk-top" appraisals without any physical inspection of the Aircraft. The Appraisals are based on various assumptions and methodologies which vary among the Appraisals and may not reflect current market conditions. Appraisals that are based on different assumptions and methodologies may result in valuations that are materially different from those contained in the Appraisals. The Appraisers have delivered letters setting forth their respective Appraisals, copies of which are annexed to this prospectus supplement as Appendix II. For a discussion of the assumptions and methodologies used in each of the Appraisals, you should read such letters.

   An appraisal is only an estimate of value, is not indicative of the price at which an aircraft may be purchased from the manufacturer and should not be relied upon as a measure of realizable value. The proceeds received upon a sale of any Aircraft may be less than its appraised base value. The value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the availability of buyers, the condition of the Aircraft and other similar factors. Accordingly, we cannot assure you that the proceeds received upon any exercise of remedies pursuant to the related Indenture will be as appraised or sufficient to satisfy in full payments due on the related Equipment Trust Certificates or the Pass Through Certificates. See "Risk Factors".

                DESCRIPTION OF THE EQUIPMENT TRUST CERTIFICATES

   The following description is only a summary of the terms of the Equipment Trust Certificates and therefore may not contain all the information that may be important to you. The following description supplements, and to the extent inconsistent with the prospectus replaces, the description of the general terms and provisions of the Equipment Trust Certificates set forth in the prospectus. The following description uses terms that have specific definitions in these agreements. You should refer to Appendix I for the definitions of these terms as they appear in this prospectus supplement. The forms of the Indentures, Leases, Participation Agreements, Trust Agreements and other related documents will be filed with the SEC as exhibits to one or more post-effective amendments to the registration statement relating to this offering or to Current Reports on Form 8-K.

   The provisions of the Indentures, the Equipment Trust Certificates, the Leases and the Participation Agreements which relate to each of the Aircraft and that are summarized below are substantially the same, except where otherwise indicated.

General

   The Equipment Trust Certificates will be nonrecourse obligations of the related Owner Trustee, in each case acting for the Owner Trust for the benefit of the related Owner Participant (or recourse obligations of Federal Express, in the case of Equipment Trust Certificates issued in respect of any Aircraft which Federal Express is required to purchase as described below under "Description of the Equipment Trust Certificates--Prefunding Periods"), and will be authenticated under an Indenture by the related Indenture Trustee. Each Owner Trust will hold the related Aircraft (or, during any related Prefunding Period, amounts in the related Collateral Account and the obligation of Federal Express to pay any shortfall in the Collateral Account), and the rights of such Owner Trustee under the related documentation. Although the Equipment Trust Certificates will not be obligations of, or guaranteed by, Federal Express, except as described below under "Description of the Equipment Trust Certificates--Prefunding Periods", the amounts payable by Federal Express under the Lease and, in the case of any Lessor Paid Interim, the Participation Agreement for each Aircraft and any amounts payable by Federal Express while the proceeds of the sale of the related Equipment Trust Certificates are held in the related Collateral Account (together with the amounts in the related Collateral Account) will be sufficient to pay in full when due all principal of and interest and any premium on the related Equipment Trust Certificates.

   For each of the Owner Trusts, three series of Equipment Trust Certificates, each of which will have a different interest rate, maturity date and schedule of principal payments, will be issued under the related Indenture. The aggregate principal amounts of the Equipment Trust Certificates to be issued by each Owner Trust, as those Equipment Trust Certificates will be held in each of the Pass Through Trusts, are as follows:

                   Pass Through Trust  Pass Through Trust       Pass Through
                         Class A             Class B            Trust Class C
                         % Equipment         % Equipment           % Equipment      Total Per
Trust Designation  Trust Certificates* Trust Certificates* Trust Certificates (1)*  Aircraft*
-----------------  ------------------- ------------------- ----------------------- ------------
Federal Express
 Corporation          $ 27,356,991         $14,411,026           $17,910,654       $ 59,678,671
 Trust No. N683FE
Federal Express
 Corporation            28,288,498          15,062,502            12,185,029         55,536,029
 Trust No. N684FE
Federal Express
 Corporation            28,399,757          13,816,098            14,438,361         56,654,216
 Trust No. N685FE
Federal Express
 Corporation            28,309,324          14,760,678            16,000,757         59,070,758
 Trust No. N686FE
                      ------------         -----------           -----------       ------------
Total                 $112,354,570         $58,050,304           $60,534,800       $230,939,674
                      ============         ===========           ===========       ============

--------
 *  Indicative only and subject to change.
(1) The principal amount of the Series C Equipment Trust Certificates relating to an Aircraft may be increased or decreased. The aggregate principal amount of the Series C Equipment Trust Certificates relating to all Aircraft, however, may not be increased, but may be decreased, in which case a portion of the Series C Equipment Trust Certificates will be prepaid on the Series C Prepayment Date and a Special Payment will be made on the Pass Through Certificates.

   The Equipment Trust Certificates held in a Pass Through Trust will accrue interest on the unpaid principal amount thereof at the rate per annum indicated on the cover of this prospectus supplement for the related Pass Through Certificates. Interest will be payable to the Pass Through Trustee on each January 15 and July 15, commencing on January 15, 2000, in each case subject to the Intercreditor Agreement, and will be calculated on the basis of a 360-day year consisting of twelve 30-day months. For any Equipment Trust Certificate, any overdue payment of principal, interest or any other amount payable thereon will accrue interest from the due date for that amount to the date that amount is paid in full at a rate per annum equal to 2% plus the interest rate otherwise applicable to that Equipment Trust Certificate. (Indentures, Section 2.04)

   Each Pass Through Trust will hold Equipment Trust Certificates upon which principal is payable through mandatory sinking fund redemptions on January 15 or July 15, or both, of each year, commencing on January 15, 2000 in the case of each series of Equipment Trust Certificates, according to the schedule in Appendix III and in each case subject to the Intercreditor Agreement. The schedules in Appendix III for the Equipment Trust Certificates are subject to adjustment in compliance with the Mandatory Economic Terms.

   The mandatory sinking fund redemptions shown in Appendix III will retire the full principal amount of the Equipment Trust Certificates issued under each Indenture. (Indentures, Section 6.06)

   If any amount payable under any Equipment Trust Certificate or the related Indenture falls due on a day that is not a Business Day, then that amount will be paid on the next succeeding Business Day without additional interest. (Indentures, Section 3.01)

Subordination

   Series B Equipment Trust Certificates issued in respect of any Aircraft will be subordinated in right of payment to Series A Equipment Trust Certificates issued in respect of that Aircraft. Series C Equipment Trust Certificates issued in respect of any Aircraft will be subordinated in right of payment to Series A and B Equipment Trust Certificates issued in respect of that Aircraft. On each Distribution Date, payments of interest and principal due on Series A Equipment Trust Certificates issued in respect of any Aircraft will be made prior to payments of interest and principal due on Series B Equipment Trust Certificates issued in respect of that

Aircraft. Payments of interest and principal due on Series B Equipment Trust Certificates will be made prior to payments of interest and principal due on Series C Equipment Trust Certificates issued in respect of that Aircraft. (Indentures, Section 2.17)

Prefunding Periods

   For the Equipment Trust Certificates issued in respect of each of the Aircraft, the related Prefunding Period will extend to the delivery date of that Aircraft. During the applicable Prefunding Period, the related Equipment Trust Certificates will not be secured by that Aircraft or the related Lease, but will be secured by the related Collateral Account. Interest accrued on the related Equipment Trust Certificates during the Prefunding Period but payable on January 15, 2000 will also not be secured by that Aircraft or the related Lease, but will be secured by the related Collateral Account. Pursuant to the Indenture, the Owner Trustee for the benefit of the related Indenture Trustee will deposit the proceeds of sale of the related Equipment Trust Certificates into the related Collateral Account. Funds deposited in each Collateral Account will be invested in Specified Investments. (Participation Agreements, Section 17.02; Indentures, Section 2.13)

   Federal Express will pay to the Subordination Agent any losses on the Specified Investments, and any excess earnings will be paid to Federal Express after all distributions from the Collateral Account to the related Indenture Trustee required under the Operative Agreements have been made. Federal Express will pay:

  . interest due on the related Equipment Trust Certificates on January 15, 2000 for the period from the date of issuance of the Equipment Trust Certificates to the related delivery date and

  . interest due on any Series C Equipment Trust Certificates which are outstanding on January 15, 2000 but which are required to be prepaid on the Series C Prepayment Date in each case to the extent such interest due is in excess of any earnings on investments in such Collateral Account for the period of accrual of such interest. (Participation Agreements, Section 17.02)

   On the delivery date of each related Aircraft, upon satisfaction or waiver of the conditions to the Indenture Trustee's release of amounts in the related Collateral Account, the Indenture Trustee will release the amount required to pay the debt portion of the purchase price for each Aircraft on the delivery date of that Aircraft. Federal Express will pay to the related Indenture Trustee on such delivery date any excess of the debt portion of the purchase price of any Aircraft payable by the Owner Trustee over the amount available in the related Collateral Account. (Indentures, Sections 2.13 and 2.15; Participation Agreements, Section 3.02)

   If not all amounts in the related Collateral Account are required by the related Indenture Trustee to pay the debt portion of the purchase price of the applicable Aircraft, the initial Owner Participant may use a portion of the amounts not so required to increase the amounts in the Collateral Accounts related to one or more undelivered Aircraft. In that case, the outstanding principal amount of the Series C Equipment Trust Certificates relating to those undelivered Aircraft will be increased, and the outstanding principal amount of the Series C Equipment Trust Certificates relating to the delivered Aircraft correspondingly decreased.

   Alternatively, the related Indenture Trustee may retain all or a portion of amounts not required for purchase of the applicable Aircraft in the related Collateral Account. A portion of any retained amounts will be used to prepay a portion of the related Series C Equipment Trust Certificates on the Series C Prepayment Date and a portion of those retained amounts will be applied towards payment of principal and interest accrued on the related Equipment Trust Certificates during the Prefunding Period and payable on the related Equipment Trust Certificates on January 15, 2000. Any amounts retained in the Collateral Account will be invested in Specified Investments.

   Federal Express will be obligated to pay to the Subordination Agent on the Series C Prepayment Date any previously unreimbursed losses on the investments in the related Collateral Account together with such additional amounts as will be required to pay the amount of interest accrued and unpaid on the Series C Equipment Trust Certificates to be prepaid on the Series C Prepayment Date.

   In addition to the foregoing, the principal amount of Series C Equipment Trust Certificates relating to an undelivered Aircraft may be decreased, and the related Collateral Account correspondingly decreased, and the principal amount of Series C Equipment Trust Certificates relating to one or more other undelivered Aircraft increased, and the related Collateral Accounts correspondingly increased.

   Although the principal amount of the Series C Equipment Trust Certificates relating to any Aircraft may be increased or decreased as described above, the principal amount for any Aircraft may not exceed the amount specified in the Mandatory Economic Terms and the aggregate principal amount of Series C Equipment Trust Certificates relating to all Aircraft may not be increased.

   If the related Owner Participant does not make available its portion of the purchase price on the delivery date of an Aircraft or if Federal Express does not enter into the related Lease on or prior to the related Cut-off Date for any reason other than the failure of the manufacturer to deliver the Aircraft, Federal Express will purchase the Aircraft and assume on a fully recourse basis all of the obligations of the Owner Trustee under the related Equipment Trust Certificates pursuant to an Indenture containing terms substantially identical to those contained in the Leases and Indentures. In that case, the related Indenture Trustee will release the amounts in the related Collateral Account to Federal Express to pay the debt portion of the purchase price for the Aircraft. (Participation Agreements, Sections 3.03 and 17.02)

   If Equipment Trust Certificates are subject to prepayment as described above or as a result of the manufacturer failing to deliver an Aircraft, Federal Express will be obligated to pay to the Subordination Agent, together with any losses on the investments in the related Collateral Account, on the applicable prepayment date, such additional amounts as will be required to pay the amount of interest accrued and unpaid on such Equipment Trust Certificates through the date of prepayment. (Participation Agreements, Section 17.02)

Prepayment

   Prepayment with Premium. For any Aircraft, the related Equipment Trust Certificates may be prepaid in whole, but not in part, at any time and will be prepaid (i) in connection with a refinancing of such Equipment Trust Certificates at Federal Express' election, or (ii) on any scheduled rent payment date under the related Lease on or after September 21, 2004 (the earliest date under any Lease) in connection with a voluntary termination of such Lease because such Aircraft has become obsolete or surplus to Federal Express' needs. (Indentures, Article VI; Leases, Article 10; Participation Agreements, Section 15.01) For a discussion of prepayments with a premium in connection with Federal Express' exercise of options or elections relating to the purchase of the Aircraft under some circumstances, see "The Leases-- Purchase Options" below. Such prepayment will be at a prepayment price for each such Equipment Trust Certificate equal to the principal amount of such Equipment Trust Certificate, together with accrued but unpaid interest to the prepayment date, plus the Make-Whole Premium, if any. (Indentures, Section 6.02)

   "Make-Whole Premium" means, with respect to any Equipment Trust Certificate, the amount (as determined by an independent investment banker selected by Federal Express and reasonably acceptable to the Indenture Trustee and related Owner Participant) by which (i) the present value of the remaining scheduled payments of principal and interest to maturity of that Equipment Trust Certificate computed by discounting such payments on a semiannual basis on each Regular Distribution Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield exceeds (ii) the outstanding principal amount of that Equipment Trust Certificate plus accrued interest.

   For purposes of determining the Make-Whole Premium, "Treasury Yield" means, at the time of determination for any Equipment Trust Certificate, the interest rate (expressed as a semi-annual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semi-annual yield to maturity for United States Treasury securities maturing on the Average Life Date of that Equipment Trust Certificate and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in the public securities markets,
(i) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Trust Certificate and (ii) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Trust Certificate, in each case as published in the most recent H.15 (519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of that Equipment Trust Certificate is reported in the most recent H.15(519), that weekly average yield to maturity published in such H.15(519). "H.15(519)" means that weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium will be the third Business Day prior to the applicable prepayment date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable prepayment date.

   "Average Life Date" for any Equipment Trust Certificate is the date which follows the prepayment date by a period equal to the Remaining Weighted Average Life of that Equipment Trust Certificate. "Remaining Weighted Average Life" means on a given date for any Equipment Trust Certificate the number of days equal to the quotient obtained by dividing (i) the sum of each of the products obtained by multiplying (a) the amount of each then remaining scheduled payment of principal of that Equipment Trust Certificate by (b) the number of days from and including the prepayment date to but excluding the dates on which each such payment of principal is scheduled to be made; by (ii) the then outstanding principal amount of that Equipment Trust Certificate.

   If (i) a Lease Event of Default under the Lease relating to any Aircraft has continued for not more than 180 days and (ii) the related Equipment Trust Certificates have not become due and payable pursuant to the remedies provisions of the related Indenture, then those Equipment Trust Certificates will be subject to prepayment or purchase, in whole but not in part, at the direction of the related Owner Participant upon not less than 15 days' notice (the shortest notice period under any Indenture) of that prepayment or purchase. The prepayment or purchase will be at a price equal to the aggregate principal amount of those Equipment Trust Certificates, together with accrued but unpaid interest to the date designated for prepayment or purchase, plus the Make-Whole Premium, if any, calculated for each such Equipment Trust Certificate as described above and all other amounts due the Indenture Trustee under the related Indenture, Participation Agreement or Lease. (Indentures,
Article VI and Section 8.02)

   Prepayment without Premium. For any Aircraft, the related Equipment Trust Certificates will be subject to prepayment in whole, but not in part, if that Aircraft suffers an Event of Loss unless Federal Express substitutes a replacement aircraft for the Aircraft. See "The Leases--Events of Loss" below. Such prepayment will be at a prepayment price equal to the aggregate principal amount of those Equipment Trust Certificates together with accrued but unpaid interest to the prepayment date and all other amounts due the Indenture Trustee or any holder of such Equipment Trust Certificates under the related Indenture, Participation Agreement or Lease, but without the Make-Whole Premium, if any. (Indentures, Section 6.02)

   If (i) a Lease Event of Default under the Lease relating to any Aircraft has continued for more than 180 days or (ii) the related Equipment Trust Certificates have become due and payable pursuant to the remedies provisions of the related Indenture, then those Equipment Trust Certificates will be subject to prepayment or purchase, in whole but not in part, at the direction of the related Owner Participant upon not less than 15 days' irrevocable notice (the shortest notice period under any Indenture) of prepayment or purchase. In that case, the Owner Trustee must deposit with the Indenture Trustee on the date designated for prepayment or purchase an amount equal to the aggregate principal amount of those Equipment Trust Certificates, together with accrued but unpaid interest to the date designated for prepayment or purchase and all other amounts due the Indenture Trustee under the related Indenture, Participation Agreement or Lease, but without the Make-Whole Premium, if any. (Indentures, Article VI and Section 8.02)

   If any Aircraft has not been delivered by the manufacturer by the related Cut-off Date, then the related Equipment Trust Certificates will be prepaid in full on the fifteenth day after the related Cut-off Date. On such date, the related Indenture Trustee will apply the amounts payable under the related Collateral Account together with the amounts payable by Federal Express to pay the aggregate principal amount of those Equipment Trust Certificates and accrued and unpaid interest but without the Make-Whole Premium, if any. (Indentures, Sections 2.16 and 6.02)

   The Series C Equipment Trust Certificates may also be subject to prepayment in part without the Make-Whole Premium on the Series C Prepayment Date in connection with any reoptimization (subject to the Mandatory Economic Terms) negotiated with the related prospective Owner Participants. (Participation Agreement, Sections 2.03 and 3.02(a); Indenture, Sections 2.16 and 6.02(a))

Investment of Funds

   The proceeds of sale of the Equipment Trust Certificates deposited in each Collateral Account will be invested in Specified Investments. Federal Express will pay to the Subordination Agent any losses on those Specified Investments. Specified Investments must mature no later than the scheduled delivery date for the related Aircraft. If Specified Investments are not available on any day on which funds are to be invested, the Indenture Trustee may leave those funds in the related Collateral Account uninvested until the earlier of (i) the date on which any appropriate Specified Investments become available and (ii) the date on which the Lien of the related Indenture on the Collateral Account and the related Liquid Collateral is terminated. If that delivery date is postponed, the proceeds of investments maturing prior to the postponed delivery date will be invested in Specified Investments and any Specified Investments must mature no later than 14 days after the rescheduled delivery date or, if no notice of rescheduled delivery date has been given, no later than 14 days after the related Cut-off Date.

   Funds (other than funds in the related Collateral Account), if any, held from time to time by the related Indenture Trustee with respect to any Aircraft will be invested, except under certain circumstances, upon the written instructions of Federal Express in direct obligations of, or obligations fully guaranteed by, the United States of America; certificates of deposit, bankers' acceptances, time deposits or deposit accounts with certain banks, trust companies or national banking associations; or commercial paper rated A-1/P-1 by Standard & Poor's and Moody's, respectively, or, if such ratings are unavailable, rated by any nationally recognized rating organization in the United States equal to the highest rating assigned by such rating organization. Federal Express will be responsible for any loss realized upon maturity, sale or other disposition of any such investment. (Indentures, Section 5.08; Leases, Section 23.01)

Indenture Events of Default, Notice and Waiver

   Indenture Events of Default under each Indenture generally include:

  . any Lease Event of Default under the Lease related to that Indenture (other than a Lease Event of Default arising solely as a result of the failure to make specified payments to the related Owner Participant or the Owner Trustee which are excluded from the Lien of the related Indenture, which will constitute an Indenture Event of Default under any such Indenture upon notification by the related Owner Participant) (see "The Leases--Lease Events of Default" below);

  . any failure by the Owner Trustee other than by reason of a Lease Event of Default or a default under the related Lease (i) to pay principal, interest or any Make-Whole Premium on any related Equipment Trust Certificates when due, continued for 10 Business Days or (ii) to pay any other amounts when due under such Indenture or the related Equipment Trust Certificates continued for 30 days after demand for payment is given to the Owner Trustee and the Owner Participant by the Indenture Trustee or by holders of not less than 25% in aggregate principal amount of related outstanding Equipment Trust Certificates;

  . any representation or warranty made by State Street Bank and Trust Company of Connecticut, National Association, the related Owner Trustee, the related Owner Participant or any related Guarantor or Owner Trustee guarantor, in the case of two Indentures, in specified articles of the related Participation Agreement, Lease or Guaranty, if any, and in the case of two other Indentures, in any Operative Agreement, or in any certificate furnished by any of the foregoing (other than the Owner Trustee guarantor) to the Indenture Trustee or any holder of the related Equipment Trust Certificates, proves to have been incorrect when made and was and remains in any respect material to the holders of the related Equipment Trust Certificates and (in the case of two Indentures if such misrepresentation can be subsequently corrected and such correction is being sought diligently) such misrepresentation is not corrected within 30 days after notice of such failure is given to the parties designated to receive such notice in connection with the applicable failure by the Indenture Trustee or by holders holding a specified percentage of the aggregate principal amount of related outstanding Equipment Trust Certificates;

  . (i) any failure by the Owner Trustee to observe specified covenants in that Indenture or the related Participation Agreement or (ii) any failure by State Street Bank and Trust Company of Connecticut, National Association, the related Owner Trustee or the related Owner Participant, or any related Guarantor or Owner Trustee guarantor to observe any other covenant made by such party, with respect to two Indentures, in such Indenture, the related Participation Agreement, Trust Agreement, any Guaranty and any Owner Trustee guaranty, as the case may be, or, with respect to two other Indentures, in any Operative Agreement continued for a period of 30 days after notice of such failure is given to the parties designated to receive such notice in connection with the applicable failure by the Indenture Trustee or by the holders of not less than 25% in aggregate principal amount of related outstanding Equipment Trust Certificates;

  . the occurrence of specified events of bankruptcy, insolvency or reorganization of the Owner Trustee or any Owner Trustee guarantor or the related Owner Participant, Owner Trust or any Guarantor; or

  . any Guaranty or Owner Trustee guaranty ceases to be a valid and enforceable obligation of any Guarantor or Owner Trustee guarantor, respectively, or to be in full force and effect. (Indentures, Section 7.01)

   Each Indenture provides that, in the absence of an Indenture Event of Default, the Indenture Trustee generally may not exercise any of the rights of the Owner Trustee under the related Lease assigned to the Indenture Trustee under such Indenture, except the right to receive rental payments due under that Lease. Whether or not there is an Indenture Event of Default, the Owner Trustee and the related Owner Participant may, subject to certain limitations, exercise specified rights under that Lease, including the right to adjust scheduled rental payments and the percentages relating to stipulated loss value and termination value. (Indentures, Section 8.01) See "Description of the Equipment Trust Certificates--Security" in the prospectus.

   There are no cross-default provisions in the Indentures and any event resulting in an Indenture Event of Default under one Indenture will not necessarily result in an Indenture Event of Default under the other Indentures.

   If a Lease Event of Default occurs under the related Lease as a result of Federal Express' failure to make any scheduled rental payment under that Lease relating to the basic lease term and the Owner Trustee pays all principal and interest on the related Equipment Trust Certificates then due (as well as any interest on overdue principal and interest, but not including any principal or interest becoming due on account of the Lease Event of Default) within a specified period then (i) the failure of Federal Express to make that payment will not constitute an Indenture Event of Default under the Indenture and (ii) any declaration based solely on that failure will be deemed automatically rescinded. The related Owner Participant and the Owner Trustee, collectively, may not cure more than three such consecutive Lease Events of Default or more than six such Lease Events of Default in total. (Indentures, Section 8.03(a))

   If a Lease Event of Default under the related Lease occurs for any reason other than Federal Express' failure to make any scheduled rental payment under that Lease relating to the basic lease term, and the Owner Trustee cures that Lease Event of Default prior to the date 15 Business Days after that Lease Event of Default then:

  . the failure of Federal Express to perform the relevant covenant, condition or agreement which is cured by the Owner Trustee will not constitute an Indenture Event of Default under the related Indenture and

  . any declaration based solely on that Lease Event of Default will be deemed automatically rescinded. (Indentures, Section 8.03(b))

   Each Indenture provides that the Indenture Trustee must, within 90 days after a default occurs under that Indenture which default is actually known to a responsible officer of the Indenture Trustee, notify the holders of the related Equipment Trust Certificates of the default. The Indenture Trustee will, however, be protected in withholding that notice, other than in the case of a default in the payment of the principal of or interest on or any other amount on any related Equipment Trust Certificate, if it in good faith determines that the withholding of notice is in the interests of the holders of the related Equipment Trust Certificates.

   The holders of not less than a majority in aggregate principal amount of outstanding Equipment Trust Certificates issued under an Indenture to which an Indenture Event of Default relates may on behalf of all holders of those Equipment Trust Certificates waive any past Indenture Event of Default under that Indenture and its consequences. However, consent from each holder of those Equipment Trust Certificates and the Liquidity Provider is required to waive a default in the payment of the principal of, any Make-Whole Premium, interest or other amounts on any Equipment Trust Certificate or any covenant or provision of that Indenture that, pursuant to the provisions of that Indenture, cannot be modified or amended without the consent of each holder of those Equipment Trust Certificates. (Indentures, Section 7.11)

   Federal Express is required under each Participation Agreement to furnish to the related Owner Participant, the Owner Trustee and the Indenture Trustee promptly upon any responsible officer of Federal Express obtaining actual knowledge of any Lease Event of Default (or obtaining actual knowledge of any event which with the giving of notice, lapse of time, or both, would constitute a Lease Event of Default), an officer's certificate specifying the nature and period of existence of that Lease Event of Default and what action Federal Express has taken or is taking or proposes to take with respect to that Event of Default. (Participation Agreements, Section 6.03(i)(E))

Remedies

   Each Indenture provides that, subject to the Owner Trustee's right to cure specified defaults and to prepay or purchase the related Equipment Trust Certificates, if an Indenture Event of Default continues unremedied under that Indenture, the related Indenture Trustee may exercise specified rights and remedies including, if a Lease Event of Default under the related Lease has occurred, one or more of the remedies afforded to that Owner Trustee by that Lease, and any other right or remedy available to such Indenture Trustee under applicable law. (See "The Leases--Lease Events of Default" below.) The Indenture Trustee may exercise remedies to the exclusion of the related Owner Trustee and the related Owner Participant. Any Aircraft sold in the exercise of those remedies will be free and clear of any rights of those parties (other than, in some cases, rights of redemption provided by law), including, if exercised in connection with a Lease Event of Default, the rights of Federal Express under the applicable Lease. No exercise of any remedies by the related Indenture Trustee, however, may affect the rights of Federal Express under the related Lease, including Federal Express' right to quiet enjoyment of the Aircraft, unless a Lease Event of Default under that Lease exists. The related Indenture Trustee may not sell any part of the related trust estate under any Indenture unless the related Equipment Trust Certificates have been accelerated. The related Indenture Trustee must give the related Owner Trustee notice of intent to foreclose the Lien of the related Indenture at the earlier of the commencement of any such proceeding or 30 days prior to consummation of that foreclosure. (Indentures, Article VII and Section 15.05)

   Notwithstanding the rights and powers of the related Indenture Trustee described above, if an Indenture Event of Default continues unremedied and the Indenture Trustee proceeds to foreclose the Lien of that Indenture, the Indenture Trustee must, concurrently with that foreclosure, to the extent the Indenture Trustee is then entitled to do so under that Indenture and under the related Lease and is not then stayed or otherwise prevented by law from doing so, proceed (to the extent it has not already done so) to declare that Lease in default and commence the exercise in good faith of one or more of the significant remedies available under that Lease (as the Indenture Trustee determines in its sole discretion). If the Indenture Trustee is unable to exercise one or more of those remedies under that Lease because of any stay or operation of law or otherwise, then the Indenture Trustee may not foreclose the Lien of the related Indenture:

  . if Federal Express has agreed to perform or assume that Lease and no Lease Event of Default is continuing, other than specified events of bankruptcy, reorganization or insolvency of Federal Express or similar events or, in the case of two Indentures, any other Lease Event of Default in respect of which the 30-day period referred to in clause
     (a)(1)(B)(ii)(I) of Section 1110 of the Bankruptcy Code has not expired) or

  . until the earlier of actual repossession of the related Aircraft by the Indenture Trustee and 60 days from the date of any stay or other applicable order under Section 1110 of the Bankruptcy Code including any extension of the period permitted under Section 1110 consented to by that Indenture Trustee or the holders of the Equipment Trust Certificates issued under that Indenture. (Indentures, Section 7.02(a))

   If an Indenture Event of Default occurs under an Indenture as a result of specified events of bankruptcy, insolvency or reorganization of the related Owner Trustee, Owner Participant, Owner Trust or Guarantor or any Owner Trustee guarantor, then the unpaid principal of the related Equipment Trust Certificates, together with interest accrued but unpaid and all other amounts due under the Equipment Trust Certificates and under that Indenture, immediately and without further act, will become due and payable. If any other Indenture Event of Default continues under an Indenture, the related Indenture Trustee, acting on its own or at the direction of the holders of not less than 25% in aggregate principal amount of the outstanding Equipment Trust Certificates issued under that Indenture, may declare the principal of all of those Equipment Trust Certificates immediately due and payable, together with all accrued but unpaid interest and all other amounts due under those Equipment Trust Certificates and under that Indenture, by written notice to the related Owner Trustee and Federal Express. No Make-Whole Premium is payable upon any such acceleration. The holders of not less than 50% in aggregate principal amount of the outstanding Equipment Trust Certificates issued under that Indenture may rescind any declaration by the related Indenture Trustee at any time prior to the sale or disposition of the property subject to the Lien of the related Indenture if:

  . there has been paid to or deposited with that Indenture Trustee an amount sufficient to pay all overdue installments of interest on all of those Equipment Trust Certificates (together, with interest on the overdue installments of interest), the principal on any of those Equipment Trust Certificates that has become due otherwise than by such declaration of acceleration, all sums paid or advanced by the Indenture Trustee under the related Indenture and other specified expenses or

  . all Indenture Events of Default under that Indenture, other than the non-payment of principal that has become due solely because of such acceleration, have been cured or waived. (Indentures, Sections 7.02(b) and (c))

   In the event of the bankruptcy of the related Owner Participant, it is possible that, notwithstanding the fact that the applicable Aircraft is owned by the related Owner Trustee in trust, that Aircraft and the related Lease and the related Equipment Trust Certificates might become part of the bankruptcy proceeding. In case of a bankruptcy proceeding, payments under the related Lease or Equipment Trust Certificates might be interrupted and the ability of the related Indenture Trustee to exercise its remedies under the Indenture might be restricted, although the Indenture Trustee would retain its status as a secured creditor in respect of that Lease and Aircraft.

   At any time while any Equipment Trust Certificates have become due and payable pursuant to the remedies provisions in the related Indenture, the Owner Participant of the related Owner Trust may direct the Owner Trustee to pay to the related Indenture Trustee for distribution to the holders of those Equipment Trust Certificates an amount equal to the aggregate unpaid principal amount of all of those Equipment Trust Certificates plus all accrued and unpaid interest to the date of payment and all other amounts due to the Indenture Trustee under the related Indenture, but without the Make-Whole Premium, if any. If the Owner Trustee makes that payment to the Indenture Trustee, the Equipment Trust Certificates will cease to accrue interest from and after the date of payment. (Indentures, Sections 6.02 and 8.02) See "Prepayment-- Prepayment without Premium" above.

   The right of any holder of an Equipment Trust Certificate to institute an action for any remedy under the Indenture pursuant to which that Equipment Trust Certificate was issued, including the right to enforce payment of the principal of, any Make-Whole Premium and interest on those Equipment Trust Certificates when due, is subject to certain conditions precedent, including a written request to the related Indenture Trustee by the holders of not less than 25% in aggregate principal amount of outstanding Equipment Trust Certificates issued under that Indenture to take action, and an offer to that Indenture Trustee of reasonable indemnification against costs, expenses and liabilities incurred by it in doing so. (Indentures, Sections 7.08 and 7.09)

   The holders of not less than a majority in aggregate principal amount of outstanding Equipment Trust Certificates issued under any Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the related Indenture Trustee or of exercising any trust or power conferred on the Indenture Trustee. The Indenture Trustee is entitled to be indemnified by the holders of the Equipment Trust Certificates issued under that Indenture before proceeding so to act and the Indenture Trustee may not be held liable for acting in good faith. (Indentures, Section 7.10 and Article XI)

   If an Indenture Event of Default occurs and is continuing, any sums held or received by the Indenture Trustee under the related Indenture may be applied to reimburse that Indenture Trustee for any tax, expense, charge or other loss incurred by it and to pay any other amounts due that Indenture Trustee prior to any payments to holders of the Equipment Trust Certificates with respect to which that Indenture Event of Default relates. (Indentures, Section 5.03)

   Section 1110 of the Bankruptcy Code. Section 1110 of the Bankruptcy Code provides that the right of lessors, conditional vendors and holders of security interests with respect to aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo used by air carriers operating under certificates issued by the Secretary of Transportation under Chapter 447 of the Transportation Code to take possession of that aircraft in compliance with provisions of the lease, conditional sale contract or security agreement, as the case may be, is not affected by:

  . the automatic stay provision of the Bankruptcy Code, which provision enjoins the taking of any action against a debtor by a creditor;

  . the provision of the Bankruptcy Code allowing the trustee in reorganization or the debtor-in-possession to use, sell or lease property of the debtor;

  .  the confirmation of a plan by the bankruptcy court; and

  .  any power of the bankruptcy court to enjoin a repossession.

   Section 1110 provides, however, that the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft in the event of a default may not be exercised for 60 days following the date of commencement of the reorganization proceedings, unless specifically permitted by the bankruptcy court, and may not be exercised at all if, within such 60-day period, the trustee in reorganization or the debtor-in-possession agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults, other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor. Federal Express has been advised by its special counsel that the Owner Trustee, as lessor under the related Lease, and the Indenture Trustee, as assignee of the Owner Trustee's rights under that Lease pursuant to the related Indenture, are entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the related Aircraft.

   A decision by the United States District Court for the District of Colorado in connection with the Western Pacific Airlines, Inc. bankruptcy suggests that the protections of Section 1110 become unavailable to the lessor or security interest holder once the bankruptcy trustee or debtor-in-possession makes the agreement referred to above and cures outstanding defaults, with the result, among others, that the ability of a lessor or security interest holder to exercise remedies based on a subsequent default would be subject to the automatic stay. Davis Polk & Wardwell, special counsel to Federal Express in respect of this transaction, is of the opinion that the Western Pacific Airlines holding is erroneous because it is inconsistent with the overriding purpose of Section 1110 to protect lessors of, and creditors secured by, qualifying aircraft against being stayed from exercising their rights while defaults under their leases or financing agreements remain uncured. The above-referenced decision in Western Pacific Airlines is currently under appeal.

   Marketability of Aircraft. It is impossible to predict the resale value for any Aircraft to be sold upon the exercise of the Indenture Trustee's remedies under the related Indenture. The market for aircraft, whether new or used, is and will be affected by many factors including, among other things, the supply of similarly equipped aircraft of the same make and model, the demand for those aircraft by air carriers and the cost and availability of financing to potential purchasers of those aircraft. Each of these factors, in turn, will be affected by various circumstances including, among other things, current and anticipated demand for passenger and cargo air services, the relative capacity of air carriers to provide those services, the current and projected profitability of providing those services, the economic condition of the domestic and international airline industries and global economic and financial developments generally.

   The marketability of a particular aircraft will also be affected by factors such as:

  . the reputation and actual performance record of the air carrier with respect to maintenance

  . the compliance of the aircraft with federal noise and other environmental standards and

  . the degree of technical and other support available from the manufacturer of the aircraft.

   Since the market for aircraft will fluctuate over time to reflect changes in these and other circumstances, and because of the unique factors that would affect market value in a forced disposition of an aircraft, there is no assurance that the net proceeds realized from the sale or other disposition of any Aircraft in the exercise of any remedies will be sufficient to satisfy in full amounts due and payable on the related Equipment Trust Certificates.

Modification of Agreements

   Without the consent of the holders of more than 50% in aggregate principal amount of the outstanding Equipment Trust Certificates under an Indenture, the provisions of that Indenture, the related Lease, Participation Agreement and Trust Agreement may not be amended or modified, except to the extent indicated below. (Indentures, Sections 8.01 and 13.01) See also "Description of the Pass Through Certificates--New Owner Participants; Modification of Documents" for a discussion of the changes that may be made to the documents relating to the Aircraft.

   Some provisions of the Indentures, the Leases (including provisions relating to maintenance, operation, subleasing and possession of the Aircraft), the Participation Agreements and the Trust Agreements may be amended or modified without the consent of the holders of the related Equipment Trust Certificates. Without the consent of each holder of an Equipment Trust Certificate affected by any amendment or modification and the Liquidity Provider, no amendment or modification of the Indenture pursuant to which that Equipment Trust Certificate was issued or the related Lease or Participation Agreement may:

  . reduce the principal amount of or any Make-Whole Premium or interest payment payable on that Equipment Trust Certificate or change the date on which any principal, any Make-Whole Premium or interest payment is due and payable or otherwise affect the terms of payment of that Equipment Trust Certificate;

  . reduce the amount of any rental payment payable by Federal Express below the amount required to pay all principal of, any premium and interest on all of those Equipment Trust Certificates and amounts due to the Liquidity Provider as and when due and payable other than with respect to any Lessor Paid Interim. See "The Leases--Terms and Rentals" below;

  . to the extent payable to that holder, extend the time of, or reduce the aggregate amount of, or release Federal Express from its obligation to pay, rent, stipulated loss value or any other amounts payable under, or as provided in, that Lease upon the occurrence of an Event of Loss or termination value and any other amounts payable under, or as provided in, that Lease upon the termination of that Lease with respect to the applicable Aircraft;

  . create any security interest with respect to the property subject to the Lien of such Indenture ranking prior to or on a parity with the security interest created by that Indenture or deprive the holder of any of those Equipment Trust Certificates of the Lien of that Indenture upon the property subject to that Lien; or

  . reduce the percentage of the aggregate principal amount of such Equipment Trust Certificates necessary to modify or amend any provision of that Indenture or to waive compliance with those provisions. (Indentures, Section 8.01 and Article XIII)

The Indenture Trustee

   Each Indenture provides that in the case of any Indenture Event of Default under that Indenture, the related Indenture Trustee will exercise the rights and powers vested in it by that Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Generally, the Indenture Trustee will not be liable for any error of judgment made in good faith, unless the Indenture Trustee is negligent in ascertaining the pertinent facts, or for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in aggregate principal amount of the outstanding Equipment Trust Certificates issued under that Indenture. Subject to those provisions, the Indenture Trustee is under no obligation to exercise any of its rights or powers under that Indenture at the request of any holder of Equipment Trust Certificates issued under that Indenture unless such holder has offered to the Indenture Trustee reasonable security or indemnity. Each Indenture provides that the related Indenture Trustee may acquire and hold Equipment Trust Certificates issued under that Indenture and the Indenture Trustee may otherwise deal with the related Owner Trustee and Federal Express with the same rights it would have if it were not the Indenture Trustee. (Indentures, Sections 9.02, 9.03, 9.05 and 15.12)

The Leases

   The following description is only a summary of the provisions of the Lease relating to each Aircraft. The prospective Owner Participants for the Aircraft may request revisions to the related Leases so that their terms may differ from this description.

   General. The Aircraft are expected to be delivered by the manufacturer and leased by Federal Express from the related Owner Trustee between July and October 1999. As of June 15, 1999, Federal Express operated 32 Airbus A300F4-605R freighter aircraft under lease.

   Terms and Rentals. The Aircraft are expected to be (unless Federal Express is required to purchase any Aircraft as described in this prospectus supplement), leased separately by the related Owner Trustee to Federal Express for a term commencing on the date of the delivery of the related Aircraft to that Owner Trustee and expiring on a date not earlier than the latest maturity date of the related Equipment Trust Certificates, unless previously terminated or extended, as permitted by the related Lease. The scheduled rental payments by Federal Express under each Lease are payable on each January 15 and July 15. Under the related Indenture, the related Owner Trustee will assign to the related Indenture Trustee, the scheduled rental payments, together with other specified payments that Federal Express is obligated to make or cause to be made under the related Lease and, in the case of any Lessor Paid Interim, under the related Participation Agreement to provide the funds necessary to make payments of principal and interest due from that Owner Trustee on the Equipment Trust Certificates issued under that Indenture and a proportionate part of the Liquidity Obligations. (Leases, Article 3; Indentures, Granting Clause and
Section 3.01)

   After the related Prefunding Period, under no circumstances other than with respect to any Lessor Paid Interim as described below will the scheduled rental payments that Federal Express is unconditionally obligated to make or cause to be made under any Lease on the related payment dates be less than the aggregate amount of principal and interest payable on those dates on the Equipment Trust Certificates issued under the Indenture relating to that Lease. (Leases, Section 3.05) Federal Express' obligations to make rental payments and to cause other payments to be made under each Lease are general obligations of Federal Express.

   The related Lease for any Aircraft may provide for an interim period in which Federal Express will have the use of the related Aircraft for a limited period at the beginning of the lease term without the accrual of any rent. The related Owner Participant will be obligated to pay to the Owner Trustee an amount equal to any Lessor Paid Interim. To the extent that the respective Owner Participant does not make the required payment, Federal Express will be obligated under the related Participation Agreement to make a loan to the related Owner Trustee. The proceeds of such loan will be paid to the Indenture Trustee and will be sufficient to make the payments of principal and interest accrued on the Equipment Trust Certificates.

   Net Lease. Federal Express' obligations under each Lease are those of a lessee under a "net lease." Accordingly, Federal Express is obligated to pay all costs of operating the Aircraft and, at its expense, to maintain, inspect, service, repair, test and overhaul the Aircraft so as to keep the Aircraft in as good operating condition as when delivered, ordinary wear and tear excepted, and to enable its airworthiness certification to be maintained in good standing at all times under the Transportation Code or, under some circumstances, under the applicable requirements of the aeronautics authority of another country of registry of the Aircraft (permitted after December 31, 2006, the latest date under any Lease). See "Description of the Equipment Trust Certificates-- Registration of the Aircraft" in the prospectus. (Leases, Section 20.01; Participation Agreements, Section 6.03(b))

   Except as discussed below, Federal Express must replace or cause to be replaced any Aircraft parts that become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. Any replacement part becomes subject to the related Lease and the Lien of the related Indenture in lieu of the part replaced. (Leases, Section 8.01; Indentures, Granting Clause) Federal Express must make all modifications and additions to each Aircraft necessary to meet the applicable requirements of the Aeronautics Authority or any other governmental authority with jurisdiction over Federal Express' operations and aircraft. Federal Express may in good faith contest the validity or application of any of those requirements in any reasonable manner that does not involve any material risk of civil liabilities (unless indemnified against by Federal Express), or any risk of criminal penalties being imposed on or against the Indenture Trustee, the related Owner Participant or the Owner Trustee or any material risk of loss, forfeiture or sale of an Aircraft, and that does not adversely affect the Owner Trustee, its title or interest in that Aircraft, the Lien of the related Indenture, or the interests of the Indenture Trustee or the related Owner Participant in that Aircraft or any related Operative Agreement. (Leases, Section 9.01)

   Federal Express may make other modifications and additions to any Aircraft so long as those modifications or additions, individually or in the aggregate, do not, among other things, diminish the value, remaining useful life or utility of the Airframe, or the value and utility of any Engine, or impair the condition or state of airworthiness below the value, remaining useful life (in the case of Airframe only), utility, condition and airworthiness immediately prior to that modification or addition assuming that such Aircraft was then in the condition and state of airworthiness required by the related Lease.

   Also, in some circumstances, Federal Express may remove parts without replacement from an Aircraft (and therefore from the Lien of the applicable Indenture) if Federal Express deems those parts to be obsolete or no longer suitable or appropriate for use on the Aircraft so long as those removals do not decrease the remaining useful life, utility, condition or airworthiness of the Aircraft. With respect to three Leases, although the value of the Aircraft may be reduced by a removal of parts, the aggregate value of all the parts removed from the Aircraft and not replaced may not exceed $500,000. (Leases, Section 9.02)

   Subleasing and Possession. In some circumstances, Federal Express is permitted to sublease any Aircraft or any Engine to:

  .  a United States air carrier

  . an air carrier principally based in and domiciled in specified foreign countries, or

  . any other air carrier that is reasonably acceptable to the Owner Trustee as evidenced by its prior written consent provided that, at the time of any sublease to an air carrier other than a United States air carrier, Federal Express satisfies various conditions and in the case of a sublease to an air carrier principally based in and domiciled in specified foreign countries, the United States maintains normal diplomatic relations with the applicable country.

   The term of any sublease must expire not later than the expiration of the term of the related Lease, and a sublessee may not further transfer possession of the Aircraft or Engine without the prior written consent of the Owner Trustee except as provided in the Lease. Any sublease will be subject and subordinate to the related Lease, Federal Express will remain primarily liable for the performance of all the terms of the Lease to the same extent as if the sublease had not occurred. Neither the Owner Trustee nor the Indenture Trustee will have a security interest in the sublease. (Leases, Section 7.02; Indentures, Granting Clause)

   In addition, subject to specified limitations, Federal Express is permitted to transfer possession of any Aircraft or Engine other than by lease, including transfers of possession by Federal Express or any permitted sublessee in connection with normal interchange or pooling arrangements with some vendors or air carriers, transfers of possession in connection with maintenance or modifications, and transfers of possession in connection with the CRAF Program. Federal Express expects to enroll the Aircraft in one or more stages of the CRAF Program. Federal Express may also enter into a "wet" lease under which it has effective control of the Aircraft in the ordinary course of its business, which will not be considered a transfer of possession under the related Lease. Federal Express' obligations under the related Lease will continue in full force and effect notwithstanding any wet lease. (Leases, Section 7.02)

   Generally, Federal Express may install an Engine on another aircraft. That Engine, however, will remain subject to the applicable Lease and to the Lien of the related Indenture. (Leases, Section 7.02)

   Liens. Federal Express must keep each Aircraft free of any Liens, other than the respective rights of the related Owner Participant, Owner Trustee, Indenture Trustee, the holders of the related Equipment Trust Certificates and Federal Express arising under the related Indenture, Lease, Participation Agreement and Trust Agreement, and other than some limited Liens permitted under the related Lease including generally:

  . liens for taxes either not yet due or being contested in good faith by appropriate proceedings, so long as those Liens or proceedings do not involve any material danger of the sale, forfeiture or loss of the trust estate of the Owner Trustee, the Aircraft or any interest therein or any material risk of civil liabilities (unless Federal Express indemnifies against those liabilities) or any risk of the assertion of criminal charges against the related Owner Trustee, Owner Participant, Indenture Trustee or the holder of any related Equipment Trust Certificate;

  . materialmen's, mechanic's, workmen's, repairmen's, employees' or other like Liens arising against Federal Express in the ordinary course of business for amounts the payment of which is either not yet due or is being contested in good faith by appropriate proceedings, so long as those Liens or proceedings do not involve any material danger of the sale, forfeiture or loss of the trust estate of the Owner Trustee, the Aircraft or any interest in that trust estate or Aircraft; and

  . liens arising from judgments or awards against Federal Express with respect to which:

    - at the time an appeal or proceeding for review is being prosecuted in good faith and with respect to which there has been secured a stay of execution pending that appeal or proceeding for review and then only for the period of the stay and

    - there is not, and those proceedings do not involve, any material danger of the sale, forfeiture or loss of the trust estate of the related Owner Trustee, the Aircraft or any interest in that trust estate or Aircraft. (Leases, Section 6.01)

   Insurance. For each Aircraft, Federal Express will generally be obligated to carry comprehensive airline liability insurance, including passenger legal liability insurance, property damage liability insurance and cargo legal liability insurance, as described below. The insurance must be in the amounts, against the risks and with the retentions that Federal Express customarily maintains on similar aircraft and engines in Federal Express' fleet. The insurance must also be with insurers of recognized responsibility and against those other risks as is usually carried by similar corporations situated similarly to Federal Express and engaged in the same or similar business to Federal Express and owning or operating aircraft and engines similar to the Aircraft and the engines.

   Federal Express will also be obligated to carry, with insurers of recognized responsibility, all-risk ground and flight aircraft hull insurance, which may not be in an amount below the applicable stipulated loss value, which is an amount at least sufficient to pay in full the amount of the related Equipment Trust Certificates scheduled to be outstanding on the applicable date, covering the related Aircraft and all-risk coverage with respect to the related engines and parts while temporarily removed from the Aircraft and not replaced by similar engines or parts, as described below. That insurance includes war-risk and allied perils, hijacking and governmental confiscation and expropriation insurance, except in the country of registry. That insurance must be in the form and amounts, and with the retentions that Federal Express customarily maintains with respect to other aircraft in Federal Express' fleet of the same type and model and operating on the same routes as the related Aircraft.

   Federal Express may self-insure against the risks required to be insured against under the related lease in such reasonable amounts as are then applicable to other aircraft or engines of Federal Express of value comparable to the related Aircraft. Self-insurance for all aircraft in Federal Express' fleet may not, however, in the aggregate exceed for any 12-month policy year an amount equal to the lesser of 50% of the highest insured value of any single aircraft in such fleet, or 1.5% of the average aggregate insured value from time to time of Federal Express' entire aircraft fleet, provided that a standard deductible per occurrence per aircraft no greater than the amount customarily allowed as a deductible in the industry will be permitted in addition to that self-insurance. (Leases, Article 13)

   Operation. Federal Express may not operate or locate an Aircraft, or allow that Aircraft to be operated or located in any area excluded from coverage by any insurance policy required by the related Lease or in any war zone or, in Federal Express' reasonable judgment, area of recognized hostilities unless Federal Express has obtained prior to the operation or location of the Aircraft in that area, indemnification from the United States government, or other insurance, against the risks and in the amounts required by the related Lease covering that area or unless the Aircraft is only temporarily located in that area as a result of an isolated occurrence attributable to a hijacking, medical emergency, equipment malfunction, weather conditions, navigational error or other similar unforeseen circumstances and Federal Express is using good faith efforts to remove the Aircraft from that area. If an Aircraft is requisitioned for use by the United States government, the Aircraft may be flown or located in an area described in the preceding sentence without indemnification or insurance in lieu of indemnification from the United States government if Federal Express certifies that such insurance is unobtainable after diligent effort or is obtainable only at unreasonably high rates or on unduly burdensome terms and conditions. (Leases, Sections 7.01(f) and 13.01(a))

   Termination. So long as no Lease Event of Default under the related Lease is continuing, Federal Express may on any scheduled rent payment date under that Lease on or after a date specified in the related Lease on specified notice terminate that Lease if a designated officer of Federal Express certifies that the related Aircraft has become obsolete or surplus to Federal Express' operations. Federal Express, as non-exclusive agent for such Owner Trustee, must then use reasonable efforts to obtain bids for the cash purchase of the Aircraft on the proposed termination date. The related Owner Trustee may seek bids but the related Owner Participant may not inspect any bids obtained by Federal Express unless the Owner Participant has agreed that neither it nor any of its affiliates nor any party acting for it or any of those affiliates will submit a bid. Neither Federal Express nor any person, firm or corporation affiliated with Federal Express (or with whom or which there is any arrangement or understanding as to the subsequent use of the Aircraft by Federal Express or any of its affiliates) or any agent or person acting on behalf of Federal Express may submit a bid (Leases, Section 10.01)

   On the termination date (or an earlier date of sale which may be consented to in writing by the related Owner Trustee), the Owner Trustee must sell the Aircraft to the party submitting the highest cash bid, subject, however, to Federal Express' right to reject any bid that is less than the applicable termination value (which is an amount at least sufficient to pay in full the aggregate unpaid principal amount of the related Equipment Trust Certificates plus accrued but unpaid interest) plus any Make-Whole Premium. The sales proceeds will be paid to the related Indenture Trustee. If the sales proceeds are less than the applicable termination value, Federal Express must pay the Indenture Trustee an amount equal to that deficiency, together with other specified amounts, which under any circumstance will be sufficient to satisfy all amounts due to the holders of the related Equipment Trust Certificates under the Lease, the related Indenture and Participation Agreement. Upon that payment, the Equipment Trust Certificates will be prepaid in full. (Leases, Section 10.01; Indentures, Section 6.02) See "Description of the Equipment Trust Certificates--Prepayment".

   The Lien of the related Indenture will terminate when the related Equipment Trust Certificates and all other amounts secured by the Lien have been paid in full and, if all amounts due to the related Owner Participant in respect of that Aircraft have also been paid, the related Lease will terminate and Federal Express' obligation to make rental payments will cease. If the Aircraft is not sold on or before the proposed termination date, the related Lease, including all of Federal Express' obligations under that Lease, will continue in full force and effect and the related Equipment Trust Certificates will remain outstanding. (Leases, Article 10; Indentures, Sections 6.02 and 14.01)

   After receiving a termination notice from Federal Express, the related Owner Trustee may elect to retain title to the Aircraft. It is an absolute condition to the Owner Trustee's right to retain title that the holders of the related Equipment Trust Certificates receive the aggregate principal amount of those Equipment Trust Certificates together with accrued but unpaid interest, any Make-Whole Premium and any other sums due and payable to the related Indenture Trustee or those holders under the related Lease, Indenture or Participation Agreement. Unless the related Owner Trustee elects to retain the Aircraft or a cash bid is received that Federal Express may not reject in connection with the sale, Federal Express may revoke its notice of termination with respect to that Aircraft not less than 15 days in the case of two Leases and not less than 10 days in the case of two other Leases, prior to the proposed termination date. (Leases, Article 10)

   Generally, Federal Express may, at any time upon 30 days' prior notice, substitute for any Engine not then installed or held for use on the related Aircraft another engine of the same make and model (or, under some circumstances, engines of another manufacturer) and having a value and utility at least equal to, and being in as good operating condition as, such Engine, assuming that Engine was of the value, utility and remaining useful life, and in the condition and repair required by the related Lease immediately prior to that substitution. Following any replacement, all Engines on that Aircraft must be of identical make and model and any replacement engine of a different manufacturer than the original Engines on that Aircraft must then be commonly used in the commercial aviation industry on Airbus A300-600 airframes. (Leases, Article I, Sections 10.03 and 11.04)

   Purchase Options. Federal Express may elect to purchase any Aircraft and terminate the related Lease:

  .  on a scheduled rent payment date specified in the related Lease

  . under some circumstances, on a scheduled rent payment date, if Federal Express is required at any time on or after the fifth anniversary of the delivery date of such Aircraft (the earliest date under any Lease) to make non-severable improvements to such Aircraft in excess of a designated amount, or

  . under some circumstances, on a scheduled rent payment date, if Federal Express would be required at any time on or after the fifth anniversary of the delivery date of such Aircraft (the earliest date under any Lease) to make specified indemnity payments in excess of a certain designated amount, which indemnity payments could be avoided through a purchase by Federal Express of such Aircraft.

   In connection with any such purchase, Federal Express is required with respect to the Equipment Trust Certificates relating to the Aircraft being purchased either:

  . to pay to the related Owner Trustee funds at least sufficient to pay any principal of and interest and any Make-Whole Premium on those Equipment Trust Certificates or

  . to assume the obligations of the related Owner Trustee under those Equipment Trust Certificates, the related Indenture and the related Participation Agreement. (Indentures, Article I; Leases, Section 4.02)

   If Federal Express elects to purchase the Aircraft and pay to the related Owner Trustee an amount at least sufficient to pay any principal of, interest and any Make-Whole Premium on the Equipment Trust Certificates, then upon payment to the related Owner Trustee of the full purchase price for that Aircraft determined in accordance with that Lease and all other amounts owing to the parties to the related Participation Agreement, that Owner Trustee will transfer all of its right, title and interest in and to that Aircraft to Federal Express and the related Lease and the Lien of the related Indenture will terminate. If Federal Express elects to purchase the Aircraft and assume the obligations of that Owner Trustee under those Equipment Trust Certificates, the related Indenture and Participation Agreement, then the related Operative Agreements will be amended to provide for the assumption of such obligations on a full recourse basis by Federal Express, maintaining for the benefit of the holders of such Equipment Trust Certificates the security interest in that Aircraft created by the related Indenture. Upon payment to that Owner Trustee of the full purchase price for the Aircraft being purchased determined in accordance with the related Lease and all other amounts owing to the parties to the related Participation Agreement, that Owner Trustee will transfer all of its right, title and interest in and to that Aircraft to Federal Express and the related Lease will terminate. See "Federal Income Tax Consequences--General" in the prospectus. (Leases, Section 4.02; Participation Agreements, Section 7.11)

   At the end of the term of each Lease, after the final maturity of the related Equipment Trust Certificates, Federal Express has options to renew that Lease or purchase the related Aircraft. (Leases, Article 4)

   Events of Loss. If an Aircraft suffers an Event of Loss, Federal Express must, within 60 days of the date of the Event of Loss, elect either:

  . to pay to the related Owner Trustee the applicable stipulated loss value, which is an amount at least sufficient to pay in full the aggregate unpaid principal amount of the related Equipment Trust Certificates plus accrued but unpaid interest, together with other specified amounts which under any circumstances will be sufficient to satisfy all amounts due to the holders of such Equipment Trust Certificates under the related Indenture and Participation Agreement or

  . so long as no Lease Event of Default, payment default or bankruptcy default under the related Lease is continuing, to replace the Aircraft.

   Federal Express' failure to make the election within the 60-day period will be deemed an election to pay the amounts described above. (Leases, Sections 11.01, 11.02 and 11.03)

   If Federal Express elects not to replace the Aircraft, Federal Express must pay the amounts described above on the earlier of:

  . the 15th Business Day (the longest period under any Lease) following receipt in full of insurance proceeds or requisition proceeds in connection with such Event of Loss and

  .  the 120th day following the date of the Event of Loss.

   If Federal Express elects to replace the Aircraft, it must do so within 120 days from the date of the Event of Loss with:

  . an Airbus A300-600 airframe duly certified as an airworthy airframe by the Aeronautics Authority and having a value, remaining useful life and utility at least equal to, and being in as good operating condition as, the Airframe suffering the Event of Loss, assuming that the Airframe was in the condition and state of airworthiness required to be maintained by the terms of the related Lease immediately prior to the Event of Loss and

  . a number of engines equal to the number of Engines suffering the Event of Loss and meeting the requirements for replacement Engines described below. (Leases, Sections 11.02 and 11.03)

   If Federal Express elects to replace the Aircraft but fails to do so within 120 days from the date of Event of Loss, Federal Express must provide as security to the related Indenture Trustee (as assignee of the related Owner Trustee) funds in an amount equal to any deficiency between the stipulated loss value applicable upon the Event of Loss and any amount held by such Indenture Trustee with respect to the Event of Loss. If Federal Express fails to effect the replacement within 180 days after the date of the Event of Loss, Federal Express will be deemed to have elected not to replace the Aircraft and must immediately pay the balance of the amount described in the first bullet point of this subsection, including any other amounts owed by Federal Express to the related Owner Trustee or the related Owner Participant under the related Lease or Participation Agreement. Those payments will be applied, among other things, to prepay the outstanding Equipment Trust Certificates under the related Indenture, whereupon the Lien of that Indenture and the related Lease will terminate, title to that Aircraft will be transferred to Federal Express and Federal Express' obligation to make rental payments with respect to that Aircraft will cease. (Leases, Article 11; Indentures, Sections 5.02 and 6.02)

   If a single Engine suffers an Event of Loss, Federal Express must, as soon as practicable but in any event within 60 days after the date of the Event of Loss, replace the Engine with another engine of the same make and model (or, under some circumstances, engines of another manufacturer), and having a value, utility and remaining useful life, at least equal to, and being in as good operating condition as, that Engine, assuming that Engine was of the value, utility and remaining useful life and in the condition and repair required by the related Lease immediately prior to that Event of Loss. Following any replacement, all Engines on that Aircraft must be of identical make and model and any replacement engine of a different manufacturer than the original Engines must then be commonly used in the commercial aviation industry on A300-600 airframes operated by Federal Express (and then only if other specified tests are met). (Leases, Article I and Section 11.04)

   Although there are differences among the Leases, an Event of Loss with respect to an Aircraft or Engine generally includes any of the following events:

  .  loss of that property or its use:

    - for a period in excess of 180 days (the longest period under any Lease) due to theft or disappearance (provided that the specified periods may be extended up to an additional 180 days (the longest period under any Lease) if and so long as the location of that property is known to Federal Express and Federal Express is diligently pursuing recovery of such property) or

    - for a period in excess of 60 days (the longest period under any Lease) due to the destruction, damage beyond economic repair or rendition of that property permanently unfit for normal use by Federal Express for any reason whatsoever;

  . any damage to that property which results in an insurance settlement with respect to that property on the basis of a total loss, or constructive or compromised total loss;

    - condemnation, confiscation or seizure of, or requisition of title to that property, by any governmental authority or purported governmental authority, or

    - requisition of use of that property by any foreign governmental authority or purported governmental authority for a period in excess of 180 days or by the United States or an agency or instrumentality of the United States for a period extending beyond the term of the related Lease, except in some limited cases;

  . under some circumstances, as a result of any law, rule, regulation, order or other action by the Aeronautics Authority or other governmental body having jurisdiction, the use of the Aircraft or related airframe in the normal course of air transportation of cargo:

    - has been prohibited by virtue of a condition affecting all Airbus A300-600 series aircraft equipped with engines of the same make and model as the Engines, and the loss of use will continue for some specified periods which could extend for up to 12 consecutive months (the longest period under any Lease) or

    - has been prohibited for any reason and that loss will continue for specified periods not exceeding 24 consecutive months (the longest period under any Lease) during which Federal Express will be diligently carrying forward all steps necessary or desirable to permit the normal use of that Aircraft by Federal Express;

  . with respect to an Engine, if that Engine is subjected to an interchange or pooling agreement that divests the Owner Trustee of title to that Engine; and

  . with respect to an Engine, if that Engine is installed on an airframe in circumstances where that installation is deemed to be an Event of Loss under the provisions of the applicable Lease. (Leases, Article I and Section 7.02)

   An Event of Loss with respect to an Aircraft is deemed to have occurred if an Event of Loss occurs with respect to the Airframe of that Aircraft.

   Lease Events of Default. Although there are differences among the Leases, Lease Events of Default generally include the following events, in each case, occurring after the related delivery date:

  . failure by Federal Express to make any scheduled rental payment or any payment of applicable stipulated loss value or termination value within ten Business Days after the date when due, except that failure to make specified payments to the related Owner Participant or Owner Trustee which are excluded from the Lien of the related Indenture will constitute a Lease Event of Default at the discretion of that Owner Participant;

  . failure by Federal Express to pay any other amount under the related Lease or the related Participation Agreement or any other Operative Agreement within 30 days after Federal Express has received written demand for that payment from the person entitled to receive that payment, except that failure to make specified payments to the related Owner Participant or Owner Trustee which are excluded from the Lien of the related Indenture will constitute a Lease Event of Default only at the discretion of such Owner Participant;

  . failure by Federal Express to provide insurance on the related Aircraft as required under the related Lease at any time, or the lapse or cancellation of such insurance continued for the earlier of 30 days (the longest period under any Lease) (or with respect to war risk coverage, seven days or such shorter time as may be standard in the industry) after receipt by the related Owner Trustee and other parties designated as additional insureds under the related Lease of notice of that lapse or cancellation and the date that lapse or cancellation is effective as to any additional insured, provided that the above lapse or cancellation will not be a Lease Event of Default so long as the related Aircraft is insured as required while on the ground and not operated;

  . the related Aircraft is operated at any time when comprehensive airline liability insurance required to be maintained by that Lease is not in effect;

  . failure by Federal Express to perform or observe any other covenant, condition or agreement to be performed or observed by it under any related Operative Agreement or in some agreements entered into in connection with the transactions contemplated in the related Operative Agreements, continued unremedied for a period of 30 days after the date on which Federal Express has received written notice of that failure from the related Owner Trustee or the related Owner Participant or Federal Express has actual knowledge of that failure, provided that, that failure will not constitute a Lease Event of Default so long as that failure is curable and Federal Express is diligently proceeding to remedy that failure, but in no event will that failure continue unremedied for more than 180 days (the longest period under any Lease) after that notice, and provided further that failure by Federal Express to perform its covenant to maintain the registration of the related Aircraft under the Transportation Code solely because the related Owner Trustee or related Owner Participant has ceased to be a citizen of the United States will not constitute a default or Lease Event of Default under that Lease;

  . the occurrence of specified events of bankruptcy, reorganization or insolvency of Federal Express or similar events; or

  . any representation or warranty made by Federal Express in the related Lease or the related Participation Agreement or in specified agreements made pursuant to the related Lease or the related Participation Agreement proves at any time to have been incorrect when made in any respect material to the transactions contemplated by the related Lease and, if originally made by Federal Express in good faith, remains material and unremedied for a period of 60 days (the longest period under any Lease) after receipt by Federal Express of written notice of, or in the case of three Leases, after Federal Express has actual knowledge of, such misstatement. (Leases, Article 16; Section 13.01)

   There are no cross-default provisions in the Leases and any event resulting in a Lease Event of Default under any particular Lease will not necessarily result in a Lease Event of Default under the other Leases.

   Remedies. If a Lease Event of Default under a Lease is continuing, the related Indenture Trustee, as assignee of the related Owner Trustee's rights under the related Lease, may, subject to specified rights of that Owner Trustee and the related Owner Participant under the related Indenture, exercise one or more of the remedies provided in such Lease with respect to the Aircraft subject to that Lease. Those remedies include the right to repossess the Aircraft, to sell the Aircraft free and clear of Federal Express' rights, and to require Federal Express to pay as liquidated damages any due but unpaid rent plus an amount equal to the excess of the stipulated loss value for the Aircraft specified in such Lease (which is an amount at least sufficient to pay in full the aggregate unpaid principal amount of the outstanding related Equipment Trust Certificates plus accrued but unpaid interest thereon) over either the fair market value of the Aircraft or if the Aircraft has been sold, the net sale proceeds. (Leases, Section 17.01; Indentures, Section 7.02)

The Participation Agreements

   Under each Participation Agreement, Federal Express is required to indemnify the related Indenture Trustee, the Subordination Agent, the related Owner Participant and the related Owner Trustee, and the affiliates of each of those parties (but not including the Pass Through Trustee, except as otherwise provided in the Pass Through Agreement, or the Certificateholders), for liabilities, losses, fees and expenses and for other matters arising out of the transactions described in this prospectus supplement or relating to the applicable Aircraft or the use of the Aircraft. In addition, under some circumstances Federal Express is obligated to indemnify those persons against specified taxes, levies, duties, withholdings and for other specified matters relating to those transactions or the applicable Aircraft. (Participation Agreements, Articles 8 and 9)

   Each Owner Participant is obligated to reimburse Federal Express, the related Indenture Trustee and the Pass Through Trustee for specified losses that may be suffered as a result of the failure of that Owner Participant to discharge specified liens or claims on or against the assets subject to the Lien of the applicable Indenture. (Participation Agreements, Section 7.03(c)).

Registration of the Aircraft

   The Aircraft will be registered under the Transportation Code in the name of the related Owner Trustee. Each of the Owner Trustee, in its individual capacity, and Federal Express has represented and warranted that it is a United States citizen. For any Aircraft, the related Owner Trustee has agreed that if it has actual knowledge that it has ceased to be a United States citizen at a time when citizenship is necessary for the registration of that Aircraft in the United States, or if lack of that knowledge would adversely affect Federal Express or the related Owner Participant, it will immediately resign as Owner Trustee and that Owner Participant then may appoint a successor Owner Trustee that, among other things, is a United States citizen.

   If an Owner Participant is not or ceases to be a United States citizen at a time when that citizenship is necessary for registration of the related Aircraft in the United States, it is obligated to take one of the following actions:

  .  effect a voting trust or other similar arrangement,

  . take any action as may be required to maintain the United States registration of that Aircraft or

  . transfer, in accordance with the related Operative Agreements, all of its interest in that Aircraft to a United States citizen. (Participation Agreements, Sections 6.01, 7.02 and 7.03; Trust Agreements, Sections
     3.11 and 3.12)

   Federal Express may, under some circumstances and subject to some limitations, after December 31, 2006, the latest date under any Lease, register any Aircraft in some jurisdictions outside of the United States. (Participation Agreements, Section 6.03(b)) See "Description of the Equipment Trust Certificates--Registration of the Aircraft" in the prospectus.

                        FEDERAL INCOME TAX CONSEQUENCES

   See discussion under "Federal Income Tax Consequences" in the accompanying prospectus.

                                 NEW YORK TAXES

     See discussion under "New York Taxes" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

   A fiduciary of an employee benefit plan subject to ERISA should consider fiduciary standards under ERISA in the context of the particular circumstances of that plan before authorizing an investment in the Pass Through Certificates. That fiduciary should determine whether the investment satisfies ERISA's diversification and prudence requirements and whether the investment is in accordance with the documents and instruments governing the plan. In addition, ERISA and the Code prohibit a wide range of transactions ("Prohibited Transactions") involving ERISA Plans and persons who have certain specified relationships to the ERISA Plan ("parties in interest," within the meaning of ERISA and "disqualified persons," within the meaning of the Code). Those transactions may require "correction" and may cause an ERISA Plan fiduciary to incur certain liabilities and the parties in interest or disqualified persons to be subject to excise taxes.

   Each of the Owner Participants, the manufacturers of the Aircraft, the holders of the Equipment Trust Certificates and Federal Express may be a party in interest or a disqualified person with respect to an ERISA Plan purchasing the Pass Through Certificates; therefore, the purchase by an ERISA Plan of the Pass Through Certificates may give rise to a direct or indirect Prohibited Transaction. Any person who is, or who in acquiring the Pass Through Certificates is or may be using the assets of, an ERISA Plan may purchase the Pass Through Certificates, if that person determines that a statutory or an administrative exemption from the Prohibited Transaction rules discussed below or otherwise available is applicable to that person's purchase and holding of the Pass Through Certificates (or a participation interest therein).

   Statutory or administrative exemptions from the Prohibited Transaction rules under ERISA and the Code may be available to an ERISA Plan which is purchasing the Pass Through Certificates. Included among these exemptions are: PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by a qualified professional asset manager; PTCE 95-60, regarding investments by insurance company general accounts or PTCE 96-23, regarding investments by an in-house professional asset manager. Some of the exemptions, however, do not afford relief from the Prohibited Transaction rules under Section 406(b) of ERISA and Section 4975(c)(1)(E)-(F) of the Code.

   The DOL has issued individual administrative exemptions to some of the Underwriters which are substantially the same as the administrative exemption issued to Morgan Stanley & Co. Incorporated (Prohibited Transaction Exemption 90-24 et al., Exemption Application No. D-8019 et al., 55 Fed. Reg. 20,548
(1990) (the "Underwriter Exemption")) which generally exempts from certain of the Prohibited Transaction rules the initial purchase, the holding and the subsequent resale by an ERISA Plan of certificates in certain Pass Through Trusts, the assets of which Pass Through Trust consist of secured credit instruments that bear interest or are purchased at a discount in transactions by or between business entities, including qualified Equipment Trust Certificates secured by leases. The limited relief provided by the DOL in the Underwriter Exemption is subject to several other conditions, including a requirement that certificates acquired by an ERISA Plan under the Underwriter Exemption have received a rating at the time of acquisition by the ERISA Plan that is in one of the three highest rating categories from either Standard & Poor's or Moody's. Under the Underwriter Exemption, an Equipment Trust Certificate secured by a lease will be considered qualified only under certain circumstances. The Underwriter Exemption also requires that the acquisition of certificates by an ERISA Plan be on terms, including the price for the certificate, that are at least as favorable to an ERISA Plan as they would be in an arm's-length transaction with an unrelated party, and that the rights and interests evidenced by the certificates must not be subordinated to the rights and interests evidenced by other certificates of the same trust estate.

   The DOL has issued an amendment to the Underwriter Exemption, 62 FR 39,021 (Jul. 21, 1997), which allows the assets of a Pass Through Trust to include a prefunding account under some circumstances. The relief provided by this amendment is subject to several conditions, including a requirement that the prefunding period end no later than the earliest to occur of:

  . the date the amount on deposit in the prefunding account is less than the minimum dollar amount specified in the pooling and servicing agreement;

  . the date on which an Event of Default occurs under the pooling and servicing agreement; or

  . the date which is the later of three months or 90 days after the closing date.

   Those restrictions on prefunding accounts may not be applicable in certain circumstances where, although certain of the equipment securing Equipment Trust Certificates held by the trust have not been delivered on the date of the issuance of such Equipment Trust Certificates, such Equipment Trust Certificates otherwise constitute, at the time an ERISA Plan acquires the Pass Through Certificates, secured credit instruments that bear interest. However, there can be no assurance that the DOL would agree that the prefunding restrictions would not apply in such a case. Moreover, even if such restrictions would not apply, no monitoring or other measures will be taken to ensure that all of the conditions of the Underwriter Exemption, as amended, will be satisfied.

   It is clear that the Underwriter Exemption will not apply to subordinated classes of certificates, such as the Class B Pass Through Certificates or the Class C Pass Through Certificates. It also appears that the Underwriter Exemption will not apply to the purchase by Class B Certificateholders or Class C Certificateholders of Class A Pass Through Certificates in connection with the exercise of their rights upon the occurrence and during the continuance of a Triggering Event. In addition, for the reasons noted above, no assurance can be given that the Underwriter Exemption will otherwise apply with respect to any particular transaction involving the Class A Pass Through Certificates or the assets of the Class A Trust.

   If an ERISA Plan acquires a Pass Through Certificate, the ERISA Plan's assets may include both the Pass Through Certificate acquired and an undivided interest in the underlying assets of the Pass Through Trust, unless the actual investment by "benefit plan investors" in the Pass Through Certificates is not "significant" within the meaning of the DOL plan assets regulations. Consequently, the Pass Through Trust assets could be deemed to be "plan assets" of that ERISA Plan for purposes of the fiduciary responsibility provisions of ERISA and the Prohibited Transaction rules. Any person who exercises any authority or control with respect to the management or disposition of the assets of an ERISA Plan is considered to be a fiduciary of that ERISA Plan. The Pass Through Trustee could, therefore, become a fiduciary of ERISA Plans that have invested in the Pass Through Certificates and be subject to general fiduciary requirements of ERISA in exercising its authority with respect to the management of the assets of the Pass Through Trust. If the Pass Through Trustee becomes a fiduciary with respect to the ERISA Plans purchasing the Pass Through Certificates, there may be an improper delegation by such ERISA Plans of the responsibility to manage plan assets. In order to avoid those prohibited transactions, each investing ERISA Plan, by purchasing the Pass Through Certificates, will be deemed to have directed the Pass Through Trust to invest in the assets held in that trust. Any ERISA Plan purchasing the Pass Through Certificates must ensure that any statutory or administrative exemption from the Prohibited Transaction rules on which that ERISA Plan relies with respect to its purchase or holding of the Pass Through Certificates also applies to that ERISA Plan's indirect holding of the assets of the Pass Through Trust.

   Governmental plans and certain church plans, each as defined under ERISA, are not subject to the Prohibited Transaction rules. Those plans may, however, be subject to federal, state or local laws or regulations which may affect their investment in the Pass Through Certificates. Any fiduciary of such a governmental or church plan considering a purchase of the Pass Through Certificates must determine the need for, and the availability, if necessary, of any exemptive relief under any of those laws or regulations.

   The above discussion is general in nature and is not intended to be all inclusive. Any fiduciary of an ERISA Plan, governmental plan or church plan considering the purchase and holding of the Pass Through Certificates should consult with its legal advisors regarding the consequences of that purchase and holding. By its purchase and acceptance of a Pass Through Certificate, each Certificateholder will be deemed to have represented and warranted that either:

  . no ERISA Plan assets have been used to purchase that Pass Through Certificate, or

  . one or more prohibited transaction statutory or administrative exemptions applies such that the use of that ERISA Plan's assets to purchase and hold that Pass Through Certificate will not constitute a non-exempt Prohibited Transaction.

   Each ERISA Plan fiduciary (and each fiduciary for a governmental or church plan subject to rules similar to those imposed on ERISA plans under ERISA) should consult with its legal advisor concerning an investment in any of the Pass Through Certificates.

                                  UNDERWRITING

   Subject to the terms and conditions of the Underwriting Agreement among Federal Express and the Underwriters listed below relating to the Pass Through Certificates, Federal Express has agreed to cause each Pass Through Trust to sell to each of the Underwriters, and each of the Underwriters has severally agreed to purchase the respective aggregate amounts of Pass Through Certificates indicated beside their names below. The Underwriting Agreement provides that the obligations of the Underwriters are subject to the specified conditions precedent and that the Underwriters will be obligated to purchase all of the Pass Through Certificates if any Pass Through Certificates are purchased under the Underwriting Agreement.

                                                   Percentage  Total Aggregate
                                                  of Aggregate Amount of Pass
                                                   Amount of       Through
     Underwriters                                  Each Class   Certificates
     ------------                                 ------------ ---------------
     Morgan Stanley & Co. Incorporated...........         %         $
     Credit Suisse First Boston Corporation......
     Merrill Lynch, Pierce, Fenner & Smith
      Incorporated...............................
     Salomon Smith Barney Inc....................
                                                      ----          -----
                                                       100%         $
                                                      ====          =====

   The Underwriters have advised Federal Express that the Underwriters propose initially to offer the Pass Through Certificates of each class to the public at the public offering price for that class set out on the cover page of this prospectus supplement, and to various dealers at that price less a concession not in excess of the amounts for the respective class set out below. The Underwriters may allow, and those dealers may reallow, a concession to various other dealers not in excess of the amounts for the respective class set out below. After the initial public offering, the public offering prices and those concessions may be changed.

                                                          Concession Reallowance
     Pass Through Certificate Class                       to Dealers Concession
     ------------------------------                       ---------- -----------
     1999-1-A............................................       %           %
     1999-1-B............................................
     1999-1-C............................................

   Federal Express does not intend to apply for the listing of the Pass Through Certificates on a national securities exchange, but has been advised by the Underwriters that the Underwriters presently intend to make a market in the Pass Through Certificates, as permitted by applicable laws and regulations. No Underwriter is obligated, however, to make a market in the Pass Through Certificates, and any such market-making may be discontinued at any time at the sole discretion of that Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Pass Through Certificates.

   The Underwriting Agreement provides that Federal Express will reimburse the Underwriters for all expenses and indemnify the Underwriters against some liabilities, including liabilities under the Securities Act.

   Some of the Underwriters and some of their affiliates have performed, and may in the future perform, commercial banking and investment banking services for Federal Express in the ordinary course of business.

   In order to facilitate the offering of the Pass Through Certificates, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Pass Through Certificates. Specifically, the Underwriters may overallot in connection with the offering, creating a short position in the Pass Through Certificates for their own account. In addition, to cover overallotments or to stabilize the price of the Pass Through Certificates, the Underwriters may bid for, and purchase, Pass Through Certificates in the open market. Finally, the underwriting syndicate may reclaim selling concessions allowed to an Underwriter or a dealer for distributing Pass Through Certificates in the offering, if the syndicate repurchases previously distributed Pass Through Certificates in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Pass Through Certificates above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.

                                 LEGAL MATTERS

   The validity of the Pass Through Certificates offered hereby is being passed upon for Federal Express by Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, special counsel for Federal Express, and for the Underwriters by Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022. Both Davis Polk & Wardwell and Shearman & Sterling may rely on the opinion of Karen M. Clayborne, Senior Vice President and General Counsel of Federal Express, as to Federal Express' authorization, execution and delivery of the Pass Through Agreement and each Series Supplement, and on the opinion of Powell, Goldstein, Frazer & Murphy LLP, counsel for The Bank of New York, as Pass Through Trustee and in its individual capacity, as to the authorization, execution and delivery of the Pass Through Agreement, each Series Supplement and the Pass Through Certificates by The Bank of New York. At June 1, 1999, Ms. Clayborne owned 11,000 shares of FDX Corporation's common stock and had been granted options to purchase 66,800 shares of FDX Corporation's common stock. Of the options granted, 3,750 were vested at such date.

                                    EXPERTS

   The consolidated financial statements and schedule of Federal Express included or incorporated by reference in Federal Express' Annual Report on Form 10-K for the year ended May 31, 1998, and incorporated by reference in this prospectus supplement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect to the consolidated financial statements and schedule, and are incorporated by reference in this prospectus supplement in reliance upon the authority of Arthur Andersen LLP as experts in giving those reports.

   With respect to the unaudited interim financial information for the quarters ended August 31, 1998, November 30, 1998 and February 28, 1999, included in Federal Express' Quarterly Reports on Form 10-Q for those periods, which are incorporated by reference in the prospectus supplement, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of that information. However, their separate reports on the unaudited interim financial information state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the Registration Statement, of which the prospectus supplement is a part, prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

   The references to AvSolutions, MBA and SH&E, and to their respective appraisal reports, dated June 2, 1999 in the case of AvSolutions, dated June 1, 1999 in the case of MBA and dated June 15, 1999 in the case of SH&E, are included in this prospectus supplement in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

                                                                      APPENDIX I

                               GLOSSARY OF TERMS

   The following is a glossary of terms used in this prospectus supplement. Some of the terms used in this glossary are also used in the Pass Through Agreement, the Series Supplements, the Indentures, the Intercreditor Agreement, the Liquidity Facilities or the Leases. We have not restated in their entirety the definitions in these agreements. You should read the definitions of those terms contained in these agreements for more detailed information. Unless the context otherwise requires, references to agreements shall be deemed to mean and include such agreements as amended and supplemented from time to time, and references to parties to agreements shall be deemed to include the successors and permitted assigns of such parties. Please note that the terms used in this glossary may differ from those used in the related prospectus. When reading the related prospectus, please refer to the glossary of terms contained in that prospectus.

   "Adjusted Expected Distributions" has the meaning set forth in "Description of the Intercreditor Agreement--Priority of Distributions".

   "Aeronautics Authority" means the Federal Aviation Administration and/or the administrator thereof or any successor to the United States Civil Aeronautics Board.

   "Aggregate LTV Collateral Amount" has the meaning set forth in "Description of the Intercreditor Agreement--Priority of Distributions".

   "Aircraft" means each of four Airbus A300F4-605R freighter aircraft, including the Engines relating thereto, expected to be leased by the related Owner Trustee to Federal Express pursuant to one of four Leases, and, collectively, means all of the foregoing.

   "Airframe" means each of four Airbus A300F4-605R freighter Aircraft (excluding the Engines or engines from time to time installed thereon) expected to be leased by the related Owner Trustee to Federal Express pursuant to one of four Leases, and, collectively, means all of the foregoing.

   "Appraisals" means, with respect to each Aircraft, the appraisals related to such Aircraft by each of the Appraisers.

   "Appraised Current Market Value" has the meaning set forth in "Description of the Intercreditor Agreement--Priority of Distributions".

   "Appraisers" means, collectively, AvSolutions, MBA and SH&E.

   "Assumed Aggregate Aircraft Value" means the Assumed Aircraft Value of all of the Aircraft.

   "Assumed Aircraft Value" means, with respect to each Aircraft and date, the assumed value of such Aircraft on such date based on the assumptions set forth under "Prospectus Summary--Loan to Aircraft Value Ratios".

   "Authenticating Agent" means, for each Pass Through Trust, The Bank of New York.

   "Average Life Date" has the meaning set forth in "Description of the Equipment Trust Certificates-- Prepayment".

   "AvSolutions" means AvSolutions, Inc., one of the Appraisers.

   "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. et seq.), as amended, or any successor thereto.

                                     A-I-1

   "Business Day" means any day other than a Saturday, a Sunday or other day on which commercial banks in New York, New York, Memphis, Tennessee or the city in which the office or agency in the United States is maintained by the Pass Through Trustee for the payment of the Pass Through Certificates are authorized or required by law to close, and after the lien of the Indenture is discharged, Hartford, Connecticut.

   "Cash Account" means, for each of the Class A and Class B Trust, an eligible deposit account in the name of the Subordination Agent into which all amounts drawn under the related Liquidity Facility will be deposited.

   "Cede" means Cede & Co., as nominee for DTC.

   "Certificateholder" means, for any Pass Through Trust, the registered holder of any Pass Through Certificate issued by such Pass Through Trust and, with respect to the discussion under "New York Taxes" and "Federal Income Tax Consequences" in the prospectus, also means persons having a beneficial interest in a Pass Through Certificate.

   "Class A Certificateholders" means any holder of one or more Class A Pass Through Certificates.

   "Class A Pass Through Certificates" means Federal Express Corporation Pass Through Certificates, 1999-1-A.

   "Class A Trust" means Federal Express Corporation 1999-1 Pass Through Trust Class A.

   "Class B Certificateholders" means any holder of one or more Class B Pass Through Certificates.

   "Class B Pass Through Certificates" means Federal Express Corporation Pass Through Certificates, 1999-1-B.

   "Class B Trust" means Federal Express Corporation 1999-1 Pass Through Trust Class B.

   "Class C Certificateholders" means any holder of one or more Class C Pass Through Certificates.

   "Class C Pass Through Certificates" means Federal Express Corporation Pass Through Certificates, 1999-1-C.

   "Class C Trust" means Federal Express Corporation 1999-1 Pass Through Trust Class C.

   "Code" means the United States Internal Revenue Code of 1986, as amended.

   "Collateral Account" means the Collateral Account established pursuant to the Indentures.

   "Collection Account" means an eligible deposit account established by the Subordination Agent which the Subordination Agent will make deposits in and withdrawals from in accordance with the Intercreditor Agreement.

   "Controlling Party" has the meaning set forth in "Description of the Intercreditor Agreement--Intercreditor Rights; Control of Remedies".

   "CRAF Program" means the Civil Reserve Air Fleet Program.

   "Current Distribution Date" means a Distribution Date specified as a reference date for calculating the Adjusted Expected Distributions or Expected Distributions with respect to the Pass Through Certificates of any Pass Through Trust as of such Distribution Date.

   "Cut-off Date" means, with respect to any Aircraft, January 15, 2000.

                                     A-I-2

   "Distribution Date" means, with respect to any Aircraft, any Regular Distribution Date or Special Distribution Date.

   "DOL" means the United States Department of Labor.

   "Downgrade Drawing" means, with respect to each Liquidity Facility, a drawing in an amount equal to all available and undrawn amounts under such Liquidity Facility in the event that the specified rating of the Liquidity Provider is lower than the Threshold Rating and such Liquidity Facility is not replaced within the period specified and as otherwise provided in the Intercreditor Agreement.

   "Drawing" means a Downgrade Drawing, Interest Drawing, Non-Extension Drawing or Final Drawing, as the case may be.

   "DTC" means The Depository Trust Company.

   "DTC Participants" means the participants of DTC.

   "Engine" means, for each Airbus A300F4-605R freighter Aircraft, each of two General Electric CF6-80C2-A5F engines, as specified in the related Lease and any replacement engine therefor pursuant to such Lease.

   "Equipment Trust Certificates" means the Equipment Trust Certificates issued in three series (Series A Equipment Trust Certificates, Series B Equipment Trust Certificates and Series C Equipment Trust Certificates) by the related Owner Trustee pursuant to the related Indenture and any certificates issued in exchange therefor or replacement thereof pursuant to the related Indenture.

   "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

   "ERISA Plans" means, collectively, a plan subject to ERISA, an individual retirement account or plan subject to Section 4975 of the Code or an entity which may be deemed to hold the assets of any such plan.

   "Event of Default" means, for each Pass Through Trust, the occurrence and continuance of an Indenture Event of Default under one or more of the Indentures pursuant to which the Equipment Trust Certificates constituting Trust Property of such Pass Through Trust are issued.

   "Event of Loss" means, for any Aircraft, each of the events designated as such in the related Lease. For a description of certain events constituting an Event of Loss, see "Description of the Equipment Trust Certificates--The Leases--Events of Loss".

   "Expected Distributions" means, with respect to the Pass Through Certificates of any Pass Through Trust on any Current Distribution Date, the sum of (1) accrued and unpaid interest on such Pass Through Certificates and
(2) the difference between (x) the Pool Balance of such Pass Through Certificates as of the immediately preceding Distribution Date and (y) the Pool Balance of such Pass Through Certificates as of the Current Distribution Date, calculated on the basis that (A) the principal of the Equipment Trust Certificates held in such Pass Through Trust has been paid when due and such payments have been distributed to the holders of such Pass Through Certificates and (B) the principal of any Equipment Trust Certificates formerly held in such Pass Through Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments distributed to the Certificateholders. In certain circumstances, premium will be included as part of Expected Distributions.

   "Federal Aviation Administration" means The United States Federal Aviation Administration and any successor agency or agencies thereto.

                                     A-I-3

   "Final Distributions" means, with respect to the Pass Through Certificates of any Pass Through Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Pass Through Certificates and (y) the Pool Balance of such Pass Through Certificates as of the immediately preceding Distribution Date.

   "Final Drawing" means, with respect to each Liquidity Facility, a drawing in an amount equal to all available and undrawn amounts under such Liquidity Facility in the event that (1) a Liquidity Event of Default has occurred and is continuing or (2)(A) a Triggering Event has occurred and (B) less than 65% of the then aggregate outstanding principal amount of all Equipment Trust Certificates are Performing Equipment Trust Certificates.

   "Final Expected Distribution Date" means for the Class A Pass Through Certificates, for the Class B Pass Through Certificates and for the Class C Pass Through Certificates.

   "Final Legal Distribution Date" means for the Class A Pass Through Certificates, for the Class B Pass Through Certificates and for the Class C Pass Through Certificates.

   "Guarantor" and "Guaranty" means if the payment and performance obligations of the Owner Participant relating to an Aircraft have been guaranteed by an entity affiliated with such Owner Participant, respectively, the "guarantor" issuing such "guaranty."

   "Indenture" means each of the four trust indenture and security agreements between the related Owner Trustee and the related Indenture Trustee, in each case under which such Owner Trustee will issue Equipment Trust Certificates relating to an Aircraft.

   "Indenture Event of Default" means, for any Indenture, each of the events designated as an Event of Default in such Indenture. For a description of certain events constituting Indenture Events of Default, see "Description of the Equipment Trust Certificates--Indenture Events of Default, Notice and Waiver".

   "Indenture Trustee" means The Bank of New York, or another bank or trust company, in its capacity as indenture trustee under each Indenture and any successor thereunder.

   "Intercreditor Agreement" means the agreement among the Pass Through Trustee, the Subordination Agent and the Liquidity Provider for the Class A Pass Through Certificates and Class B Pass Through Certificates.

   "Interest Drawing" means, with respect to each Liquidity Facility, advances to be made by the Liquidity Provider thereunder to make interest payments on the related Pass Through Certificates.

   "Issuance Date" has the meaning set forth in "Description of the Pass Through Certificates--New Owner Participants; Modification of Documents".

   "KfW" means Kreditanstalt fur Wiederaufbau, a statutory body organized under the public law of the Federal Republic of Germany.

   "Lease" means each of the four lease agreements between the related Owner Trustee and Federal Express, in each case under which such Owner Trustee is expected to lease the related Aircraft to Federal Express.

   "Lease Event of Default" means, for any Lease, each of the events designated as an Event of Default in such Lease. For a description of certain events generally constituting Lease Events of Default, see "Description of the Equipment Trust Certificates--The Leases--Lease Events of Default".

                                     A-I-4

   "Lessor Paid Interim" means, with respect to each Aircraft, the excess, if any, of principal and interest that accrues on the related Equipment Trust Certificates prior to the first or second Regular Distribution Dates following the delivery date of the related Aircraft over the amount of rent Federal Express is obligated to pay on the first or second scheduled rental payment dates under the related Lease.

   "LIBOR" means the London Interbank Offered Rate.

   "Lien" means any mortgage, pledge, lien, charge, encumbrance, lease or security interest or other similar interest.

   "Liquid Collateral" means all amounts and securities deposited from time to time in the Collateral Account and all the products, investments, earnings and proceeds of the foregoing, including, but not limited to, all proceeds of the investment or conversion thereof, voluntary or involuntary, into cash, Specified Investments or other property, all rights to payment of any and every kind, and other forms of obligations, and instruments and other property which at any time constitute all or part of, or are included in, the proceeds of any of the foregoing.

   "Liquidity Event of Default" means, for any Liquidity Facility, each of the events designated as a Liquidity Event of Default under such Liquidity Facility. For a description of the events constituting Liquidity Events of Default, see "Description of the Liquidity Facilities--Liquidity Events of Default".

   "Liquidity Expenses" means all Liquidity Obligations other than (1) the principal amount of any Drawings under the Liquidity Facilities and (2) any interest accrued on any Liquidity Obligations.

   "Liquidity Facility" means, for each of the Class A Trust and Class B Trust, a separate irrevocable revolving credit agreement entered into by the Subordination Agent and the Liquidity Provider.

   "Liquidity Obligations" means, with respect to any Liquidity Facility, the obligations of the Subordination Agent to reimburse the Liquidity Provider for all amounts owing to the Liquidity Provider under such Liquidity Facility.

   "Liquidity Provider" means KfW, and any successor or permitted replacement thereof.

   "LTV" means the applicable loan to aircraft value ratio, calculated as set forth in "Prospectus Summary--Loan to Aircraft Value Ratios".

   "LTV Appraisal" has the meaning set forth in "Description of the Intercreditor Agreement--Priority of Distributions".

   "LTV Collateral Amount" has the meaning set forth in "Description of the Intercreditor Agreement--Priority of Distributions".

   "LTV Ratio" has the meaning set forth in "Description of the Intercreditor Agreement--Priority of Distributions".

   "Make-Whole Premium" has the meaning set forth in "Description of the Equipment Trust Certificates-- Prepayment".

   "Mandatory Document Terms" means certain required specified terms in the related Participation Agreement, Lease, Trust Agreement and Indenture to be contained in such documents upon the transfer by Federal Express to such Owner Participant of such beneficial interest. For a description of such terms, see "Description of the Pass Through Certificates--New Owner Participants; Modification of Documents".

                                     A-I-5

   "Mandatory Economic Terms" means certain required specified terms in the related Participation Agreement, Lease, Trust Agreement and Indenture to be contained in such documents upon the transfer by Federal Express to such Owner Participant of such beneficial interest. For a description of such terms, see "Description of the Pass Through Certificates--New Owner Participants; Modification of Documents".

   "MBA" means Morten Beyer and Agnew, Inc., one of the Appraisers.

   "Minimum Sale Price" means, with respect to any Aircraft or the Equipment Trust Certificates issued in respect of such Aircraft, at any time, the lesser of (1) 75% of the Appraised Current Market Value of such Aircraft and (2) the aggregate outstanding principal amount of such Equipment Trust Certificates, plus accrued and unpaid interest thereon.

   "Moody's" means Moody's Investors Service, Inc.

   "Non-Extension Drawing" means, with respect to any Replacement Facility, a drawing in an amount equal to all available and undrawn amounts under such Replacement Facility in the event that such Replacement Facility is scheduled to expire (after giving effect to any extensions of the maturity thereof) prior to the date which is 15 days later than the Final Legal Distribution Date and such Replacement Facility is not replaced.

   "Non-Performing Equipment Trust Certificates" means Equipment Trust Certificates other than Performing Equipment Trust Certificates.

   "Operative Agreements" means, for any Aircraft, the related Indenture, Equipment Trust Certificates, Participation Agreement, Lease, Trust Agreement, Intercreditor Agreement, Liquidity Facilities and any other related documents defined as such in such Participation Agreement, except that for purposes of the default described in clause (d) of "Description of the Equipment Trust Certificates--The Leases--Lease Events of Default", the separate tax indemnity agreement between Federal Express and the related Owner Participant is not an Operative Agreement.

   "Owner Participant" means the owner participant named in the related Trust Agreement.

   "Owner Trust" means each of the four trusts created pursuant to each Trust Agreement.

   "Owner Trustee" means State Street Bank and Trust Company of Connecticut, National Association, or successor bank or trust company, in its capacity as owner trustee of the four Owner Trusts.

   "Participation Agreement" means the agreement among Federal Express, the related Indenture Trustee, the related Owner Trustee, the Pass Through Trustee and the Subordination Agent, and that is defined as the "Participation Agreement" in the related Indenture and pursuant to which the Pass Through Trustee agrees to purchase from such Owner Trustee the Equipment Trust Certificates issued under such Indenture.

   "Pass Through Agreement" means the Pass Through Trust Agreement dated as of June 1, 1999, between Federal Express and The Bank of New York, in accordance with which the Pass Through Trusts will be formed pursuant to the Series Supplements.

   "Pass Through Certificates" means the Federal Express Corporation Pass Through Certificates, 1999-1-A, Federal Express Corporation Pass Through Certificates, 1999-1-B and Federal Express Corporation Pass Through Certificates, 1999-1-C, to be issued by the related Pass Through Trustee pursuant to the Pass Through Agreement and the related Series Supplements and which represent the fractional undivided interests in the related Pass Through Trusts.

                                     A-I-6

   "Pass Through Trust" means Federal Express Corporation 1999-1 Pass Through Trust Class A, Federal Express Corporation 1999-1 Pass Through Trust Class B and Federal Express Corporation 1999-1 Pass Through Trust Class C, each to be formed pursuant to the related Series Supplement in accordance with the Pass Through Agreement.

   "Pass Through Trustee" means The Bank of New York in its capacity as pass through trustee under the Pass Through Agreement, as supplemented by each Series Supplement, for each Pass Through Trust, and its successors and assigns thereunder.

   "Paying Agent" means, for each Pass Through Trust, The Bank of New York.

   "Performing Certificate Deficiency" means any time that less than 65% of the then aggregate outstanding principal amount of all Equipment Trust Certificates are Performing Equipment Trust Certificates.

   "Performing Equipment Trust Certificates" means Equipment Trust Certificates with respect to which there is no payment default (without giving effect to any acceleration thereof). In the event of a bankruptcy proceeding involving Federal Express under Title 11 of the Bankruptcy Code, (1) any payment default existing during the 60-day period under Section 1110(a)(1)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b)) (the "Section 1110 Period") will not be taken into consideration, unless during the Section 1110 period the trustee in such proceeding or Federal Express refuses to assume or agree to perform its obligations under the Lease related to such Equipment Trust Certificates, and (2) any payment default occurring after the date of the order of relief in such proceeding will not be taken into consideration if such payment default is cured under
Section 1110(a)(1)(B) before the later of 30 days after the date of such default or the expiration of the Section 1110 period.

   "Pool Balance" means, for any Pass Through Trust or for the Pass Through Certificates issued by any Pass Through Trust, as of any date, the original aggregate face amount of the Pass Through Certificates of such Pass Through Trust less the aggregate amount of all payments on such Pass Through Certificates other than payments made in respect of interest or premium or reimbursement of any costs and expenses in connection therewith. See "Description of the Pass Through Certificates--Pool Balance".

   "Prefunding Period" means, for each Aircraft, the period, if any, commencing on the date of the issuance of the Pass Through Certificates to but not including the delivery date of such Aircraft or, if delivery of such Aircraft does not occur, to but not including the date of prepayment of the related Equipment Trust Certificates.

   "Prohibited Transactions" has the meaning set forth in "ERISA
Considerations".

   "Prospectus" means the prospectus relating to Pass Through Certificates dated June 10, 1999.

   "PTCE" means, in connection with ERISA considerations, the Prohibited Transaction Class Exemption.

   "PTC Event of Default" means, for any class of Pass Through Certificates, failure of the Pass Through Trustee to pay within 10 business days of the due date thereof (i) the outstanding Pool Balance of the class of Pass Through Certificates on the Final Legal Distribution Date for the class or (ii) interest due on the Pass Through Certificates on any Distribution Date (unless in the case of the Class A Pass Through Certificates and Class B Pass Through Certificates, the Subordination Agent has made an Interest Drawing in an amount sufficient to pay such interest and has distributed such amount to the Certificateholders entitled thereto).

   "Rating Agencies" means, collectively, Moody's and Standard & Poor's.

   "Ratings Confirmation" means, with respect to any action proposed to be taken, a written confirmation from each of the Rating Agencies that such action would not result in (1) a reduction of the rating for any class of Pass Through Certificates below the then current rating for such class of Pass Through Certificates or (2) a withdrawal or suspension of the rating of any class of Pass Through Certificates.

                                     A-I-7

   "Registrar" means, for each Pass Through Trust, The Bank of New York.

   "Registration Statement" means Federal Express' Registration Statement No. 333-80001 on Form S-3.

   "Regular Distribution Date" means, for each Pass Through Trust, January 15 and July 15 of each year, commencing January 15, 2000.

   "Remaining Weighted Average Life" has the meaning set forth in "Description of the Equipment Trust Certificates--Prepayment".

   "Replacement Facility" means, for any Pass Through Trust, an irrevocable revolving credit agreement in substantially the form of the initial Liquidity Facility for such Pass Through Trust, including reinstatement provisions, or subject to certain conditions, in such other form (which may include a letter of credit) as will permit the Rating Agencies to confirm in writing their respective ratings then in effect for the related Pass Through Certificates (before downgrading of such ratings, if any, as a result of any downgrading of the Liquidity Provider), and in a face amount equal to the Required Amount for such Pass Through Trust and issued by a person having unsecured debt ratings issued by the applicable Rating Agencies which are equal to or higher than the Threshold Rating.

   "Required Amount" means, with respect to the Liquidity Facility for any applicable Pass Through Trust, an amount equal to the interest payable on the related Pass Through Certificates on the next three consecutive Regular Distribution Dates (without regard to expected future payments of principal on such Pass Through Certificates) at the Stated Interest Rate for such Pass Through Trust.

   "Scheduled Payment" means any payment of interest on, or principal of and interest on, any Equipment Trust Certificate that constitutes Trust Property thereof, scheduled to be received by the related Pass Through Trustee on a Regular Distribution Date.

   "SEC" means The Securities and Exchange Commission of the United States and any successor agencies or authorities.

   "Securities Act" means the Securities Act of 1933, as amended.

   "Series A Equipment Trust Certificates" means Equipment Trust Certificates issued and designated as Series A under the related Indenture.

   "Series B Equipment Trust Certificates" means Equipment Trust Certificates issued and designated as Series B under the related Indenture.

   "Series C Equipment Trust Certificate" means Equipment Trust Certificates issued and designated as Series C under the related Indenture.

   "Series C Prepayment Date" means January 15, 2000 or any date prior thereto selected by Federal Express.

   "Series Supplement" means each of Series Supplement 1999-1-A, Series Supplement 1999-1-B and Series Supplement 1999-1-C between Federal Express and the Pass Through Trustee, in each case pursuant to which the related Pass Through Trust will be formed in accordance with the Pass Through Agreement and the related class of Pass Through Certificates will be issued.

   "SH&E" means Simat, Helliesen & Eichner, Inc., one of the Appraisers.

   "Special Distribution Date" means any Business Day on which a Special Payment is to be distributed.

                                     A-I-8

   "Special Payment" means, for any Pass Through Trust, any payments of principal, Make-Whole Premium or interest, other than Scheduled Payments and certain other payments as set forth in the Intercreditor Agreement, received by the related Pass Through Trustee on any of the Equipment Trust Certificates held in such Pass Through Trust and any proceeds from the sale of any such Equipment Trust Certificates by such Pass Through Trustee.

   "Specified Investments" means any of the following: (a) direct obligations of the United States of America or obligations fully guaranteed as to timely payment of principal and interest by the United States of America or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States of America; (b) commercial paper rated A-1/P-1 by Standard & Poor's and Moody's, respectively or, if such ratings are unavailable, rated by any nationally recognized rating organization in the United States equal to the highest rating assigned by such rating organization; (c) investments in negotiable certificates of deposit, time deposits, banker's acceptances, commercial paper or other direct obligations of, or obligations guaranteed by, commercial banks organized under the laws of the United States or of any political subdivision thereof (or any U.S. branch of a foreign bank) with issuer ratings of at least B/C by Thomson Bankwatch, having maturities no later than 90 days following the date of such investment;
(d) overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers; or (e) overnight repurchase agreements with respect to the securities described in clause (a) above entered into with an office of a bank or trust company which is located in the United States of America or any bank or trust company which is organized under the laws of the United States or any state thereof and in any case has capital, surplus and undivided profits aggregating at least $500 million.

   "Standard & Poor's" means, Standard & Poor's, a division of The McGraw-Hill Company, Inc.

   "Stated Interest Rates" means the interest rates applicable to the Pass Through Certificates of each Pass Through Trust.

   "Subordination Agent" means The Bank of New York.

   "Threshold Rating" has the meaning set forth in "Prospectus Summary-- Threshold Rating of the Liquidity Provider".

   "Transportation Code" means Title 49 of the United States Code, as amended.

   "Treasury Yield" has the meaning set forth in "Description of the Equipment Trust Certificates--Prepayment".

   "Triggering Event" has the meaning set forth in "Description of the Intercreditor Agreement--Intercreditor Rights; Control of Remedies".

   "Trust Agreement" means each of four trust agreements between the related Owner Trustee and the related Owner Participant.

   "Trust Property" means, for each Pass Through Trust: (1) the Equipment Trust Certificates held in such Pass Through Trust; (2) the rights of such Pass Through Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights); (3) except for the Class C Trust, all monies receivable under the Liquidity Facility for such Pass Through Trust; and
(4) funds from time to time deposited with the Pass Through Trustee in accounts relating to such Pass Through Trust.

   "Underwriter Exemption" has the meaning set forth in "ERISA Considerations".

   "Underwriters" means Morgan Stanley & Co. Incorporated, Credit Suisse First Boston Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc.

   "Underwriting Agreement" means the agreement among Federal Express and the Underwriters relating to the purchase by the Underwriters of the related Pass Through Certificates.

                                     A-I-9

                                                                     APPENDIX II

                                                             AvSOLUTIONS, INC.
                                                             -------------------
                                                             Aviation Solutions


                                                                    June 2, 1999

Mr. Bob Henning
Vice President and Treasurer
Federal Express Corporation
2007 Corporate Avenue
Memphis, Tennessee 38132


Dear Mr. Henning:

        AvSOLUTIONS is pleased to provide this opinion on the base value, as of June 1999, of four Airbus Industrie A300F4-605R aircraft (the aircraft). The A300F4-605R aircraft are powered by General Electric CF6-80C2A5F engines. The four aircraft will be delivered new to Federal Express Corporation between the third quarter of 1999 and the fourth quarter of 1999. A listing of the aircraft is provided as attachment 1 of this document.

        Set forth below is a summary of the methodology, considerations and assumptions utilized in this appraisal.

BASE VALUE

        Base value is the appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm's length, cash transactions between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

CURRENT FAIR MARKET VALUE

        According to the International Society of Transport Aircraft Trading's (ISTAT) definition of Fair Market Value (FMV), to which AvSOLUTIONS subscribes, the quoted FMV is the appraiser's opinion of the most likely trading price that may be generated for an aircraft under the market circumstances that are perceived to exist at the time in question. The fair market value assumes that the aircraft is valued for its highest and best use, that the parties to the hypothetical sales transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm's length basis, for cash equivalent consideration, and given an adequate amount of time for effective market exposure to perspective buyers, which AvSOLUTIONS considers to be ten to twenty months.




       10687 Gaskins Way, Suite 200, Manassas, Virginia 20109-2371, USA
                  Telephone: 703-330-0461  Fax: 703-330-0581
                         Email: avsol@avsolutions.com

                                                                     AvSOLUTIONS
--------------------------------------------------------------------------------

  Page 2
  Federal Express Corporation

  APPRAISAL METHODOLOGY

        The method employed by AvSOLUTIONS to appraise the current and future values of aircraft and the associated equipment addresses the factors that influence the market value of an aircraft, such as its age, condition, configuration, the population of similar aircraft, similar aircraft on the market, operating costs, cost to acquire a new aircraft, and the state of demand for transportation services.

        To achieve this objective, cross-sectional data concerning the values of aircraft in each of several general categories is collected and analyzed. Cross-sectional data is then postulated and compared with reported market values at a specified point in time. Such data reflects the effect of deterioration in aircraft performance due to usage and exposure to the elements, as well as the effective of obsolescence due to the evolutionary development and implementation of new designs and materials.

        The product of the analysis identifies the relationship between the value of each aircraft and its characteristics, such as age, model designation, service configuration and engine type. Once the relationship is identified, one can then postulate the effects of the difference between the economic circumstances at the time when the cross-sectional data were collected and the current situation. Therefore, if one can determine the current value of an aircraft in one category, it is possible to estimate the current values of all aircraft in that category.

        The manufacturer and size of the aircraft usually determine the specific category to which it is assigned. Segregating the world airplane fleet in this manner accommodates the potential effects of difference size and different design philosophies.

        The variability of the data used by AvSOLUTIONS to determine the current and future market values implies that the actual value realized will fall within a range of value. Therefore, if a contemplated value falls within the specified confidence range. AvSOLUTIONS cannot reject the hypothesis that it is a reasonable representation of the current market situation.

LIMITING CONDITIONS AND ASSUMPTIONS

        In order to conduct this valuation, AvSOLUTIONS is solely relying on information as supplied by Federal Express Corporation or Morgan Stanley, and from within AvSOLUTIONS' own database. In determining the base value of the subject Airbus Industrie A300F4-605R aircraft, the following assumptions have been researched and determined:

                                                                     AvSOLUTIONS
--------------------------------------------------------------------------------

  Page 3
  Federal Express Corporation

  1. AvSOLUTIONS has not inspected these aircraft or their maintenance records; accordingly, AvSOLUTIONS cannot attest to their specific location or condition.

  2. The aircraft will be delivered new to Federal Express Corporation between the third quarter of 1999 and the fourth quarter of 1999.

  3. The aircraft will be certified, maintained and operated under United States Federal Aviation Regulation (FAR) PART 121.

  4. All mandatory inspections and Airworthiness Directives have been complied with.

  5.  The aircraft have no damage history.

  6.  The aircraft are in good condition.

  7. AvSOLUTIONS considered the economic useful life of these aircraft to be at least 37 years.

        Based upon the above methodology, considerations and assumptions, it is AvSOLUTIONS' opinion that the base values of each aircraft are as listed in attachment 1.

                                                                     AvSOLUTIONS
--------------------------------------------------------------------------------

  Page 4
  Federal Express Corporation



  STATEMENT OF INDEPENDENCE

        This appraisal report represents the opinion of AvSOLUTIONS, and is intended to be advisory in nature. Therefore, AvSOLUTIONS assumes no responsibility or legal liability for actions taken or not taken by the Client or any other party with regard to the subject aircraft. By accepting this report, the Client agrees that AvSOLUTIONS shall bear no responsibility or legal liability regarding this report. Further, this report is prepared for the exclusive use of the Client and shall not be provided to other parties without the Client's express consent.

        AvSOLUTIONS hereby states that this valuation report has been independently prepared and fairly represents the subject aircraft and AvSOLUTIONS' opinion of their values. AvSOLUTIONS further states that it has no present or contemplated future interest or association with the subject aircraft.


  Signed,


  /s/ Bryant Lynch
  Bryant Lynch
  Manager, Commercial Appraisals

                                                                     AvSOLUTIONS
--------------------------------------------------------------------------------

                          FEDERAL EXPRESS CORPORATION

               AIRBUS INDUSTRIE A300F4-605R AIRCRAFT BASE VALUES

                               As of June, 1999




        Registration Number              N683FE              N684FE
        Serial Number                     801                  802
        Engine Type                   CF6-80C2A5F          CF6-80C2A5F
        Expected Delivery Date         July 1999           August 1999
        MTOGW (estimated)             375,900 lbs          375,900 lbs
        BASE VALUE                    $89,460,000          $89,460,000


        Registration Number              N685FE              N686FE
        Serial Number                     803                  804
        Engine Type                   CF6-80C2A5F          CF6-80C2A5F
        Expected Delivery Date      September 1999        October 1999
        MTOGW (estimated)             375,900 lbs          375,900 lbs
        BASE VALUE                    $89,460,000          $90,130,000





               Note: All Aircraft are Stage III noise-compliant


                                 Attachment 1

                             MORTEN BEYER & AGNEW
--------------------------------------------------------------------------------
                           AVIATION CONSULTING FIRM


                               Appraisal of Four
                          Airus A300F4-605R Aircraft



                                 PREPARED FOR:

                          Federal Express Corporation

                                 JUNE 1, 1999



         Washington, D.C.                                 London
     8180 Greensboro Drive                        Lahinch 62, Lashmere
          Suite 1000                                    Copthorne
     McLean, Virginia 22102                            West Sussex
      Phone +703 847 6598                          Phone +44 1342 716248
       Fax +703 847 1911                             Fax +44 1342 718967

MBA

I.     INTRODUCTION AND EXECUTIVE SUMMARY

MORGEN BEYER & AGNEW (MBA) has been retained by Federal Express Corporation to determine the Base Values of four Airbus A300F4-605R freighter aircraft. The aircraft are further identified in Section II of this report.

Based on the information set forth in this report, it is our opinion that the aggregate Base Value of the aircraft in this portfolio is $315,900,000 with their respective individual values notes in Section II.

MBA uses the definition of certain terms, such as Current Market Value and Base Value, as promulgated by the Appraisal Program of International Society of Transport Aircraft Trading (ISTAT), a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and established a technical and ethical recognition as expert appraisers.

ISTAT defines Current Market Value (CMV) as the appraiser's opinion of the most likely trading price that may be generated for an aircraft under market conditions that are perceived to exist at the time in question. Market Value
(MV) assumes that the aircraft is valued for its highest, best use; that the parties to the hypothetical sales transaction are willing, able, prudent and knowledgeable and under no unusual pressure for a prompt sale; and that the transaction would be negotiated in an open and unrestricted market on an arm's-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers.

The ISTAT definition of Base Value (BV) states that market circumstances are assumed to be in a reasonable state of equilibrium. This, BV pertains to an idealized aircraft and market combination and will not necessarily reflect the actual Current Market Value of the aircraft in question. BV is founded in the historical trend of values and is generally used to analyze historical values or to project future values.


MBA

II.   AIRCRAFT & BASE VALUES


                        A300F4-605R Freighter Aircraft

     Serial Number       Delivery Date        Engine Type       Base Values
     ----------------------------------------------------------------------
        N683FE             July 1999          CF6-80C2-A5F      $78,500,000
        N684FE            August 1999         CF6-80C2-A5F      $78,820,000
        N685FE          September 1999        CF6-80C2-A5F      $79,130,000
        N686FE           October 1999         CF6-80C2-A5F      $79,450,000
     ----------------------------------------------------------------------
                      TOTAL                                    $315,900,000
     ----------------------------------------------------------------------


MBA                                    2

III.  CURRENT MARKET CONDITIONS

Airbus Industrie

As recently as five years ago there were only eight Airbus cargo aircraft in the world--now the total is 98. Three major events occurred during the mid nineties which impelled this exponential growth after years of stagnation:

        . Deliveries of the A300F-600R began to snowball, as FedEx and UPS needed more widebody lift.

        . Conversions of the A310F began, again with FedEx as the impetus, and

        . Conversions of A300C4-200 began as well, almost simultaneously.



                               Airbus Cargo Fleet

                Type              In Operation             On Order
        ----------------------------------------------------------------
             A300B4-600F               1
         A300C4-200/F4-200            28
         A300C4-600/F4-600            30                      38
          A310-200C/-200F             39
        -----------------------------------------------------------------


There are no publicly announced plans for cargo versions of the A330 and A340, although Airbus is probably scrutinizing the relatively low orders of the B747-400F, B767F, and MD-11F, the only western-built widebodies other than the A300F-600R in production. There are too many low-cost older widebodies available.

It is unlikely that any Airbus narrowbodies will ever be build as cargo aircraft, and it will be many years before a significant number will be converted. The aircraft are too new. It has only been a little over ten years since the first A320s were delivered, and it would be difficult to compete with the large number of older narrowbodies which are currently available at attractive prices.


MBA                                    3

It is more likely that Airbus will seek additional customers for conversion of A300B4s, A310-200s, and, when the time is opportune, the A310-300. However, a day will come when almost all of the older widebodies, be they Airbus or Boeing, Lockheed or McDonnell Douglas, will have been converted, just as most of the remaining B707s and all the DC-8-60/-70s have already been converted, and the demand for widebody lift will create a demand for new cargo widebodies.

A300F-600

The A300F-600 was developed to meet the specific requirements of FedEx, who, with a fleet of 30 of these aircraft, plus 6 on order, remains the world's only A300F-600 operator presently. UPS has 30 of these aircraft on order.

There are 194 passenger A300-600s and A300-600Rs in service, and only one more of the latter on order, and in time some of these will probably be converted to cargo aircraft. However, the fleet is too new to expect a significant number to be converted for many years.

Currently, there are nine A300B4-200 freighter aircraft in the market for sale/lease by Korean Airlines, C-S Aviation, and Bristol Associates and more than half of them have been in the market for six or more months.

In the upcoming years, the large freighter market, served by aircraft with a payload of 60 tonnes or greater, is expected to increase, especially in the Asia Pacific region and North America.

A recent MBA study indicated that between January 1997 and January 1999, the B727 and DC-8 freighters dominated the narrow body fleet and the B747 was the leading wide body. The surprising factor was the trend. The narrowbody freighter fleet increased by only 27 aircraft, or 3 percent, and the widebodies by 110, or 30 percent, between 1997 and 1999.

The growth of air cargo, cheaper conversion costs, FAA's restrictions for certain types of already converted narrowbodies, and noise restrictions were some of the factors

MBA                                    4
responsible for this shift. However, while narrowbody freighters have reasonably good costs per ATM (available tonne miles), and are comparable with the widebodies, the narrowbody costs per cubic foot of capacity are far greater than the A300s. At a cost of 41 cents per cubic foot mile (one cubic foot of capacity carried one mile), a B727-200 costs 52 percent more than an A300 at 27 cents per cubic foot mile. Therefore, A300 series freighters will hold on to their values and be a good alternative to replace and augment the geriatric B707/B727/DC-8 freighters and meet the demand over the next decade.

Over the past year, MBA has noted that both Boeing and Airbus have been offering heavy discounts, as much as 20 to 25 percent, to market their aircraft such as the A300F-600. This factor is included in MBA's appraisal.

MBA                                    5

VI. COVENANTS

This report has been prepared for the exclusive use of Federal Express Corporation and shall not be provided to other parties by MBA without the express consent of Federal Express Corporation.

MBA certifies that this report has been independently prepared and that it fully and accurately reflects MBA's opinion as to the Base Value. MBA further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft.

This report represents the opinion of MBA as to the Base Value of the subject aircraft and is intended to be advisory only, in nature. Therefore, MBA assumes no responsibility or legal liability for any actions taken, or not taken, by Federal Express Corporation or any other party with regard to the subject aircraft. By accepting this report, all parties agree that MBA shall bear no such responsibility or legal liability.

                                        PREPARED BY:

                                        /s/ Teo Ozdener

                                        Teo Ozdener, M.Sc., P.Eng.
                                        Vice President - Technical

                                        REVIEWED BY:

                                        /s/ Morten S. Beyer

                                        Morten S. Beyer
                                        Chairman & CEO
June 1, 1999                            ISTAT Certified Senior Appraiser Fellow

MBA                                    6

Simat, Helliesen & Eichner, Inc.     Tel:   +1-212-682.8455
90 Park Avenue                       Fax:   +1-212-986.1825
New York, New York 10016             Email: newyork@sh-e.com
United States of America

SH&E


June 15, 1999


Mr. Robert Henning
Vice President & Treasurer
Federal Express Corporation
2007 Corporate Avenue, 4th Floor
Memphis, TN 38132

Re: Value Opinion of Four A300F4-600R Aircraft

Dear Mr. Henning:

Simat, Helliesen & Eichner, Inc., ("SH&E") was retained by Federal Express Corporation (the "Client") to determine the Base Value ("BV") for four Airbus A300F4-600R aircraft (the "Subject Aircraft"). The Subject Aircraft specifications can be found in Appendix 1.

SH&E has determined the following values for the Subject Aircraft:

                      Subject Aircraft Base Values ($Mil)

      Aircraft       Registration     Expected Date of        Base
      Type/1/           Number       Delivery to FedEx       Value
-------------------------------------------------------------------------
   A300F4-605R          N683FE             July 1999         $88.5
   A300F4-605R          N684FE            August 1999        $88.6
   A300F4-605R          N685FE           September 1999      $88.7
   A300F4-605R          N686FE            October 1999       $88.8

                          SH&E Valuation Methodology

Since SH&E was formed in 1963, the firm has appraised virtually every major commercial jet and turboprop aircraft models and has also appraised many general aviation and corporate aircraft models. SH&E's appraisals are performed according to the International Society of Transport Aircraft Trading (ISTAT) principles of appraisal practice and code of ethics. SH&E's staff includes two appraisers certified by ISTAT.

The SH&E valuation approach starts by determining a half-life value. The term "half-life" represents an aircraft whose major components (e.g. airframe, engines, landing gear and APU) have used 50 percent of the time between scheduled or expected overhauls. This initial appraisal can then be adjusted (positive or negative) for each individual unit to reflect the aircraft's

----------------
1 The subject A300F4-600R aircraft were ordered by Federal Express as production freighters and have not yet been delivered.

New York   Boston   Washington, D.C.   London   Amsterdam

SH&E

                                                              Mr. Robert Henning
                                                                   June 15, 1999
                                                                          Page 2

maintenance status relative to the next overhaul. In most cases, the Base Value of an aircraft assumes its physical condition is average for an aircraft of its type and age, and its maintenance time status is at half-life (or benefiting from an above-average maintenance status if it is new or nearly new, as the case may be). SH&E half-life values are determined on a semi-annual basis by reviewing recent past sales, aircraft availability trends, technological aspects, environmental constraints and maintenance requirements.

In the case of new aircraft, the above half-life values are automatically adjusted upwards to reflect the fact that the aircraft has the full span of maintenance overhaul intervals available. Consequently, SH&E's initial depreciation of new aircraft is considerably greater than for a used aircraft, thereby accounting for both the change in its maintenance status and its intrinsic depreciation.

                             Base Value Definition

The Base Value (BV) is the appraiser's opinion of the price at which an aircraft would change hands between a willing buyer and a willing seller, neither being under compulsion to buy or sell, and both having knowledge of all relevant facts. An aircraft's BV is founded in the historical trend of values and in the projection of value trends, and presumes an arm's-length, cash transaction.

Since BV pertains to a somewhat idealized aircraft and market combination, it may not necessarily reflect the actual value of the aircraft in question, but is a nominal starting value to which adjustments may be applied to determine an actual value.

The BV of each aircraft is derived from SH&E's aircraft valuation models. The SH&E BV models provide trend lines derived from known transactions, econometric factors affecting aircraft values and aircraft economic life estimates. Because it is related to long-term market trends, the BV definition is normally applied to analyses of historical values and projections of residual values.

                          Description of the Aircraft

Airbus A300

The Airbus Industrie A300 is a wide-body, twin-engined commercial jet aircraft on which construction began in September 1969. The A300 series includes the A300B1, A300B2-100/200, A300B4-100/200, A300-600 and A300-600R.

The A300-600 was first delivered in 1984 as an advanced version of the A300B4-200. By moving the pressure bulkhead aft, Airbus was able to offer seating for 266 passengers in a two-class configuration. The aircraft systems were also modified to incorporate an Electronic Flight Instrumentation System
(EFIS), digital avionics, advanced braking control system, new Auxiliary Power Unit and numerous aerodynamic improvements to reduce drag and enhance

SH&E

                                                              Mr. Robert Henning
                                                                   June 15, 1999
                                                                          Page 3

payload/range capabilities. The A300-600R is the extended range version of the A300-600, mainly due to the addition of a fuel trim tank in the tail.

The A300F4-600R freighter aircraft was launched in July 1991 with an order for 25 by Federal Express. The A300F4-600R is based on the fuselage of the A300-600R, with the addition of a large forward port-side cargo door, strengthened cabin floor and main cabin smoke detection system. The usable length of the upper cargo floor is 109 ft 9 in and the upper deck cargo door measures 8 ft 5 in high and 11 ft 9 in wide.

As of April 1999, 32 A300C4-600/F4-600 aircraft were in operation and one is available for sale/lease.

                                  Assumptions

SH&E used information supplied by the Client together with in-house data accumulated through other recent studies of aircraft transactions. Specific assumptions included the following:

 . The Subject Aircraft will be delivered new having been built as freighter variants by the manufacturer, Airbus Industrie.

 . SH&E assumed that the Subject Aircraft meet or will meet all of the specifications and performance standards for typical aircraft.

 . SH&E assumed that all normally required maintenance has been or will be performed, including all Airworthiness Directives and Service Bulletins.

 . SH&E assumed that the Subject Aircraft will remain in freighter configuration and continue to be certified for operations under the U.S. Federal Aviation Administration, a successor agency or a comparable authority.

                                  Limitations

SH&E's opinions are based upon historical relationships and expectations that it believes are reasonable. Some of the underlying assumptions, including those described above are detailed explicitly or implicitly elsewhere in this report, and may not materialize because of unanticipated events and circumstances. SH&E's opinions could, and would, vary materially, should any of the above assumptions prove to be inaccurate.

The opinions expressed herein are not given as an inducement or endorsement for any financial transaction. They are prepared for the exclusive use of the addressee and the addressee may not provide this report to other parties, including third parties, without SH&E's written consent.

SH&E

                                                              Mr. Robert Henning
                                                                   June 15, 1999
                                                                          Page 4

SH&E accepts no responsibility for damages, if any, that may result from decisions made or actions taken by third parties that may be based upon this report.

This report reflects SH&E's expert opinion and best judgment based upon the information available to it at the time of its preparation. SH&E does not have, and does not expect to have, any financial interest in the appraised property.

Yours Sincerely,

/s/ Clive G. Medland

Clive G. Medland
Vice President
ISTAT Senior Appraiser

cc: Cecilia Park, Morgan Stanley

SH&E

                                                                      Appendix 1

                        Subject Aircraft Specifications

        Aircraft Type                                  A300F4-600R
    ----------------------------------------------------------------------
    Engine Types                                       CF6-80C2A5
    Maximum Takeoff Gross Weight (lbs)                   375,900
    Maximum Landing Weight (lbs)                         308,650
    Operating Empty Weight (lbs)                         174,300
    Maximum Zero Fuel Weight (lbs)                       286,600
    Fuel Capacity (lbs)                                  120,600
    Gross Weight Limited Payload (lbs)                   112,300
    Upper Deck Cargo  - 88 by 125 in. pallets               15
                      - 96 by 125 in. pallets               12
    Lower Deck Cargo  - 88 in. pallets + LD3s             4 + 10
                      - 96 in. pallets + LD3s             4 + 10
    Range - Gross weight limited payload (nm)             2,650
    Length Overall                                      177 ft 5 in
    Wing Span                                           147 ft 11 in

                                                                    APPENDIX III

                      EQUIPMENT TRUST CERTIFICATE PAYMENTS

                          Pass Through Trust, 1999-1-A
                          % Equipment Trust Certificates

Regular Distribution Date         N683FE*     N684FE*     N685FE*     N686FE*
-------------------------         ------      ------      ------      ------
15-Jan-00......................
15-Jul-00......................
15-Jan-01......................
15-Jul-01......................
15-Jan-02......................
15-Jul-02......................
15-Jan-03......................
15-Jul-03......................
15-Jan-04......................
15-Jul-04......................
15-Jan-05......................
15-Jul-05......................
15-Jan-06......................
15-Jul-06......................
15-Jan-07......................
15-Jul-07......................
15-Jan-08......................
15-Jul-08......................
15-Jan-09......................
15-Jul-09......................
15-Jan-10......................
15-Jul-10......................
15-Jan-11......................
15-Jul-11......................
15-Jan-12......................
15-Jul-12......................
15-Jan-13......................
15-Jul-13......................
15-Jan-14......................
15-Jul-14......................
15-Jan-15......................
15-Jul-15......................
15-Jan-16......................
15-Jul-16......................
15-Jan-17......................
15-Jul-17......................
15-Jan-18......................
15-Jul-18......................
15-Jan-19......................
15-Jul-19......................
15-Jan-20......................
15-Jul-20......................
15-Jan-21......................
15-Jul-21......................
15-Jan-22......................
15-Jul-22......................

--------
* The schedules for the Equipment Trust Certificates of these Aircraft are subject to adjustment in compliance with the Mandatory Economic Terms.

                                    A-III-1

                      EQUIPMENT TRUST CERTIFICATE PAYMENTS

                          Pass Through Trust, 1999-1-B
                          % Equipment Trust Certificates

Regular Distribution Date         N683FE*     N684FE*     N685FE*     N686FE*
-------------------------         ------      ------      ------      ------
15-Jan-00......................
15-Jul-00......................
15-Jan-01......................
15-Jul-01......................
15-Jan-02......................
15-Jul-02......................
15-Jan-03......................
15-Jul-03......................
15-Jan-04......................
15-Jul-04......................
15-Jan-05......................
15-Jul-05......................
15-Jan-06......................
15-Jul-06......................
15-Jan-07......................
15-Jul-07......................
15-Jan-08......................
15-Jul-08......................
15-Jan-09......................
15-Jul-09......................
15-Jul-10......................
15-Jan-11......................
15-Jul-11......................
15-Jan-12......................
15-Jul-12......................
15-Jan-13......................
15-Jul-13......................
15-Jan-14......................
15-Jul-14......................
15-Jan-15......................
15-Jul-15......................
15-Jan-16......................
15-Jul-16......................
15-Jan-17......................
15-Jul-17......................
15-Jan-18......................
15-Jul-18......................
15-Jan-19......................
15-Jul-19......................

--------
* The schedules for the Equipment Trust Certificates of these Aircraft are subject to adjustment in compliance with the Mandatory Economic Terms.

                                    A-III-2

                      EQUIPMENT TRUST CERTIFICATE PAYMENTS

                          Pass Through Trust, 1999-1-C
                          % Equipment Trust Certificates

Regular Distribution Date         N683FE*     N684FE*     N685FE*     N686FE*
-------------------------         ------      ------      ------      ------
15-Jan-00......................
15-Jul-00......................
15-Jan-01......................
15-Jul-01......................
15-Jan-02......................
15-Jul-02......................
15-Jan-03......................
15-Jul-03......................
15-Jan-04......................
15-Jul-04......................
15-Jan-05......................
15-Jul-05......................
15-Jan-06......................
15-Jul-06......................
15-Jan-07......................
15-Jul-07......................
15-Jan-08......................
15-Jul-08......................
15-Jan-09......................
15-Jul-09......................
15-Jan-10......................
15-Jul-10......................
15-Jan-11......................
15-Jul-11......................
15-Jan-12......................
15-Jul-12......................
15-Jan-13......................
15-Jul-13......................
15-Jan-14......................
15-Jul-14......................
15-Jan-15......................
15-Jul-15......................
15-Jan-16......................
15-Jul-16......................
15-Jan-17......................
15-Jul-17......................
15-Jan-18......................
15-Jul-18......................
15-Jan-19......................
15-Jul-19......................

--------
* The schedules for the Equipment Trust Certificates of these Aircraft are subject to adjustment in compliance with the Mandatory Economic Terms.

                                    A-III-3

PROSPECTUS


                               [Federal Express]

                              PASS THROUGH TRUSTS
                           PASS THROUGH CERTIFICATES

   This prospectus relates to the issuance of Pass Through Certificates by one or more Pass Through Trusts.

   The Pass Through Certificates:

  . will have an aggregate public offering price of up to $300,000,000

  . will be issued in one or more series

  . will be payable at the times and in the amounts specified in a prospectus supplement

  . will represent interests in the relevant Pass Through Trust only, will be paid only from the assets of that Pass Through Trust and will not represent obligations of, or be guaranteed by, Federal Express, and

  . may have one or more forms of credit or liquidity enhancement.

   Each Pass Through Trust:

  . will issue one or more series of Pass Through Certificates

  . will use the proceeds of each series of Pass Through Certificates to purchase Equipment Certificates of one or more series, and

  . will pass through payments on the Equipment Certificates that it owns, subject to any applicable subordination provisions.

   The Equipment Certificates:

  . will be issued in one or more series, and

  . will be either:

    - Owned Aircraft Certificates issued by Federal Express with recourse to Federal Express either to finance or refinance all or a portion of the cost of the Owned Aircraft, or

    - Leased Aircraft Certificates issued on a non-recourse basis by owner trustees pursuant to leveraged lease transactions to finance or refinance a portion of the cost of the Leased Aircraft. The amounts due from Federal Express under such leases will be sufficient to pay in full when due all principal of and any premium and interest on the related Equipment Certificates, subject to any limitations specified in a prospectus supplement.

   There was no public market for the Pass Through Certificates of any series before their issuance and there is no assurance that one will develop or continue. Federal Express does not intend to apply for the listing of any series of the Pass Through Certificates on a national securities exchange, unless otherwise indicated in a prospectus supplement.

   This prospectus will be accompanied by a prospectus supplement which will describe the specific terms of the particular series of Pass Through Certificates being sold and the underlying Equipment Certificates. Sales of any Pass Through Certificates may not be consummated without both this prospectus and the prospectus supplement.

   Investing in the Pass Through Certificates involves risks which are described in the "Risk Factors" section beginning on page 4 of this prospectus.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is June 10, 1999.

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a Registration Statement on Form S-3 that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may sell the Pass Through Certificates described in this prospectus in one or more offerings. This prospectus provides you with a general description of the Pass Through Certificates we may offer. Each time we sell Pass Through Certificates, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement, together with the additional information described below under "Where You Can Find More Information."

   This prospectus does not contain all the information provided in the Registration Statement that we filed with the SEC. For further information about Federal Express or the Pass Through Certificates, you should refer to that Registration Statement. Statements contained in this prospectus or in any prospectus supplement as to the contents of any contract or other document are not necessarily complete, and you should review the full text of those contracts and other documents.

   The Registration Statement that we filed with the SEC relating to the Pass Through Certificates can be obtained from the SEC as described below under "Where You Can Find More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports with the SEC. These SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any such document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, and in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms and copy charges.

   The SEC allows us to "incorporate by reference" the information we file with it, which means:

  . we can disclose important information to you by referring you to those documents

  . information incorporated by reference is considered to be part of this prospectus, even though it is not repeated in this prospectus or in any prospectus supplement, and

  . information that we file with the SEC will automatically update and supersede this prospectus and any prospectus supplement.

   We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of the filing of this Registration Statement and prior to its effectiveness, and until we complete our offering of Pass Through
Certificates:

  . Annual Report on Form 10-K for the fiscal year ended May 31, 1998, filed
    August 21, 1998

  . Quarterly Reports on Form 10-Q for the fiscal quarters ended August 31,
    1998, November 30, 1998 and February 28, 1999, filed October 13, 1998, January 13, 1999 and April 13, 1999, respectively

  . Current Reports on Form 8-K dated June 30, July 8, July 15, August 27,
    September 21, September 22, October 22 and November 17, 1998, respectively, filed July 15, July 14, August 5, September 10, October 5, October 6, November 12 and December 1, 1998, respectively.

   You may obtain a copy of these filings, other than their exhibits, unless those exhibits are specifically incorporated by reference in the filings, at no cost by writing or telephoning us at the following address:

   Elizabeth R. Allen
   Investor Relations
   FDX Corporation
   Box 727
   Memphis, Tennessee 38194-1854
   (901) 395-3478

   You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell any Pass Through Certificates in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents. Also, you should not assume that there has been no change in the affairs of Federal Express since the date of this prospectus or any prospectus supplement.

                   REPORTS TO PASS THROUGH CERTIFICATEHOLDERS

   The Pass Through Trustee under each Pass Through Trust will provide each Certificateholder with periodic statements concerning the distributions made from such Pass Through Trust. See "Description of the Pass Through Certificates--Statements to Certificateholders."

                          FEDERAL EXPRESS CORPORATION

   Federal Express is a wholly-owned subsidiary of FDX Corporation. Federal Express offers a wide range of express services for the time-definite transportation of documents, packages and freight throughout the world using an extensive fleet of aircraft and vehicles and leading-edge information technologies. Corporate headquarters of Federal Express are located at 2005 Corporate Avenue, Memphis, Tennessee 38132, telephone (901) 369-3600.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                  (Unaudited)

                                                              Nine Months
                                                                 Ended
                                       Year Ended May 31,    February 28,
                                    ------------------------ -------------
                                    1994 1995 1996 1997 1998  1998   1999
                                    ---- ---- ---- ---- ---- ------ ------
Ratio of Earnings to Fixed Charges  1.7x 2.0x 1.9x 2.0x 2.1x   2.0x   1.9x

   Earnings included in the calculation of the ratio of earnings to fixed charges represent income before income taxes plus fixed charges, other than capitalized interest. Fixed charges include interest expense, capitalized interest, amortization of debt issuance costs and a portion of rent expense representative of interest.

   As a result of this offering of Pass Through Certificates, Federal Express may be more highly leveraged than currently reflected in this table.

                                 RISK FACTORS

   You should consider carefully the risk factors described below before you invest. You should read the information below together with the other information in this prospectus and the accompanying prospectus supplement.

Federal Express' business is subject to risks and uncertainties

   The operations and financial condition of Federal Express are subject to risks and uncertainties, including:

  . economic conditions in the markets in which Federal Express operates can affect demand for Federal Express' services

  . competition from other providers of express services with new or improved services

  . changes in customer demand patterns

  . increases in aviation and motor fuel prices

  . strikes, work stoppages and slowdowns by Federal Express' employees

  . Federal Express' ability to match aircraft, vehicle and sort capacity with customer volume levels

  . Federal Express' ability to obtain aviation rights in important international markets

  . contributions to financial results from the sale of engine noise reduction kits

  . changes in government regulation, weather and technological changes, and

  . availability of financing on terms acceptable to Federal Express.

Proceeds from the sale of an aircraft may be less than its appraised value

   The prospectus supplement will contain the appraised value of each Aircraft based upon the lesser of the average and the median value of the Aircraft as appraised by several independent appraisers who will be named in the prospectus supplement. The prospectus supplement may contain reports or summaries of these appraisals. Such appraisals will be based on various assumptions and methodologies, which may vary, resulting in different appraisals.

   An appraisal is only an estimate of value and you should not rely upon it as a measure of realizable value. The proceeds realized upon the sale of any Aircraft may be less than the appraised value of that Aircraft because of:

  . market and economic conditions at the time

  . the availability of buyers

  . the condition of the Aircraft

  . whether the Aircraft are sold separately or as a block, and

  . other factors.

   Therefore, there is no assurance that the proceeds realized upon any sale of an Aircraft will be as appraised or sufficient to satisfy in full payments due on the related Equipment Certificates or the Pass Through Certificates.

Some classes of Pass Through Certificates may be subordinate to other classes of Pass Through Certificates

   The Pass Through Trustee may enter into an intercreditor agreement which will provide for the subordination of some classes of Pass Through Certificates to other classes which may result in the subordinated classes receiving less than the full amount due to them after a payment default on any Equipment Certificates. The prospectus supplement will describe any such intercreditor agreement and cross-subordination provisions and any related terms.

Excess proceeds from the sale of one Aircraft will not be available to cover losses on other Equipment Certificates relating to other Aircraft

   The Equipment Certificates are not cross-collateralized, which means that liquidation proceeds from the sale of an Aircraft in excess of the principal amount of the Equipment Certificates related to that Aircraft will not be available to cover any losses on any other Equipment Certificates.

Rating Agencies may change their rating on the Pass Through Certificates at any time

   The Pass Through Certificates are expected to be assigned an "investment grade" rating by one or more Rating Agencies. The prospectus supplement will indicate the rating assigned to the Pass Through Certificates being sold. A rating is not a recommendation to purchase, hold or sell Pass Through Certificates because a rating does not address market price or suitability for a particular investor. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant, including the downgrading of Federal Express or the provider of a Liquidity Facility. The ratings of the Pass Through Certificates will be based primarily on the default risk of the Equipment Certificates, the availability of the Liquidity Facility for the Certificateholders, the collateral value provided by the Aircraft and any intercreditor and cross-subordination arrangements. The ratings are expected to address the likelihood of timely payment of interest when due on the Pass Through Certificates, at the non-default rate, and the ultimate payment of principal of the Pass Through Certificates on the final expected distribution date. The ratings are not expected to address the possibility of an Event of Default or an Indenture Event of Default or other circumstances, such as an Event of Loss, which may result in the payment of the outstanding principal amount of the Pass Through Certificates prior to the final expected distribution date.

   The reduction, suspension or withdrawal of the ratings of the Pass Through Certificates will not, in and of itself, constitute an Event of Default, unless the prospectus supplement specifies otherwise.

Owner Participants may request changes to the underlying agreements

   A prospectus supplement may specify that at the time of issuance of Pass Through Certificates, Federal Express may still be seeking or negotiating with Owner Participants with respect to the trusts relating to some of the Aircraft. Federal Express will hold the beneficial interest under the Trust Agreement relating to each of those Aircraft until the date upon which an Owner Participant commits to purchase or purchases an Aircraft. Federal Express will transfer to the Owner Participant on that date its beneficial interest under the Trust Agreement. The purchase date may be up to 90 days after the scheduled delivery date of the Aircraft. Those Owner Participants may request revisions to the Participation Agreement, Lease, Trust Agreement and Indenture, and there is no assurance that the terms of the agreements applicable to those Aircraft will be the same as the description of the agreements contained in the prospectus supplement.

   However, the terms of those agreements will be required to contain some mandatory document terms and not vary some other mandatory economic terms. Also, Federal Express will be obligated to certify to the Pass Through Trustee that any modifications to these agreements will not materially and adversely affect the Certificateholders and if the documents are modified in any material respect, to obtain written confirmation from each Rating Agency that the use of modified versions of those agreements will not result in a withdrawal, suspension or downgrading of the rating of any class of Pass Through Certificates.

The Indentures do not protect against a highly leveraged transaction involving Federal Express

   The Equipment Certificates in any Pass Through Trust, and therefore the related Pass Through Certificates, will not have the benefit of any debt covenants or provisions in the Indentures relating to those Equipment Certificates or Pass Through Certificates that would give the holders of Equipment Certificates and Pass Through Certificates any protection in the event of a highly leveraged transaction involving Federal Express.

A public market for the Pass Through Certificates may not develop or continue

   There was no public market for the Pass Through Certificates of any series before their issuance and there is no assurance that one will develop or continue. Federal Express does not intend to apply for the listing of any series of Pass Through Certificates on a national securities exchange, unless otherwise indicated in a prospectus supplement. If an active public market does not develop or continue, the market price and liquidity of the Pass Through Certificates may be adversely affected.

                    OUTLINE OF PASS THROUGH TRUST STRUCTURE

   Federal Express will offer one or more series of Pass Through Certificates pursuant to this prospectus and a related prospectus supplement. Each series of Pass Through Certificates will be issued by a separate Pass Through Trust. Each Pass Through Trust will be formed pursuant to a Series Supplement. The Pass Through Certificates issued by a particular Pass Through Trust will represent fractional undivided interests in such Pass Through Trust. Each Pass Through Trust will own the Owned Aircraft Certificates or the Leased Aircraft Certificates or both, as specified in the prospectus supplement.

   Concurrently with the execution and delivery of each Series Supplement, the Pass Through Trustee, on behalf of the Pass Through Trust formed by the Series Supplement, will enter into one or more Participation Agreements to purchase one or more Equipment Certificates. All of the Equipment Certificates that constitute the property of a Pass Through Trust will have an identical priority of payment relative to the other Equipment Certificates and an identical interest rate, and this interest rate will be equal to the rate applicable to the Pass Through Certificates issued by such Pass Through Trust. The maturity date for the Equipment Certificates acquired by each Pass Through Trust will occur on or before the final distribution date applicable to the Pass Through Certificates issued by such Pass Through Trust.

   For each Pass Through Trust, the aggregate amount of the related series of Pass Through Certificates will equal the aggregate principal amount of the Equipment Certificates constituting the Trust Property of such Pass Through Trust. The Pass Through Trustee will distribute the amount of payments of principal, any premium, and interest, received by it as holder of the Equipment Certificates to the Certificateholders of the Pass Through Trust holding such Equipment Certificates. See "Description of the Pass Through Certificates" and "Description of the Equipment Certificates."

                                USE OF PROCEEDS

   The Pass Through Trustee for each Pass Through Trust will use the proceeds from the sale of the Pass Through Certificates to purchase Owned Aircraft Certificates or Leased Aircraft Certificates. The prospectus supplement will specify the particular use of proceeds for the related Equipment Certificates. We will specify in each prospectus supplement the type and model of the applicable Aircraft, the engines with which the Aircraft is equipped and whether the aircraft is already in use in Federal Express' fleet, has been used in another operator's fleet or will be delivered new by the manufacturer to Federal Express or to the Owner Trustee, as the case may be.

   If the Pass Through Trustee does not use all the proceeds from the sale of the Pass Through Certificates by the date specified in the prospectus supplement to purchase the Equipment Certificates, it will distribute the unused portion of such proceeds to the Certificateholders.

   For any Leased Aircraft, if the Owner Trustee does not apply the proceeds from the sale of the related Leased Aircraft Certificates to the purchase price for such Leased Aircraft on the date on which the applicable Pass Through Trust purchases such Leased Aircraft Certificates, then the Owner Trustee will deposit such proceeds less the expenses relating to the Pass Through Certificate offering into a Collateral Account or a Deposit Account pursuant to a Depositary Arrangement. The "Description of Equipment Certificates--Delayed Lease Commencement" section below describes the circumstances under which the proceeds may not be so applied. The prospectus supplement may specify other action to be taken by the Owner Trustee for the unapplied proceeds. The Collateral Account, together with any Additional Collateral (see "Description of the Equipment Certificates--Security" below), or the Depositary Arrangement, will secure such Leased Aircraft Certificates during the related Pre-Funding Period and will be available to make scheduled payments of any principal and interest accrued on such Leased Aircraft Certificates during the Pre-Funding Period. If the Lease related to such Leased Aircraft does not commence by the Cut-off Date specified in the prospectus supplement or the Leased Aircraft suffers an Event of Loss during the Pre-Funding Period, funds in the Collateral Account, together with Additional Collateral or amounts payable under a Depositary Arrangement, will be available to prepay the Leased Aircraft Certificates as described in the prospectus supplement. Alternatively, these funds will be applied to finance the aggregate principal amount of the debt to be issued by Federal Express in connection with the acquisition of such Aircraft by Federal Express so that such Aircraft becomes an Owned Aircraft. See "Description of the Equipment Certificates--Delayed Lease Commencement" and "--Mandatory Prepayment During the Pre-Funding Period."

                              DIAGRAM OF PAYMENTS

   We illustrate in the diagram below some aspects of the payment flows in the Pass Through Trust structure for a possible Leased Aircraft transaction and a possible Owned Aircraft transaction. This illustration is merely intended as an example and you should refer to the prospectus supplement for the particular features of the Pass Through Trust structure in which you are making an investment.

Leased Aircraft Transaction

   Federal Express:

  . will lease each Leased Aircraft from the Owner Trustee under a separate
    Lease

  . will make scheduled rental payments for each Leased Aircraft under the related Lease, and

  . will make scheduled rental payments directly to the Indenture Trustee.

   The Indenture Trustee:

  . will, from the scheduled rental payments, pay principal and any interest due from the Owner Trustee on the Leased Aircraft Certificates, to the Pass Through Trustee, and

  . will pay the remaining balance of scheduled rental payments to the Owner
    Trustee for the benefit of the related Owner Participant.

   The Pass Through Trustee for each Pass Through Trust will distribute to the related Certificateholders payments received on the Leased Aircraft Certificates held in that Pass Through Trust. See "Description of the Pass Through Certificates--Payments and Distributions" and "Description of the Equipment Certificates--Delayed Lease Commencement" for a discussion of payments during any Pre-Funding Period.

Owned Aircraft Transaction

   Federal Express will make scheduled payments on the Owned Aircraft Certificates relating to each Owned Aircraft to the Indenture Trustee.

   The Indenture Trustee will, from these payments, pay to the Pass Through Trustee the principal and any interest due on the Owned Aircraft Certificates.

   The Pass Through Trustee for each Pass Through Trust will distribute to the related Certificateholders, payments received on the Owned Aircraft Certificates held in that Pass Through Trust.



  [Graphic - A diagram is included here which contains boxes representing the parties and payment flows described above]

                  DESCRIPTION OF THE PASS THROUGH CERTIFICATES

   The following is a summary description of the Pass Through Certificates which we expect will be common to all series of Pass Through Certificates. The prospectus supplement will describe the specific terms of any series of Pass Through Certificates. Therefore, you should rely on the information in the prospectus supplement, in particular if the information in the prospectus supplement is different from the information provided below.

   Because the following description is a summary, it does not describe every aspect of the Pass Through Certificates, and it is qualified in its entirety by reference to all the provisions of the Pass Through Agreement and the applicable Series Supplements. Federal Express has filed the form of Pass Through Agreement as an exhibit to the Registration Statement of which this prospectus is a part. Federal Express will file with the SEC, the Series Supplement relating to each series of Pass Through Certificates and the forms of the related Indentures and any participation agreement, lease, intercreditor agreement, liquidity facility, trust agreement, collateral agreement and depositary arrangement relating to any offering of Pass Through Certificates as exhibits to a post-effective amendment to the Registration Statement of which this prospectus is a part or a Current Report on Form 8-K, a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K.

   The Pass Through Certificates offered pursuant to this prospectus and one or more prospectus supplements will have an aggregate public offering price of up to $300,000,000. To the extent that any provision in any prospectus supplement is inconsistent with any provision of this summary, the provision of the prospectus supplement will control.

   In the following description, we have included references to section numbers of the Pass Through Agreement so that you can easily locate those provisions.

General

   Form. The Pass Through Certificates will be issued in fully registered form only. The Pass Through Certificates will be issued in book-entry form and registered in the name of a nominee of the depositary, unless otherwise specified in the prospectus supplement. See "--Book-Entry Procedures" below.

   Trust Property. Each Pass Through Certificate will represent a fractional undivided interest in the separate Pass Through Trust formed by the Pass Through Agreement and the related Series Supplement pursuant to which such Pass Through Certificate is issued, and all payments and distributions will be made only from the property of the Pass Through Trust. The property of each Pass Through Trust will include the Equipment Certificates held in such Pass Through Trust, all monies at any time paid on the Equipment Certificates, all monies due and to become due under the Equipment Certificates and funds from time to time deposited with the Pass Through Trustee in accounts relating to such Pass Through Trust, and, if specified in the prospectus supplement, rights under any intercreditor agreement relating to cross-subordination arrangements and monies receivable under any additional security or liquidity facility.

   Denomination. Each Pass Through Certificate will represent a pro rata share of the outstanding principal amount of the Equipment Certificates and other property held in the related Pass Through Trust and will be issued, unless otherwise specified in the prospectus supplement, in minimum denominations of $1,000 or any integral multiple of $1,000. (Pass Through Agreement, Article II)

   Terms. The prospectus supplement will describe the specific terms of each series of Pass Through Certificates offered pursuant to the prospectus supplement, including:

  . the specific designation and title of the Pass Through Certificates

  . the Pass Through Trustee for such series of Pass Through Certificates

  . the Regular Distribution Dates and Special Distribution Dates applicable to such Pass Through Certificates and any applicable Cut-off Date

  . the specific form of the Pass Through Certificates

  . a description of:

    - the Equipment Certificates to be purchased by such Pass Through Trust, including the period or periods within which, the price or prices at which, and the terms and conditions upon which those Equipment Certificates may or must be repaid in whole or in part, by Federal Express or, with respect to Leased Aircraft Certificates, the related Owner Trustee

    - the payment priority of such Equipment Certificates in relation to any other Equipment Certificates issued with respect to the related Aircraft

    - any additional security or liquidity enhancements for those Equipment Certificates

    - any intercreditor issues between or among the holders of Equipment Certificates having different priorities issued by the same Owner Trustee, and

    - specific terms of the Equipment Certificates during any Pre-Funding
      Period

  . a description of the related Aircraft, including whether the Aircraft is a Leased Aircraft or an Owned Aircraft

  . a description of the related Participation Agreements and Indentures, including a description of the events of default under the related Indentures, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of remedies with respect to the Equipment Certificates

  . if such Pass Through Certificates relate to Leased Aircraft, a description of the related Lease, Trust Agreement and Collateral Agreement or Depositary Arrangement, including:

    - the name of the related Owner Trustee

    - a description of the events of default under the related Lease, the remedies exercisable upon the occurrence of such events of default and any limitations on the exercise of remedies with respect to those Leased Aircraft Certificates, and

    - any rights of the related Owner Trustee or Owner Participant to cure failures of Federal Express to pay rent under the related Lease

  . the extent to which the provisions of the operative documents applicable to such Equipment Certificates may be amended by the parties to those documents without the consent of the Holders, or upon the consent of the Holders of a specified percentage of aggregate principal amount of such Equipment Certificates

  . a description of any cross-default or cross-collateralization provisions in the related Indenture

  . a description of any subordination provisions among Certificateholders, including any cross-subordination provisions among the Certificateholders in separate Pass Through Trusts

  . any additional security or liquidity facilities for the Pass Through
    Certificates, and

  . any other special terms pertaining to such Pass Through Certificates.
    (Pass Through Agreement, Article II)

   Equipment Certificates. The Equipment Certificates issued under an Indenture may be held in more than one Pass Through Trust and one Pass Through Trust may hold Equipment Certificates issued under more than one Indenture. Unless otherwise provided in the prospectus supplement, only Equipment Certificates having the same class may be held in the same Pass Through Trust.

   Interest. Interest will be passed through to Certificateholders of each Pass Through Trust at the rate per annum payable on the Equipment Certificates held in such Pass Through Trust, as specified for such Pass Through Trust on the cover page of the prospectus supplement.

   Payments. The Pass Through Certificates represent interests in the related Pass Through Trust only and all payments and distributions shall be made only from the Trust Property of such Pass Through Trust. The Pass Through Certificates do not represent an interest in or obligation of Federal Express, the Pass Through Trustee, any related Owner Participant, the Owner Trustee in its individual capacity or any affiliate of any of the above. Each Certificateholder by its acceptance of a Pass Through Certificate agrees to look solely to the income and proceeds from the Trust Property of the related Pass Through Trust as provided in the Pass Through Agreement and the Series Supplement. (Pass Through Agreement, Section 3.06)

   Highly Leveraged Transactions. The Pass Through Agreement does not, and the Indentures will not, contain any debt covenants or provisions that would give Certificateholders protection in the event of a highly leveraged transaction involving Federal Express. However, the Certificateholders of each series will have the benefit of a lien on the specific Aircraft securing the related Equipment Certificates held in the related Pass Through Trust. See "Description of the Equipment Certificates--Security" below for a discussion of security for Leased Aircraft Certificates during any Pre-Funding Period.

Book-Entry Procedures

   Unless Pass Through Certificates in fully registered certificated form are issued as described below, each series of Pass Through Certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, DTC, and registered in its name or in the name of Cede, its nominee. A Certificateholder of a Pass Through Certificate initially issued as a global certificate will not be entitled to receive a certificated Pass Through Certificate, except as described below.

   DTC has advised Federal Express that:

  . DTC is:

    - a limited purpose trust company organized under the laws of the State of New York

    - a member of the Federal Reserve System

    - a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and

    - a "clearing agency" registered pursuant to Section 17A of the Exchange
      Act.

  . DTC was created to hold securities for DTC Participants and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates.

  . DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations.

  . Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

   Certificateholders that are not DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests, in Pass Through Certificates may do so only through DTC Participants. In addition, Certificateholders will receive all distributions of principal and interest from the Pass Through Trustee through the DTC Participants. Under the rules, regulations and procedures creating and affecting DTC and its operation, DTC is required to make book-entry transfers of Pass Through Certificates among DTC Participants on whose behalf it acts and to receive and transmit distributions of principal of, and interest on, the Pass Through Certificates. Under the book-entry system, Certificateholders may experience some delay in receipt of payments, since such payments will be forwarded by the Pass Through Trustee to Cede, as nominee for DTC, and DTC in turn will forward the payments to the appropriate DTC Participants.

   The DTC Participants will be responsible for distributions to Certificateholders and such distributions will be made in accordance with customary industry practices. Although Certificateholders will not have possession of the Pass Through Certificates, the rules of DTC provide a mechanism by which the Certificateholders will receive payments and will be able to transfer their interests. Although the DTC Participants are expected to convey the rights represented by their interests in any global security to the related Certificateholders, because DTC can only act on behalf of DTC Participants, the ability of Certificateholders to pledge Pass Through Certificates to persons or entities that are not DTC Participants or to otherwise act with respect to such Pass Through Certificates, may be limited due to the lack of physical certificates for such Pass Through Certificates.

   Federal Express, the Pass Through Trustee or any other agent of Federal Express or the Pass Through Trustee will not be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Pass Through Certificates or for supervising or reviewing any records relating to such beneficial ownership interests. Since the only "Certificateholder", for purposes of the Pass Through Agreement, will be Cede, as nominee of DTC, Certificateholders will not be recognized by the Pass Through Trustee as "Certificateholders", and Certificateholders will be permitted to exercise the rights of "Certificateholders" only indirectly through DTC and DTC Participants. DTC has advised Federal Express that it will take any action permitted to be taken by a Certificateholder under the Pass Through Agreement and any prospectus supplement only at the direction of one or more DTC Participants to whose accounts with DTC the related Pass Through Certificates are credited. Additionally, DTC has advised Federal Express that it will take such actions with respect to any percentage of the beneficial interest of Certificateholders held in each Pass Through Trust only at the direction of and on behalf of DTC Participants whose holders include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holders include such undivided interests.

   DTC has provided us with the following additional disclosure about its Year 2000 efforts:

  . DTC management is aware that some Systems that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its DTC Participants and other members of the financial community that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

  . However, DTC's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or for the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed DTC Participants and other members of the financial community that it is contacting, and will continue to contact, third party vendors from whom DTC acquires services, to impress upon them the importance of such services being Year 2000 compliant, and determine the extent of their efforts for Year 2000 remediation, and the appropriate testing, of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

  . According to DTC, the above information with respect to DTC has been provided to the DTC Participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

   Same-Day Settlement and Payment. All payments made by Federal Express to the Indenture Trustee under each Lease will be in immediately available funds and will be passed through to DTC in immediately available funds.

   The Pass Through Certificates will trade in DTC's Same-Day Funds Settlement System until maturity, and DTC will require secondary market trading activity in the Pass Through Certificates to settle in immediately available funds.

   Certificated Form. The Owner Trustee will issue physical certificates to holders of a global security or their nominees if:

  . DTC advises the Pass Through Trustee in writing that it is no longer willing or able to discharge properly its responsibilities as depository with respect to the Pass Through Certificates and Federal Express is unable to locate a qualified successor, or

  . if Federal Express, at its option, elects to terminate the book-entry system through DTC.

   In such event, the Pass Through Trustee will notify all Certificateholders through DTC Participants of the availability of such certificated Pass Through Certificates. Upon surrender by DTC of the definitive global certificate representing the series of Pass Through Certificates and receipt of instructions for reregistration, the Pass Through Trustee will reissue the Pass Through Certificates in certificated form to Certificateholders or their nominees.

   Certificates in certificated form will be freely transferable and exchangeable at the office of the Pass Through Trustee upon compliance with the requirements set forth in the Pass Through Agreement and the applicable Series Supplements. There will be no service charge imposed for any registration of transfer or exchange, but payment of a sum sufficient to cover any tax or other governmental charge may be required.

Payments and Distributions

   Federal Express will make scheduled payments of principal of, and interest on the unpaid amount of, the Owned Aircraft Certificates to the Indenture Trustee under the related Owned Aircraft Indenture, and the Indenture Trustee will distribute such principal and interest payments to the Pass Through Trustee for each of the Pass Through Trusts that hold such Owned Aircraft Certificates. Upon commencement of the Lease for any Leased Aircraft, Federal Express will make scheduled rental payments for each Leased Aircraft under the related Lease. These scheduled rental payments will be assigned under the applicable Leased Aircraft Indenture by the related Owner Trustee to the Indenture Trustee to provide the funds necessary to make the corresponding payments of principal and interest due from the Owner Trustee on the Leased Aircraft Certificates issued under such Leased Aircraft Indenture.

   Pre-Funding Period. Until Federal Express has entered into a Lease in connection with a Leased Aircraft, Federal Express will not be obligated to make any scheduled rental payments and the related Leased Aircraft Certificates will not be secured by such Leased Aircraft or the related Lease. In general, during any Pre-Funding Period for such Leased Aircraft, the related Collateral Account, any Additional Collateral or amounts payable under a Depositary Arrangement, will be available to provide funds necessary to make the corresponding scheduled payments of any principal and interest accrued on the related Leased Aircraft Certificates during the Pre-Funding Period, and to pay any portion of principal and interest due on the first payment date after the Pre-Funding Period to the extent exceeding the amount of rent payable by Federal Express on such payment date. See "Description of the Equipment Certificates--Delayed Lease Commencement."

   Following any Pre-Funding Period. Upon commencement of the Lease for any Leased Aircraft, after the Indenture Trustee has made principal and interest payments to the Pass Through Trustee for each of the Pass Through Trusts on the Leased Aircraft Certificates held in such Pass Through Trust, the Indenture Trustee will, except under certain circumstances, pay any remaining balance to the Owner Trustee for the benefit of the related Owner Participant. The Pass Through Trustee for each Pass Through Trust will distribute to the Certificateholders of such Pass Through Trust payments received on the Equipment Certificates held in such Pass Through Trust as described below. During any Pre-Funding Period for a Leased Aircraft, the Indenture Trustee will not make any payments to the Owner Trustee for the benefit of the related Owner Participant.

   Payments of principal of, and interest on the unpaid amount of, the Equipment Certificates held in each Pass Through Trust will be scheduled to be received by the Pass Through Trustee on the dates specified in the prospectus supplement. Subject to the effect of any cross-subordination provisions set forth in the prospectus supplement, for each Pass Through Trust, the Pass Through Trustee will distribute on each Regular Distribution Date to the related Certificateholders any Scheduled Payment received by the Pass Through Trustee on such Regular Distribution Date. (Pass Through Agreement, Section 5.02)

   If a Scheduled Payment is not received by the Pass Through Trustee on or before a Regular Distribution Date but is received within seven Business Days after the Regular Distribution Date, it will be distributed on the date received to Certificateholders. Each distribution of a Scheduled Payment will be made by the Pass Through Trustee to Certificateholders of record of such Pass Through Trust on the fifteenth day prior to such Regular Distribution Date, subject to some exceptions. Each Certificateholder will be entitled to receive a pro rata share of any distribution, except as provided in any cross-subordination provisions of the prospectus supplement. (Pass Through Agreement, Section 5.01 and 5.02) If a Scheduled Payment is received more than seven Business Days after the applicable Regular Distribution Date, it will be treated as a Special Payment and will be distributed as described below.

   Subject to the effect of any cross-subordination provisions set forth in the prospectus supplement, after any prepayment of principal, any redemption or any default in respect of some or all of the Equipment Certificates held in any Pass Through Trust, any Certificateholder of such Pass Through Trust should refer to the Pool Balance and the Pool Factor for such Pass Through Trust reported periodically by the Pass Through Trustee, in order to calculate such Certificateholder's pro rata share of such Pass Through Trust. See "Pool Factors" and "Statements to Certificateholders" below.

   For any Pass Through Trust, any payments of principal, any premium, or interest, other than Scheduled Payments, received by the Pass Through Trustee on any of the Equipment Certificates held in such Pass Through Trust, including payments received:

  . for the prepayment of such Equipment Certificates in connection with events specified in the prospectus supplement (including payments upon unavailability of Trust Property and prepayments during any Pre-Funding Period)

  . upon the prepayment by the related Owner Trustee of such Equipment
    Certificates following a default in respect of such Equipment
    Certificates, and

  . on account of the sale of such Equipment Certificates by the Pass Through
    Trustee

will be distributed on the dates indicated in the prospectus supplement except that unless otherwise specified in the prospectus supplement, payments received by the Pass Through Trustee following a default in respect of the Equipment Certificates on a Regular Distribution Date as a result of a drawing under any Liquidity Facility specified in the prospectus supplement, will be distributed on such Regular Distribution Date. See "Description of the Equipment Certificates--Mandatory Prepayment During the Pre-Funding Period" for a discussion of the funding of prepayments during any Pre-Funding Period.

   Prior to any Special Payment for any Pass Through Trust, the Pass Through Trustee will notify the Certificateholders of record of such Pass Through Trust of such Special Payment and the Special Distribution Date. Each distribution of a Special Payment, other than the final distribution, for any Pass Through Trust will be made by the Pass Through Trustee to the Certificateholders of record of such Pass Through Trust on the fifteenth day prior to such Special Distribution Date, unless another date is specified in the prospectus supplement. Subject to the effect of any cross-subordination provisions set forth in the prospectus supplement, each such Certificateholder will be entitled to receive a pro rata share of any such distribution. (Pass Through Agreement, Section 5.02) See "Description of the Equipment Certificates-- Prepayment" and "Description of the Pass Through Certificates--Events of Default and Certain Rights Upon an Event of Default."

   The Pass Through Trustee is required to establish and maintain, for each Pass Through Trust and for the benefit of the related Certificateholders, one or more Certificate Accounts and one or more Special Payments Accounts. The Pass Through Trustee is required to deposit any Scheduled Payments relating to a Pass Through Trust received by it in the related Certificate Account and to deposit any Special Payment received by it in the related Special Payments Account pending distribution of such Special Payments. (Pass Through Agreement,
Section 5.01) A Special Payment that is not promptly distributed by the Pass Through Trustee will, to the extent practicable, be invested by the Pass Through Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date, and the income and earnings on investment will be distributed with such Special Payment. (Pass Through Agreement, Section 5.04)

   If at any time, the Pass Through Certificates of any Pass Through Trust are issued in the form of certificated Pass Through Certificates and not to Cede, as nominee for DTC, distributions by the Pass Through Trustee from a Certificate Account or a Special Payments Account of any Pass Through Trust on any Distribution Date will be paid to each Certificateholder of record of such Pass Through Trust on the applicable record date at its address appearing on the register maintained for such Pass Through Trust. (Pass Through Agreement,
Section 5.02) The final distribution for each Pass Through Trust, however, will be made only upon presentation and surrender of the Pass Through Certificates for such Pass Through Trust at the office or agency of the Pass Through Trustee specified in the notice given by the Pass Through Trustee of such final distribution. The Pass Through Trustee will mail such notice of the final distribution to the Certificateholders of such Pass Through Trust, specifying the date set for such final distribution and the amount of such distribution. (Pass Through Agreement, Section 12.01) See "Termination of Pass Through Trusts" below.

   If any Distribution Date is not a Business Day, distributions scheduled to be made on such Distribution Date may be made on the next succeeding Business Day without additional interest. (Pass Through Agreement, Section 13.15)

Pool Factors

   Except as provided below, the Pool Factor for any Pass Through Trust will decline in proportion to the scheduled repayments of principal on the Equipment Certificates held in such Pass Through Trust as described in the prospectus supplement. Where any Equipment Certificates held in a Pass Through Trust have been prepaid, a scheduled repayment of principal thereon has not been made or certain actions have been taken following a default thereon, as discussed in the prospectus supplement or below in "Events of Default and Certain Rights Upon an Event of Default," the Pool Factor and the Pool Balance of such Pass Through Trust will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Pass Through Trust. Each Pass Through Trust will have a separate Pool Factor.

   The Pool Balance for each Pass Through Trust as of any Distribution Date will be computed after giving effect to any payment of principal on the Equipment Certificates held in such Pass Through Trust and its distribution on that date. (Pass Through Agreement, Article I)

   The Pool Factor for each Pass Through Trust as of any Distribution Date shall be computed after giving effect to the payment of any principal on the Equipment Certificates held in such Pass Through Trust and its distribution on that date. The Pool Factor for each Pass Through Trust will initially be 1.0000000; thereafter, the Pool Factor for each Pass Through Trust will decline as described above to reflect reductions in the Pool Balance of such Pass Through Trust. For any Pass Through Trust, the amount of any Certificateholder's pro rata share of the Pool Balance of such Pass Through Trust can be determined by multiplying the original denomination of such Certificateholder's Pass Through Certificate by the Pool Factor for such Pass Through Trust as of the applicable Distribution Date. (Pass Through Agreement,
Article I)

Statements to Certificateholders

   On each Distribution Date, the Pass Through Trustee will include with each distribution of a Scheduled Payment or Special Payment to Certificateholders of record of the related Pass Through Trust a statement, giving effect to that distribution being made on that Distribution Date, setting forth the following information (per $1,000 in aggregate amount of Pass Through Certificates for the related Pass Through Trust, as to the first and second categories of information listed below):

  . the amount of that distribution allocable to principal and allocable to any premium for the related Equipment Certificates

  . the amount of that distribution allocable to interest for the related
    Equipment Certificates, and

  . the Pool Balance and the Pool Factor for such Pass Through Trust (Pass
    Through Agreement, Section 5.03)

   So long as the Pass Through Certificates of any related Pass Through Trust are registered in the name of Cede, as nominee for DTC, on the record date prior to each Distribution Date, the Pass Through Trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the Pass Through Certificates of such related Pass Through Trust on such record date. On each Distribution Date, the Pass Through Trustee will mail to each such DTC Participant the statement described above, and will make available additional copies as requested by such DTC Participant, to be available for forwarding to Certificateholders.

   In addition, after the end of each calendar year, the Pass Through Trustee will prepare and deliver to each Certificateholder of each Pass Through Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to the first and second categories of information listed above with respect to each such Pass Through Trust for such calendar year or, in the event such person was a Certificateholder during a portion of such calendar year, for the applicable portion of such calendar year. Such report and such other items will be prepared on the basis of information supplied to the Pass Through Trustee by the DTC Participants, and shall be delivered by the Pass Through Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificateholders in the manner described above. (Pass Through Agreement, Section 5.03)

   At any time when the Pass Through Certificates of a related Pass Through Trust are issued in certificated form, the related Pass Through Trustee will prepare and deliver the information described above to each Certificateholder of record of such Pass Through Trust as the name and period of record ownership of such Certificateholder appears on the records on the registrar for such Pass Through Trust.

Voting of Equipment Certificates

   Subject to the effect of any cross-subordination provisions and any intercreditor provisions described in the prospectus supplement, the Pass Through Trustee, as holder of the Equipment Certificates held in each Pass Through Trust, has the right to vote and give consents and waivers in respect of such Equipment Certificates under the related Indentures. The Pass Through Agreement describes the circumstances in which the Pass Through Trustee will direct any action or cast any vote as the holder of the Equipment Certificates held in the applicable Pass Through Trust at its own discretion and the circumstances in which the Pass Through Trustee is required to obtain instructions from the Certificateholders of such Pass Through Trust. Prior to an Event of Default with respect to any Pass Through Trust, the principal amount of the Equipment Certificates held in such Pass Through Trust directing any action or being voted for or against any proposal will be in proportion to the principal amount of Pass Through Certificates held by the Certificateholders of such Pass Through Trust taking the corresponding position. (Pass Through Agreement, Section 11.08) If specified in the prospectus supplement, the right of the Pass Through Trustee to vote and give consents and waivers with respect to the Equipment Certificates held in the related Pass Through Trust may, in the circumstances described in an intercreditor agreement to be executed by such Pass Through Trustee, be exercisable by another person specified in such prospectus supplement.

Events of Default and Rights Upon an Event of Default

   An Event of Default for any Pass Through Trust is the occurrence and continuance of an Indenture Event of Default under one or more of the Indentures. The Indenture Events of Default will be described in the prospectus supplement and, for the Leased Aircraft, will include each Lease Event of Default. For any Equipment Certificates which are supported by a Liquidity Facility, the Events of Default or Indenture Events of Default may include events of default under such Liquidity Facility.

   No cross defaults. Since the Equipment Certificates outstanding under an Indenture may be held in more than one Pass Through Trust, a continuing Indenture Event of Default under the Indenture would result in an Event of Default with respect to each such Pass Through Trust. All of the Equipment Certificates issued under the same Indenture, however, will relate to a specific Aircraft and there will be no cross-collateralization or cross-default provisions in the Indentures, unless otherwise specified in the prospectus supplement. Consequently, events resulting in an Indenture Event of Default under any particular Indenture will not necessarily result in an Indenture Event of Default under any other Indenture.

   If an Indenture Event of Default occurs in fewer than all of the Indentures related to a Pass Through Trust, the Equipment Certificates issued pursuant to the Indentures with respect to which an Indenture Event of Default has not occurred will continue to be held in such Pass Through Trust and payments of principal of, any premium and interest on such Equipment Certificates will continue to be distributed to the Certificateholders of such Pass Through Trust as originally scheduled. If the prospectus supplement contains the terms of any cross-subordination provisions among Certificateholders of separate Pass Through Trusts, however, payments made pursuant to an Indenture under which no Indenture Event of Default has occurred will be distributed first to holders of Pass Through Certificates issued under the Pass Through Trust which holds the most senior Equipment Certificates issued under all Indentures.

   Cure rights. Under each Leased Aircraft Indenture, the related Owner Trustee and the Owner Participant will have the right under some circumstances to cure an Indenture Event of Default that results from the occurrence of a Lease Event of Default under the related Lease. If the Owner Trustee or the Owner Participant chooses to exercise its cure right, the Indenture Event of Default and consequently the Event of Default under any Pass Through Trust holding the related Leased Aircraft Certificates will be deemed to be cured. The prospectus supplement will contain a more detailed discussion of the provisions described in this paragraph.

   Remedies. If an Indenture Event of Default under an Indenture relating to Equipment Certificates held in a Pass Through Trust has occurred and is continuing, the Pass Through Trustee may vote all of the Equipment Certificates issued under such Indenture that are held in such Pass Through Trust, and upon the direction of the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust, will vote a corresponding majority of such Equipment Certificates, in each case in favor of directing the Indenture Trustee to declare the unpaid principal amount of all Equipment Certificates issued under such Indenture, any accrued and unpaid interest, and all other amounts due under such Equipment Certificates to be due and payable.

   If an Indenture Event of Default has occurred and is continuing, the Pass Through Trustee may, unless any intercreditor agreement provides otherwise, and upon the direction of the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust, will vote all of the Equipment Certificates issued under such Indenture that are held in such Pass Through Trust in favor of directing the Indenture Trustee as to the time, method and place of conducting any proceeding for any remedy available to such Indenture Trustee or of exercising any trust or power conferred on such Indenture Trustee under such Indenture. (Pass Through Agreement, Sections 7.01 and 7.09)

   Whether the Certificateholders of any one Pass Through Trust are able to cause the Indenture Trustee for any Equipment Certificates held in such Pass Through Trust to accelerate the payment on such Equipment Certificates under the related Indenture or to direct the exercise of remedies by such Indenture Trustee under the related Indenture, will depend, in part, upon the proportion of the aggregate principal amount of the Equipment Certificates outstanding under such Indenture and held in such Pass Through Trust to the aggregate principal amount of all Equipment Certificates outstanding under such Indenture. In addition, if cross-subordination provisions are applicable to the Pass Through Certificates, the ability of the Certificateholders of any one Pass Through Trust holding Equipment Certificates issued under related Indentures to cause the Indenture Trustee to accelerate such Equipment Certificates or to direct the exercise of remedies by the Indenture Trustee under the related Indenture will depend, in part, on the class of Equipment Certificates held in such Pass Through Trust.

   Conflict of Interest. Each Pass Through Trust will hold Equipment Certificates with different terms from those of the Equipment Certificates held in any other Pass Through Trust and, therefore, the Certificateholders of a Pass Through Trust may have divergent or conflicting interests from those of the Certificateholders of the other Pass Through Trusts holding Equipment Certificates relating to the same Indenture. In addition, so long as the same institution or one of its affiliates acts as Pass Through Trustee of one or more Pass Through Trusts holding Equipment Certificates issued under such Indenture, in the absence of instructions from the Certificateholders of any such Pass Through Trust, the Pass Through Trustee for that Pass Through Trust could for the same reason be faced with a potential conflict of interest upon an Indenture Event of Default. In that case, the initial Pass Through Trustee has indicated that it would resign as Pass Through Trustee of one or all of those Pass Through Trusts, and a successor pass through trustee would be appointed in accordance with the terms of the Pass Through Agreement and the applicable Series Supplement. See "The Pass Through Trustee; the Indenture Trustee" below for a discussion of resignation procedures.

   Sale. As an additional remedy, if an Indenture Event of Default under an Indenture has occurred and is continuing, the Pass Through Trustee of a Pass Through Trust holding Equipment Certificates issued under such Indenture may, and upon the direction of the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust will, sell all or part of such Equipment Certificates for cash to any person at a price or prices that it may reasonably deem advisable. Any proceeds received by the Pass Through Trustee upon any such sale will be deposited in the Special Payments Account for such Pass Through Trust and will be distributed to the Certificateholders of such Pass Through Trust on a Special Distribution Date. (Pass Through Agreement, Sections 7.01 and 7.02)

   The market for Equipment Certificates in default may be very limited and there can be no assurance that they could be sold for a reasonable price. Furthermore, so long as the same institution or an affiliate of such institution acts as Pass Through Trustee of one or more Pass Through Trusts holding Equipment Certificates issued under such Indenture, it may be faced with a conflict in deciding from which Pass Through Trust to sell Equipment Certificates to available buyers.

   If the Pass Through Trustee sells any such Equipment Certificates with respect to which an Indenture Event of Default exists for less than the outstanding principal amount of such Equipment Certificates, the Certificateholders of such Pass Through Trust will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against the Pass Through Trustee, or Federal Express or, in the case of Leased Aircraft Certificates, the Owner Trustee or any related Owner Participant, as the case may be. Furthermore, neither the Pass Through Trustee nor the Certificateholders of such Pass Through Trust could take any action with respect to any remaining Equipment Certificates held in such Pass Through Trust so long as no Indenture Event of Default existed with respect to those remaining Equipment Certificates.

   Distribution. For any Pass Through Trust, any amount distributed to the Pass Through Trustee by the Indenture Trustee under any Indenture on account of the Equipment Certificates held in that Pass Through Trust following an Indenture Event of Default under such Indenture will be deposited in the Special Payments Account for that Pass Through Trust and will be distributed to the Certificateholders of such Pass Through Trust on a Special Distribution Date. In addition, if, following an Indenture Event of Default under any Leased Aircraft Indenture, the related Owner Trustee or Owner Participant, as the case may be, exercises any option it has to prepay or purchase the outstanding Leased Aircraft Certificates issued under such Indenture as described in the related prospectus supplement, the price paid by it to the Pass Through Trustee for such Leased Aircraft Certificates held in such Pass Through Trust will be deposited in the related Special Payments Account and will be distributed to the Certificateholders of such Pass Through Trust on a Special Distribution Date. (Pass Through Agreement, Sections 5.01 and 5.02)

   Permitted investments. Any funds representing payments received with respect to any Equipment Certificates held in a Pass Through Trust in default, or the proceeds from the sale by the Pass Through Trustee of any such Equipment Certificates, held by the Pass Through Trustee in the Special Payments Account for such Pass Through Trust will, to the extent practicable, be invested by the Pass Through Trustee in Permitted Investments pending the distribution of those funds on a Special Distribution Date. (Pass Through Agreement, Article I and
Section 5.04)

   Notice. The Pass Through Trustee will, within 90 days after the occurrence of a default, as defined below, under any Pass Through Trust, notify the Certificateholders of such Pass Through Trust by mail of all uncured or unwaived defaults with respect to such Pass Through Trust known to a responsible officer of it. Under no circumstances, however, may the Pass Through Trustee give notice until the expiration of a period of 60 days from the occurrence of such default. The Pass Through Trustee will be protected in withholding notice if it in good faith determines that withholding notice is in the interests of such Certificateholders, except in the case of default in the payment of principal of or any premium, interest or other amount due on, any of the Equipment Certificates held in such Pass Through Trust. The term "default" means the occurrence of any Event of Default with respect to a Pass Through Trust as described above, except that in determining whether any such Event of Default has occurred any grace period or notice in connection therewith is disregarded. (Pass Through Agreement, Section 7.11)

   Indemnity. For each Pass Through Trust, the Pass Through Trustee is entitled to be indemnified by the Certificateholders of that Pass Through Trust before proceeding to exercise any right or power under that Pass Through Trust or any intercreditor agreement at the request of those Certificateholders. The Pass Through Trustee's entitlement to be indemnified by the Certificateholders is subject to the duty of the Pass Through Trustee during a default to act with the required standard of care. (Pass Through Agreement, Section 8.03)

   Waivers. Subject to any intercreditor agreement, in some cases, the Certificateholders of a Pass Through Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Pass Through Trust may on behalf of all the Certificateholders of such Pass Through Trust or if the Pass Through Trustee is the controlling party under an intercreditor agreement, may direct the Pass Through Trustee to instruct the applicable Indenture Trustee to, waive any past default or Event of Default with respect to such Pass Through Trust and in doing so annul any direction given by such Certificateholders to the Pass Through Trustee or the Indenture Trustee with respect to such default, except a default in payment of the principal of or any premium, interest or other amount due on, any of the Equipment Certificates held in that Pass Through Trust or a default in respect of any covenant or provision of the Pass Through Agreement or the related Series Supplement that cannot be modified or amended without the consent of each Certificateholder of such Pass Through Trust affected by such default. Any waiver, however, will be effective to waive any such past default or Event of Default if, but only if, the correlative Indenture Event of Default has been waived under the related Indenture by the requisite holders of the Equipment Certificates outstanding under that Indenture. (Pass Through Agreement, Section 7.10)

Modifications of the Pass Through Agreement

   Without the Consent of Certificateholders. Federal Express and the Pass Through Trustee may enter into an agreement supplemental to any Pass Through Trust, without the consent of the Certificateholders of such Pass Through Trust, to:

  . provide for the formation of any Pass Through Trust and the issuance of the related Pass Through Certificates

  . evidence the succession of another corporation to Federal Express and the assumption by that corporation of Federal Express' obligations under the Pass Through Agreement and the applicable Series Supplement

  . add to the covenants of Federal Express for the protection of the related
    Certificateholders

  . surrender any right or power conferred upon Federal Express in the Pass
    Through Agreement or any Series Supplement

  . cure any ambiguity or correct any mistake or supplement any defective or inconsistent provision of such Pass Through Agreement or the applicable Series Supplement, any intercreditor agreement or any Liquidity Facility

  . modify any other provisions in regard to matters or questions arising under the Pass Through Agreement or the applicable Series Supplement, any intercreditor agreement or any Liquidity Facility that will not adversely affect the interests of the related Certificateholders

  . correct or amplify the description of property that constitutes Trust
    Property or the conveyance of such property to the Pass Through Trustee

  . evidence and provide for a successor Pass Through Trustee for some or all of the Pass Through Trusts

  . modify, eliminate or add to the provisions of the Pass Through Agreement or any Series Supplement to the extent necessary to continue to qualify the Pass Through Agreement or that Series Supplement under the Trust Indenture Act of 1939, as amended, or any similar federal statute enacted after the date of the Pass Through Agreement

  . make any other amendments or modifications to the Pass Through Agreement which shall only apply to one or more Series issued after the date of such supplemental agreement, and

  . add, eliminate or change any provision under the Pass Through Agreement that will not adversely affect the interests of the Certificateholders.

   However, in each of the above cases such supplemental agreement must not cause the Pass Through Trust to become taxable as an association for federal income tax purposes. (Pass Through Agreement, Section 11.01)

   With the Consent of Certificateholders. Federal Express and the Pass Through Trustee, with the consent of the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest of the affected Pass Through Trust, may execute supplemental agreements adding any provisions to or changing or eliminating any of the provisions of the Pass Through Agreement, to the extent relating to such Pass Through Trust, and the applicable Series Supplement, any intercreditor agreement or any Liquidity Facility or modifying the rights of such Certificateholders. No such supplemental agreement may, however, without the consent of each Certificateholder so affected:

  . reduce the amount of, or delay the timing of, any receipt by the Pass
    Through Trustee of payments on the Equipment Certificates held in such Pass Through Trust, or distributions in respect of any Pass Through Certificate of such Pass Through Trust, or make distributions payable in a currency other than that provided for in such Pass Through Certificates, or impair the right of any such Certificateholder to institute suit for the enforcement of any payment when due

  . reduce, modify or amend any indemnities in favor of any Certificateholder
    (unless consented to by each such holder adversely affected by such reduction, modification or amendment)

  . create or permit the creation of any lien on the Trust Property or deprive any holder of any such Pass Through Certificate of the benefit of the related Pass Through Trust with respect to the Trust Property whether by disposition or otherwise, except as provided in the Pass Through Agreement or the applicable Series Supplement

  . waive, amend or modify the priority of distributions of any intercreditor agreement in a manner adverse to the Certificateholders

  . reduce the percentage of the aggregate fractional undivided interests of the Pass Through Trust that is required to approve any supplemental agreement or any waiver provided for in the Pass Through Agreement or such Series Supplement, or

  . cause the Pass Through Trust to become taxable as an association for federal income tax purposes. (Pass Through Agreement, Section 11.02)

Modification, Consents and Waivers under the Indenture and Related Agreements

   If the Pass Through Trustee, as the holder of any Equipment Certificates held in a Pass Through Trust, receives a request for its consent to any amendment, modification or waiver under the Indenture, or other document relating to such Equipment Certificates (including any Lease with respect to Leased Aircraft Certificates), the Pass Through Trustee will mail a notice of such proposed amendment, modification or waiver to each Certificateholder of such Pass Through Trust as of the date of such notice. The Pass Through Trustee will request instructions from such Certificateholders as to whether or not to consent to such amendment, modification or waiver. The Pass Through Trustee will vote or consent with respect to such Equipment Certificates in the same proportion as the Pass Through Certificates of such Pass Through Trust are actually voted by such Certificateholders by a specific date. If an Event of Default relating to such Indenture has occurred and is continuing under such Pass Through Trust, the Pass Through Trustee may, in the absence of instructions from Certificateholders holding a majority in interest of such Pass Through Trust and subject to any intercreditor agreement, in its own discretion consent to such amendment, modification or waiver, and may so notify the Indenture Trustee. (Pass Through Agreement, Section 11.08)

Cross-Subordination Issues

   The Pass Through Trustee may enter into an intercreditor agreement which provides that payments made to Certificateholders of a Pass Through Trust may be subordinated to the prior payment of all amounts owing to Certificateholders of another Pass Through Trust which holds senior Equipment Certificates issued under all Indentures. The prospectus supplement will describe the circumstances under which those payments may be subordinated. The prospectus supplement will describe any such intercreditor agreement and the cross-subordination provisions and any related terms, including who is permitted to grant waivers of defaults under any related Indenture, consent to the amendment or modification of any related Indentures or direct the exercise of remedial actions under any related Indentures.

Termination of Pass Through Trusts

   The obligations of Federal Express and the Pass Through Trustee with respect to a Pass Through Trust will terminate upon the distribution to the Certificateholders of the Pass Through Trust of all amounts required to be distributed to them pursuant to the Pass Through Agreement and the applicable Series Supplement and the disposition of all property held in the Pass Through Trust. The Pass Through Trustee will notify each Certificateholder of record of the Pass Through Trust by mail of, among other things, the termination of the Pass Through Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for the Pass Through Trust. The final distribution for each Certificateholder of the Pass Through Trust will be made only upon surrender of the Certificateholder's Pass Through Certificates at the office or agency of the Pass Through Trustee specified in the termination notice. (Pass Through Agreement, Section 12.01)

Delayed Purchase

   If, on the date of issuance of any Pass Through Certificates, all of the proceeds of sale of Pass Through Certificates are not used to purchase the Equipment Certificates contemplated to be held in the related Pass

Through Trust, those Equipment Certificates may be purchased by the Pass Through Trustee at any time on or prior to the date specified in the prospectus supplement. In that case, the Pass Through Trustee will transfer the proceeds of sale on the date of issuance to Federal Express which will deposit such amount into a deposit trust account pending the purchase of those Equipment Certificates. Those proceeds will be invested until applied to such purchase. (Pass Through Agreement, Article I and Section 2.02)

   Subject to a Special Payment upon unavailability of the Trust Property as described below, in return for its interest in the funds transferred to a deposit trust account, if the Equipment Certificates that were not so purchased become available for purchase on or prior to the date specified in the prospectus supplement, Federal Express will cause an amount equal to the purchase price of those Equipment Certificates to be transferred from the deposit trust account to the Pass Through Trustee on the date for such delayed purchase. On the initial Regular Distribution Date, Federal Express will pay to the Pass Through Trustee an amount equal to the interest that would have accrued on those Equipment Certificates from the date of the issuance of such Pass Through Certificates to, but excluding, the date of the purchase of those Equipment Certificates. (Pass Through Agreement, Section 2.02)

Special Payment Upon Unavailability of Trust Property

   For any Pass Through Trust, to the extent that any of the proceeds from the sale of the related Pass Through Certificates are not applied on or prior to the date specified in the prospectus supplement to purchase the Equipment Certificates that were contemplated to be held in such Pass Through Trust, Federal Express will cause an amount equal to such unapplied proceeds to be paid from the deposit trust account to the Pass Through Trustee. The Pass Through Trustee will distribute such proceeds to the Certificateholders of such Pass Through Trust on a pro rata basis upon not less than 20 days' prior notice to them as a Special Payment on the date specified in the prospectus supplement, together with interest thereon at a rate equal to the rate applicable to such Pass Through Certificates, but without premium. Federal Express will also pay to the Pass Through Trustee on such date an amount equal to such interest. Federal Express will be responsible for any losses in the deposit trust account. (Pass Through Agreement, Section 2.02)

Liquidity Facility

   The prospectus supplement may provide that one or more payments of interest on the Pass Through Certificates of one or more series will be supported by a Liquidity Facility. The provider of such Liquidity Facility will have a claim senior to the Certificateholders' as specified in the prospectus supplement.

The Pass Through Trustee; the Indenture Trustee

   The Pass Through Trustee for each of the Pass Through Trusts will be The Bank of New York, unless otherwise specified in the related prospectus supplement. The Pass Through Trustee and any of its affiliates may hold Pass Through Certificates in their own names. (Pass Through Agreement, Section 8.05)

   The Bank of New York will be the Indenture Trustee under the Indentures under which the Equipment Certificates have been or will be issued, unless otherwise specified in the related prospectus supplement. The Bank of New York acts as trustee under other indentures with respect to other indebtedness of Federal Express, and Federal Express from time to time borrows from, and maintains deposit accounts with, The Bank of New York and its affiliates.

   The Pass Through Trustee may resign as trustee under any or all of the Pass Through Trusts at any time. If the Pass Through Trustee ceases to be eligible to continue as Pass Through Trustee with respect to a Pass Through Trust or becomes incapable of acting as Pass Through Trustee or becomes insolvent, Federal Express may remove the Pass Through Trustee, or any Certificateholder of such Pass Through Trust holding Pass Through Certificates for at least six months may, on behalf of such Certificateholder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Pass Through Trustee and the appointment of a successor trustee. In addition, the Certificateholders holding more than 50% in aggregate amount of the related Pass Through Certificates may remove the Pass Through Trustee of any Pass Through Trust without cause. (Pass Through Agreement, Section 10.01)

   In the case of the resignation or removal of the Pass Through Trustee, Federal Express or the Certificateholders holding more than 50% in aggregate amount of the related Pass Through Certificates may appoint a successor Pass Through Trustee. The resignation or removal of the Pass Through Trustee for any Pass Through Trust and the appointment of the successor trustee for such Pass Through Trust does not become effective until acceptance of the appointment by the successor trustee. (Pass Through Agreement, Article X) Pursuant to the resignation and successor trustee provisions of the Pass Through Agreement, it is possible that a different trustee could be appointed to act as the successor trustee with respect to each Pass Through Trust. All references in this prospectus to the Pass Through Trustee are to the trustee acting in such capacity under each of the Pass Through Trusts and should be read to take into account the possibility that each of the Pass Through Trusts could have a different successor trustee in the event of a resignation or removal.

   The Pass Through Agreement provides that Federal Express will pay the Pass Through Trustee's fees and expenses and that the Pass Through Trustee will have a priority claim on the related Trust Property to the extent such fees and expenses are not paid. The Pass Through Agreement further provides that the Pass Through Trustee in its individual capacity will be entitled to indemnification by Federal Express for, and will be held harmless against, any loss, liability or expenses (other than income or similar taxes) incurred by the Pass Through Trustee in its individual capacity in connection with the administration of any Pass Through Trust, except to the extent incurred through its own willful misconduct, bad faith or negligence or by reason of a breach of any of its representations or warranties made in the Pass Through Agreement, the applicable Series Supplement or any related documents. In some circumstances, the Pass Through Trustee is entitled to reimbursement from the applicable Pass Through Trust for any tax (other than income or similar taxes) incurred in its trust capacity in connection with the administration of that Pass Through Trust. (Pass Through Agreement, Articles VIII and IX)

                   DESCRIPTION OF THE EQUIPMENT CERTIFICATES

   The following is a summary description of the Equipment Certificates which we expect will be common to all Equipment Certificates. Where no distinction is made between the Leased Aircraft Certificates and the Owned Aircraft Certificates or between their respective Indentures, such statements refer to any Equipment Certificates and any Indenture. The prospectus supplement will describe the specific terms of any series of Equipment Certificates. Therefore, you should rely on the information in the prospectus supplement, in particular if the information in the prospectus supplement is different from the information provided below.

   Because the following description is a summary, it does not describe every aspect of the Equipment Certificates, and is qualified in its entirety by reference to all the provisions of the applicable Equipment Certificates, the Indentures, the Participation Agreements, any Leases, any Collateral Agreements or Depositary Arrangement, and other agreements and arrangements relating to any particular offering of Equipment Certificates.

   To the extent that any provision in any prospectus supplement is inconsistent with any provision of this summary, the provision of the prospectus supplement will control.

General

   Owned Aircraft. For each Owned Aircraft, the related Owned Aircraft Certificates will be issued as direct obligations of Federal Express and will be authenticated under an Owned Aircraft Indenture by the Indenture Trustee. All of the Owned Aircraft Certificates issued under the same Owned Aircraft Indenture will relate to a specific Owned Aircraft and will not be secured by any other Aircraft. The prospectus supplement will specify the Owned Aircraft relating to each Owned Aircraft Indenture and the related Owned Aircraft Certificates.

Federal Express will be directly obligated under each Owned Aircraft Indenture to make payments of principal of, any premium and interest on the related Owned Aircraft Certificates.

   Leased Aircraft. For each Leased Aircraft, the related Leased Aircraft Certificates will be issued as nonrecourse obligations by the Owner Trustee, in each case acting for a separate Owner Trust for the benefit of an Owner Participant, and will be authenticated under a Leased Aircraft Indenture by the Indenture Trustee. All of the Leased Aircraft Certificates issued under the same Leased Aircraft Indenture will relate to and, after any related Pre-Funding Period, as discussed below under "Delayed Lease Commencement," will be secured by a specific Leased Aircraft and will not be secured by any other Aircraft. In each case, the Owner Trustee will lease the related Leased Aircraft to Federal Express pursuant to a separate Lease between such Owner Trustee and Federal Express. See "Delayed Lease Commencement" below for a discussion of the circumstances under which the Lease for an Aircraft may commence after the date of issuance of the related Leased Aircraft Certificates.

   Rental Payments. The prospectus supplement will specify the Leased Aircraft subject to each Lease and the Leased Aircraft Certificates issued under the related Leased Aircraft Indenture. Upon the commencement of the Lease for any Leased Aircraft, Federal Express will be obligated to make rental payments under such Lease that will be sufficient to pay the principal of and accrued interest on the related Leased Aircraft Certificates when and as due and payable except that, for a Delayed Lease Aircraft on the first scheduled payment date after the related Pre-Funding Period, any difference between the rental payment due on such date by Federal Express and the scheduled payment of principal, if any, and interest then due on such Leased Aircraft Certificates will be payable from the related Collateral Account and any Additional Collateral or from amounts payable under a Depositary Arrangement. See "Delayed Lease Commencement" below. The Leased Aircraft Certificates will not, however, be obligations of, or guaranteed by, Federal Express. Federal Express' obligations to pay rent and to cause other payments to be made under each Lease will be general obligations of Federal Express.

   In circumstances described in the prospectus supplement, Federal Express will have the right to purchase an Owner Trustee's right, title and interest in and to the related Aircraft and to assume the related Leased Aircraft Certificates on a full recourse basis, which would reflect a financing contemplated by an Owned Aircraft Indenture.

   Sale and Leaseback. For any Owned Aircraft, if specified in the prospectus supplement, Federal Express may arrange for an Owner Trustee, acting for an Owner Trust for the benefit of an Owner Participant, to purchase that Owned Aircraft from Federal Express and lease such Aircraft back to Federal Express under a "net lease," subsequent to the sale of the related Owned Aircraft Certificates to the Pass Through Trustee for each applicable Pass Through Trust and the offering and sale of the related Pass Through Certificates pursuant to that prospectus supplement. In that case, the Owner Trustee will assume, on a nonrecourse basis, the obligations of Federal Express to make payments of principal and interest on the related Equipment Certificates. However, the related Equipment Certificates will no longer be direct obligations of, and will not be guaranteed by, Federal Express, although Federal Express will be obligated under the related Lease to make rental payments that will be sufficient to pay the principal of and accrued interest on the related Equipment Certificates when and as due and payable, and such Equipment Certificates will continue to be secured by a security interest in the related Aircraft, in addition to being secured by an assignment by the Owner Trustee to the Indenture Trustee of the Owner Trustee's rights under such Lease and the agreements relating to the purchase of such Aircraft. See "Security," "Payments and Limitation of Liability" and "Federal Income Tax Consequences" below. The prospectus supplement will specify the terms and conditions under which any sale and leaseback transactions may be consummated.

   Pre-Funding Period. Until Federal Express has entered into a Lease of a Leased Aircraft, Federal Express will not be obligated to make any scheduled rental payments and during any Pre-Funding Period for the Leased Aircraft the related Leased Aircraft Certificates will not be secured by the Leased Aircraft or the related Lease. During any Pre-Funding Period for such Leased Aircraft, however, the related Collateral Account, together with any Additional Collateral or amounts payable under a Depositary Arrangement will be available to provide funds necessary to make the corresponding scheduled payments of principal, if any, and interest accrued on the related Leased Aircraft Certificates during the Pre-Funding Period, including any portion of principal and interest due on the first payment date after the Pre-Funding Period to the extent exceeding the amount of rent payable by Federal Express pursuant to the related Lease. See "Delayed Lease Commencement" below.

Principal and Interest Payments

   Interest received by the Pass Through Trustee on the Equipment Certificates constituting Trust Property of each Pass Through Trust will be passed through to the Certificateholders of such Pass Through Trust on a pro rata basis on the dates and at the rate per annum specified in the prospectus supplement. Interest on the Equipment Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

   Each Pass Through Trust will hold Equipment Certificates on which principal is payable in scheduled amounts and on specified dates as specified in the prospectus supplement. Principal received by the Pass Through Trustee on the Equipment Certificates will be passed through to the Certificateholders of such Pass Through Trust as specified in the prospectus supplement.

   If specified in the prospectus supplement, payments of interest and principal due on senior Equipment Certificates issued in respect of an Aircraft will be made prior to payments of interest and principal on Equipment Certificates issued in respect of such Aircraft which are subordinated to such senior Equipment Certificates.

Prepayment

   The prospectus supplement will describe the circumstances, whether voluntary or involuntary, under which the related Equipment Certificates may or must be prepaid in whole or in part prior to their stated maturity date, any premium applicable upon prepayment and other terms applying to the prepayment. See "Mandatory Prepayment During the Pre-Funding Period" below for a discussion of events which would require prepayment of Leased Aircraft Certificates during any related Pre-Funding Period.

Security

   Except during any related Pre-Funding Period, the Leased Aircraft Certificates issued under each Leased Aircraft Indenture will be secured by:

  . an assignment by the related Owner Trustee to the Indenture Trustee of the Owner Trustee's rights (except for limited rights described below) under the applicable Lease, including the right to receive rent and other payments under the Lease

  . a security interest granted to the Indenture Trustee in the related
    Leased Aircraft, subject to the rights of Federal Express under the applicable Lease, so that the Indenture Trustee will not have the right to disturb Federal Express' quiet enjoyment of such Aircraft so long as no Lease Event of Default has occurred and is continuing, and

  . an assignment to the Indenture Trustee of the Owner Trustee's rights relating to such Leased Aircraft and the related engines under the agreements for the purchase of the Leased Aircraft and engines between Federal Express and the respective manufacturers. See "Registration of the Aircraft" below.

   The assignment by the Owner Trustee to the Indenture Trustee of its rights under the related Lease will exclude rights of the Owner Trustee and the related Owner Participant relating to:

  . indemnification by Federal Express for some matters

  . proceeds of public liability insurance payable to the Owner Trustee in its individual capacity and to the Owner Participant under insurance maintained by Federal Express under such Lease, and

  . proceeds of any insurance policies separately maintained by the Owner
    Trustee in its individual capacity or by the Owner Participant.

   The right of the Indenture Trustee, however, to exercise any of the rights of the Owner Trustee under the related Lease, except the right to receive payments of rent due thereunder, will be subject to the limitations described in the prospectus supplement.

   The Owned Aircraft Certificates issued under each Owned Aircraft Indenture will be secured by a security interest granted to the Indenture Trustee in all of Federal Express' right, title and interest in and to the related Owned Aircraft and an assignment to the Indenture Trustee of some of Federal Express' rights relating to such Owned Aircraft and the related engines under the agreements for the purchase of such Owned Aircraft and engines between Federal Express and the respective manufacturers. See "Registration of the Aircraft" below.

   Unless otherwise specified in the prospectus supplement, there will be no cross-collateralization provisions in the Indentures and consequently, the Equipment Certificates issued in respect of one of the Aircraft will be secured only by that Aircraft and will not be secured by any other Aircraft or, in the case of Leased Aircraft Certificates, the Leases related to such other Aircraft. Unless otherwise specified in the prospectus supplement, there will be no cross-default provisions in the Indentures and consequently, an Indenture Event of Default under any particular Indenture may not result in an Indenture Event of Default under any other Indenture. However, if an Indenture Event of Default occurs in fewer than all of the Indentures related to a Pass Through Trust, the Equipment Certificates issued pursuant to the Indentures with respect to which an Indenture Event of Default has not occurred will continue to be held in such Pass Through Trust and payments of principal of and any premium and interest on such Equipment Certificates will continue to be distributed to the Certificateholders of such Pass Through Trust as originally scheduled, subject to any Intercreditor Agreement.

   Section 1110 of the Bankruptcy Code provides that the right of lessors, conditional vendors and holders of security interests with respect to aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo used by air carriers operating under certificates issued by the Secretary of Transportation under Chapter 447 of the Transportation Code to take possession of such aircraft in compliance with the provisions of the lease, conditional sale contract or security agreement, as the case may be, is not affected by:

  . the automatic stay provision of the Bankruptcy Code, which provision enjoins the taking of any action against a debtor by a creditor

  . the provision of the Bankruptcy Code allowing the trustee in reorganization or the debtor-in-possession to use, sell or lease property of the debtor

  . the confirmation of a plan by the bankruptcy court, and

  . any power of the bankruptcy court to enjoin a repossession.

   Section 1110 provides, however, that the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft in the event of a default may not be exercised for 60 days following the date of commencement of the reorganization proceedings, unless specifically permitted by the bankruptcy court, and may not be exercised at all if, within such 60-day period, the trustee in reorganization or the debtor-in-possession agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults, other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor. The prospectus supplement for each offering will discuss the availability of the benefits of Section 1110 of the Bankruptcy Code with respect to the related Aircraft.

   If the prospectus supplement provides that a Pre-Funding Period will apply to a Leased Aircraft, then during such Pre-Funding Period the related Leased Aircraft Certificates will not be secured by such Leased Aircraft or a related Lease. During such Pre-Funding Period, however, such Leased Aircraft Certificates will be secured by the related Collateral Account and, if the prospectus supplement so provides, Additional Collateral or by a Depositary Arrangement. See "Delayed Lease Commencement" below.

Registration of the Aircraft

   Federal Express will be required, except under some circumstances, to register and keep each Aircraft registered under Title 49 of the Transportation Code, in the name of Federal Express, in the case of an Owned Aircraft, or in the name of the Owner Trustee, in the case of a Leased Aircraft, and to record and maintain the recordation of the Indenture and any Lease relating to each Aircraft under the Transportation Code. The recordation of the Indenture and any Lease relating to each Aircraft will give the Indenture Trustee a security interest in each such Aircraft perfected under the Transportation Code, which perfected security interest will, with limited exceptions, be recognized in those jurisdictions that have ratified to the Convention.

   Federal Express will be able, in some circumstances, to re-register any Aircraft in specified countries other than the United States. Unless otherwise specified in the prospectus supplement, prior to any change in the jurisdiction of registry, the Indenture Trustee and, for Leased Aircraft, the related Owner Participant must receive various assurances, including that such other country would provide substantially equivalent protection for the rights of owner participants, lessors and lenders in similar transactions as is provided under United States law, except that, for the purpose of such determination, rights and remedies similar to those available under Section 1110 of the Bankruptcy Code will not be required in the absence of restrictions of rights and remedies of lessors and secured parties that are similar to those imposed by Sections 362, 363 and 1129 of the Bankruptcy Code. While those assurances are intended to provide that Federal Express' (in the case of an Owned Aircraft) or the Owner Trustee's (in the case of a Leased Aircraft) title to the Aircraft and the Indenture Trustee's lien thereon will be recognized in such jurisdiction and that the Indenture Trustee may exercise the rights granted to it in the Indentures, there is no guarantee that, even if that jurisdiction is a party to the Convention, as a practical matter, the Indenture Trustee would be able to realize upon its security interest in the case of an Indenture Event of Default.

   Also, each Aircraft may be operated by Federal Express or placed under lease, sublease or interchange arrangements with carriers domiciled outside of the United States. The ability of the Indenture Trustee in the case of an Indenture Event of Default, to realize upon its security interest in the Aircraft could be adversely affected as a legal or practical matter if the Aircraft were located outside the United States.

Merger, Consolidation and Transfer of Assets

   In the case of each Aircraft, Federal Express will be prohibited from consolidating with or merging into any other corporation under circumstances in which Federal Express is not the surviving corporation, or from transferring all or substantially all of its assets as an entirety to any other corporation, unless, among other things:

  . the successor or transferee corporation is a U.S. Citizen, an "air carrier" within the meaning of and operating under the Transportation Code and a corporation organized and existing under the laws of the United States or a political subdivision thereof, and such corporation expressly assumes all the obligations of Federal Express contained in the related Indenture, the Participation Agreement, the Lease, the Pass Through Agreement, the Purchase Agreement and the related Purchase Agreement Assignment

  . immediately after giving effect to the consolidation, merger or transfer, the successor or transferee is in compliance with all of the terms and conditions of those documents, and

  . the consolidation, merger or transfer does not (or would not, if prior to commencement of the related Lease) give rise to a Lease Event of Default under the related Lease or, in the case of an Owned Aircraft, an Indenture Event of Default under the related Owned Aircraft Indenture.

Delayed Lease Commencement

   If the prospectus supplement provides that a Pre-Funding Period will apply to a Leased Aircraft, then until commencement of a Lease with respect to the Leased Aircraft, the Leased Aircraft is referred to as a "Delayed

Lease Aircraft" and the period prior to commencement of such Lease is referred to as the "Pre-Funding Period."

   The proceeds from sale to the Pass Through Trusts of Leased Aircraft Certificates relating to a Delayed Lease Aircraft, less expenses related to the related Pass Through Certificate offering, will be deposited by the Owner Trustee, on the date of the sale, in a Collateral Account established pursuant to the Indenture or pursuant to a Collateral Agreement. The Collateral Account will secure payment of the related Leased Aircraft Certificates pending delivery of the related Aircraft. In addition, if the prospectus supplement so provides, Federal Express will be required to provide to the Indenture Trustee Additional Collateral, in addition to the Collateral Account, for those Leased Aircraft Certificates during the related Pre-Funding Period. Alternatively, Federal Express may establish a Depositary Arrangement pursuant to which the proceeds from sale of such Leased Aircraft Certificates will be deposited in a deposit account with a third party, who agrees to pay amounts corresponding to amounts payable on the Leased Aircraft Certificates in respect of the related Pre-Funding Period and the debt portion of the purchase price of the related Aircraft upon delivery of the Aircraft. See "Security" above.

   Funds in any Collateral Account will be invested pursuant to the related Collateral Agreement or Indenture in U.S. government obligations or other obligations described in the prospectus supplement. Earnings on investments will be retained in the Collateral Account pending distribution as contemplated below.

   The Leased Aircraft Certificates relating to a Delayed Lease Aircraft will be issued in an amount such that the net proceeds thereof, together with expected earnings on the investments in any Collateral Account and any Additional Collateral or together with a Depositary Arrangement, will be sufficient:

  . to make scheduled payments of principal, if any, and interest accrued on the Leased Aircraft Certificates during the related Pre-Funding Period specified in such prospectus supplement, and

  . to finance the debt portion of the purchase price of such Delayed Lease
    Aircraft, as specified in the prospectus supplement.

   Subject to any mandatory prepayment contemplated below, on each date during any scheduled Pre-Funding Period for the scheduled payments of principal, if any, and interest on the related Leased Aircraft Certificates, the Indenture Trustee will withdraw from the Collateral Account and apply any Additional Collateral to make the scheduled payment then due or, in the case of a Depositary Arrangement, will withdraw that amount from the Deposit Account.

Mandatory Prepayment During the Pre-Funding Period

   If the Lease related to a Delayed Lease Aircraft has not commenced on or prior to the Cut-off Date specified in the prospectus supplement as the last date of the related permitted Pre-Funding Period either:

  . the Collateral Account and, to the extent necessary, any Additional
    Collateral will be drawn upon or, in the case of a Depositary Arrangement, the Deposit Account will be drawn upon and the related Leased Aircraft Certificates will be prepaid at a prepayment price equal to the aggregate principal amount of such Leased Aircraft Certificates, together with accrued but unpaid interest thereon to the date designated for such prepayment specified in such prospectus supplement, or

  . Federal Express will assume the Leased Aircraft Certificates on a full recourse basis.

   The prospectus supplement will also describe in relation to any Delayed Lease Aircraft:

  . any mandatory prepayment of the related Leased Aircraft Certificates, and the prepayment price for such Leased Aircraft Certificates, upon any Event of Loss with respect to the Delayed Lease Aircraft during the Pre-Funding Period, and

  . any option Federal Express may have to convert the leveraged lease financing for a Delayed Lease Aircraft into the type of financing available for Owned Aircraft.

Owned Aircraft Indenture Covenants

   Maintenance. Federal Express will be obligated to pay all costs of operating the Owned Aircraft and, at its expense, to maintain, inspect, service, repair and overhaul the Owned Aircraft so as to keep the Owned Aircraft in good condition, ordinary wear and tear excepted, and to enable the airworthiness certification of such Owned Aircraft to be maintained in good standing at all times under the Transportation Code or, in some circumstances, under the applicable requirements of the aeronautical authority of another country of registry. If, however, the Aircraft loses its airworthiness certification and such loss is curable and Federal Express, using its reasonable best efforts, undertakes such cure promptly, diligently and continuously, then Federal Express will not be in default with respect to such obligation.

   Generally, Federal Express will be obligated to replace or cause to be replaced all Owned Aircraft parts that become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. Federal Express will have the right to make other modifications and additions to an Owned Aircraft so long as the modifications or additions do not materially decrease the value or utility of such Owned Aircraft or impair its condition or airworthiness below its value, utility, condition and airworthiness immediately prior to the modification or addition, assuming that such Owned Aircraft was then in the condition and airworthiness required by the related Indenture. Also, in some circumstances, Federal Express will be permitted to remove parts (without replacement) from an Owned Aircraft or any engine (and therefore from the Lien of the applicable Indenture) if Federal Express deems such parts to be obsolete or no longer suitable or appropriate for use thereon so long as such removals do not decrease the utility, condition or airworthiness of such Owned Aircraft or any such engine, although the value of such Owned Aircraft or any such engine may be reduced by such removal. The prospectus supplement will contain a description of any limitations applicable to provisions described in this paragraph.

   Insurance. The prospectus supplement will contain a description of the insurance arrangements applicable to each Aircraft. In general, Federal Express will be obligated to carry comprehensive aircraft liability insurance, including property damage liability insurance and cargo legal liability insurance as described below. The insurance must be in the amounts, against such risks and with such retentions as Federal Express customarily maintains. The insurance must also be with insurers of recognized responsibility and against such other risks as is usually carried by similar corporations situated similarly to Federal Express and engaged in the same or similar business to Federal Express and owning or operating aircraft and engines similar to the related Aircraft and related engines. Unless otherwise indicated in the prospectus supplement, Federal Express will also be obligated to carry, with insurers of recognized responsibility, all-risk ground and flight aircraft hull insurance covering the related Aircraft and all-risk coverage with respect to the related engines and parts while temporarily removed from such Aircraft and not replaced by similar engines or parts, as described below. That insurance includes war-risk and allied perils, hijacking and governmental confiscation and expropriation insurance, except in the country of registry, and must be in such form and amounts, and with such retentions as Federal Express customarily maintains for other aircraft in Federal Express' fleet of the same type and model and operating on the same routes as the related Aircraft. Federal Express may self-insure against the risks required to be insured against under the related Lease in such reasonable amounts as are then applicable to other aircraft or engines of Federal Express of value comparable to the related Aircraft. Self-insurance for all aircraft in Federal Express' fleet may not, however, in the aggregate exceed an amount equal to the lesser of 50% of the highest insured value of any single aircraft in such fleet, or 1.5% of the average aggregate insured value from time to time of Federal Express' entire aircraft fleet, although a standard deductible per occurrence per aircraft no greater than the amount customarily allowed as a deductible in the industry will be permitted in addition to such self-insurance.

   Federal Express and any permitted lessee of an Owned Aircraft will be named as insured parties under all insurance policies required by the related Indenture. The Indenture Trustee will be named as an additional insured, which will afford such Indenture Trustee the rights but not the obligations of an additional insured. In general, liability insurance proceeds will be distributed to the respective parties as their interests may appear and hull insurance proceeds will be distributed to the Indenture Trustee if the amount of such proceeds exceeds specified amounts. The prospectus supplement will contain a description of any limitations applicable to provisions described in this paragraph.

Ranking of Equipment Certificates

   Some of the Equipment Certificates related to one or more Aircraft, as described in the prospectus supplement, may be subordinated and junior in right of payment to other Equipment Certificates related to the same Aircraft. The prospectus supplement will specify the terms of any subordination.

Payments and Limitations of Liability

   All payments of principal of, any premium and interest on any Leased Aircraft Certificates will be made only from the assets subject to the Lien described in the related Leased Aircraft Indenture or the income and proceeds received by the Indenture Trustee from those assets or from other payments received by the Indenture Trustee to be applied pursuant to the Leased Aircraft Indenture. Those other payments include, during any Pre-Funding Period relating to a Leased Aircraft, the Collateral Account and any Additional Collateral provided in connection with such Pre-Funding Period or amounts payable under a Depositary Arrangement and, on and after the commencement of the related Lease, rent payable by Federal Express under the related Lease. Additionally, if the prospectus supplement provides for a Liquidity Facility to support payments of interest on one or more series of Leased Aircraft Certificates, interest payments on the Leased Aircraft Certificates will be made under such Liquidity Facility to the extent provided in the Liquidity Facility. The Leased Aircraft Certificates will not be direct obligations of, or guaranteed by, Federal Express. Federal Express' obligations to pay rent and to cause other payments to be made under each Lease will be general obligations of Federal Express.

   Neither the Owner Trustee nor the Indenture Trustee (in their individual capacities) will be liable to any Certificateholder or, in the case of the Owner Trustee, in its individual capacity, to Federal Express or the Indenture Trustee for any amounts payable or for any liability under the Equipment Certificates or the Indentures, except as provided in the Indentures and the Participation Agreements and except for the gross negligence or willful misconduct of the Owner Trustee.

   Federal Express' obligations under each Owned Aircraft Indenture and under the related Owned Aircraft Certificates will be general obligations of Federal Express.

Indenture Events of Default and Remedies

   For any Pass Through Trust, the prospectus supplement will describe the Indenture Events of Default under the Indentures related to the Equipment Certificates to be held by such Pass Through Trust, the remedies that the Indenture Trustee may exercise with respect to the related Aircraft, either at its own initiative or upon instruction from holders of the related Equipment Certificates, and other provisions relating to the occurrence of an Indenture Event of Default and the exercise of remedies. Unless otherwise specified in the prospectus supplement, there will be no cross-default provisions in the Indentures and, unless so specified, events resulting in an Indenture Event of Default under any particular Indenture will not necessarily result in an Indenture Event of Default under any other Indenture.

The Leases

   Upon the commencement of any Lease, the following terms will be applicable:

   Terms and Rentals. Each Leased Aircraft will be leased separately by the related Owner Trustee to Federal Express for a term commencing on the date of the delivery of the related Leased Aircraft to such Owner Trustee and expiring on a date not earlier than the latest maturity date of the Leased Aircraft Certificates issued with respect to such Leased Aircraft, unless previously terminated or extended, as permitted by the related

Lease. Federal Express will make the scheduled rental payments under each Lease on the dates specified in the prospectus supplement. The Owner Trustee will assign to the Indenture Trustee the respective payments necessary to make payments of principal and interest due from such Owner Trustee on the Leased Aircraft Certificates issued under such Leased Aircraft Indenture. Although in certain cases the scheduled rental payments under the Leases may be adjusted, under no circumstances will such payments that Federal Express will be unconditionally obligated to make or cause to be made under any Lease be less than the scheduled payments of principal and interest on the Leased Aircraft Certificates issued under the Leased Aircraft Indenture relating to such Lease. See "Payments and Limitations of Liability" above.

   For any Delayed Lease Aircraft, upon the commencement of the Lease for such Aircraft, Federal Express will be obligated to make scheduled rental payments under the related Lease that will be sufficient to pay in full when due all principal of and interest on, to the extent accrued from and after the related Pre-Funding Period, the related Leased Aircraft Certificates, except that on the first scheduled payment date after the related Pre-Funding Period, the difference between the rental payment due on such date by Federal Express and the scheduled payment of principal, if any, and interest then due on such Leased Aircraft Certificates will be payable from the related Collateral Account and any related Additional Collateral or from amounts payable under a Depositary Arrangement. See "Payments and Limitations of Liability" above. Scheduled payments of principal and interest on the Leased Aircraft Certificates will be made on the dates specified in the prospectus supplement.

   Net Lease. Federal Express' obligations under each Lease in respect of the related Leased Aircraft will be those of a lessee under a "net lease." Accordingly, Federal Express will be obligated to pay all costs of operating the Leased Aircraft and, at its expense, to maintain, service, repair and overhaul the Leased Aircraft so as to keep the Leased Aircraft in good condition, ordinary wear and tear excepted, and to enable the airworthiness certification to be maintained in good standing at all times under the Transportation Code or, in some circumstances, under the applicable requirements of the aeronautical authority of another country of registry.

   Generally, Federal Express will be obligated to replace or cause to be replaced all Leased Aircraft parts that become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. Federal Express will have the right to make other modifications and additions to a Leased Aircraft so long as the modifications or additions do not materially decrease the value or utility of such Leased Aircraft or impair its condition or airworthiness below its value, utility, condition and airworthiness immediately prior to the modification or addition, assuming that such Leased Aircraft was then in the condition and airworthiness required by the related Lease. Also, in some circumstances, Federal Express will be permitted to remove parts (without replacement) from a Leased Aircraft or any engine (and therefore from the Lien of the applicable Indenture) if Federal Express deems such parts to be obsolete or no longer suitable or appropriate for use on such Leased Aircraft so long as such removals do not decrease the utility, condition or airworthiness of such Leased Aircraft or any such engine, although the value of such Leased Aircraft or any such engine may be reduced by such removal. The prospectus supplement will contain a description of any limitations applicable to provisions described above.

   Insurance. The prospectus supplement will contain a description of the insurance arrangements applicable to each Aircraft. In general, Federal Express will be obligated to carry comprehensive aircraft liability insurance, including property damage liability insurance and cargo legal liability insurance as described below. The insurance must be in such amounts, against such risks and with such retentions as Federal Express customarily maintains. Such insurance must also be with insurers of recognized responsibility and against such other risks as is usually carried by similar corporations situated similarly to Federal Express and engaged in the same or similar business to Federal Express and owning or operating aircraft and engines similar to the related Aircraft and related engines. In general, Federal Express will also be obligated to carry, with insurers of recognized responsibility, all-risk ground and flight aircraft hull insurance covering the related Aircraft and all-risk coverage with respect to the related engines and parts while temporarily removed from such Aircraft and not replaced by similar engines or parts, as described below. The insurance includes war-risk and allied perils, hijacking and governmental confiscation and expropriation insurance, except in the country of registry, must be in such form and amounts, and with such retentions as Federal Express customarily maintains with respect to other aircraft in Federal Express' fleet of the same type and model and operating on the same routes as the related Aircraft, and may not be in an amount below certain stipulated values. Federal Express may self-insure against the risks required to be insured against under the related lease in such reasonable amounts as are then applicable to other aircraft or engines of Federal Express of value comparable to the related Aircraft. Self-insurance for all aircraft in Federal Express' fleet may not, however, in the aggregate exceed an amount equal to the lesser of 50% of the highest insured value of any single aircraft in such fleet or 1.5% of the average aggregate insured value from time to time of Federal Express' entire aircraft fleet, provided that a standard deductible per occurrence per aircraft no greater than the amount customarily allowed as a deductible in the industry will be permitted in addition to such self-insurance.

   Federal Express and any permitted sublessee of a Leased Aircraft will be named as insured parties under all insurance policies required by the related Lease. The Indenture Trustee, Owner Trustee and related Owner Participant will be named additional insureds, which will afford each of them the rights but not the obligations of an additional insured. In general, liability insurance proceeds will be distributed to the respective parties as their interests may appear and hull insurance proceeds will be distributed to the Indenture Trustee if the amount of such proceeds exceeds specified amounts. The prospectus supplement will contain a description of any limitations applicable to provisions described in this paragraph.

   Lease Events of Default; Remedies. The prospectus supplement will describe the Lease Events of Default under the related Leases, the remedies that the Owner Trustee may exercise with respect to the related Leased Aircraft, and other provisions relating to the occurrence of a Lease Event of Default and the exercise of remedies.

The Participation Agreements

   Federal Express will be required to indemnify each Indenture Trustee and, in the case of Leased Aircraft Certificates, each Owner Participant and each Owner Trustee, and certain parties affiliated with the foregoing (but not including Holders or the Certificateholders), for certain liabilities, losses, fees and expenses and for certain other matters arising out of the transactions described in this prospectus or relating to the applicable Aircraft or the use of such Aircraft. In addition, under certain circumstances Federal Express will be required to indemnify such persons against certain taxes, levies, duties, withholdings and for certain other matters relating to such transactions or the applicable Aircraft. Subject to some restrictions, each Owner Participant may convey all of its right, title and interest relating to any Leased Aircraft. Moreover, if so provided in the prospectus supplement, in certain limited instances Federal Express may assume an Owner Trust's obligations under the related Leased Aircraft Certificates on a full recourse basis.

Liquidity Facility

   The prospectus supplement may provide that one or more payments of interest on the related Equipment Certificates of one or more series or distributions made by the Pass Through Trustee of the related Pass Through Trust will be supported by a liquidity facility issued by an institution identified in the prospectus supplement. Unless otherwise provided in the prospectus supplement, the provider of the liquidity facility will have a senior claim upon the assets securing the Equipment Certificates.

Intercreditor Issues

   Equipment Certificates may be issued in different classes, which means that the Equipment Certificates may have different payment priorities even though issued by the same Owner Trustee and relate to the same Aircraft. In that case, the prospectus supplement will describe the priority of distributions among the Equipment Certificates (and any related liquidity facilities), the ability of any class to exercise and enforce any or all remedies with respect to the related Aircraft (and, if the Equipment Certificates are Leased Aircraft Certificates, the related Leases) and other intercreditor terms and provisions.

                        FEDERAL INCOME TAX CONSEQUENCES

   In the opinion of Davis Polk & Wardwell, tax counsel to Federal Express, the following discussion accurately describes the principal United States federal income tax consequences of ownership and disposition of the Pass Through Certificates to the initial purchasers of the Pass Through Certificates at the "issue price" who hold such Pass Through Certificates as a capital asset, and should be read in conjunction with any additional discussion of federal income tax consequences included in the prospectus supplement. This opinion is based on laws, regulations, rulings and decisions in effect as of the date of this prospectus. Changes to existing law, which could have retroactive effect, may alter the consequences described below. This opinion does not address federal income tax consequences applicable to particular categories of investors, some of which (for example, insurance companies, financial institutions, dealers in securities and foreign investors) may be subject to special rules. Persons considering purchasing interests in Pass Through Certificates should consult their own tax advisors with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction. The Pass Through Trusts are not indemnified for any federal income taxes that may be imposed upon them, and the imposition of any such taxes on a Pass Through Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Pass Through Trust.

General

   The Pass Through Trusts will not themselves be subject to federal income taxation. Each Certificateholder will be required to report on its federal income tax return its pro rata share of the entire income from each of the Equipment Certificates held in the related Pass Through Trust, in accordance with such Certificateholder's method of accounting.

   A purchaser of an interest in a Pass Through Certificate should be treated as purchasing an interest in each Equipment Certificate held in the related Pass Through Trust at a price determined by allocating the purchase price paid for the Pass Through Certificate among such Equipment Certificates in proportion to their fair market values at the time of purchase of the Pass Through Certificate. Unless otherwise indicated in a prospectus supplement, Federal Express anticipates that when all the Equipment Certificates have been acquired by the related Pass Through Trust the purchase price paid for a Pass Through Certificate of such Pass Through Trust by an original purchaser of such Pass Through Certificate should be allocated among the Equipment Certificates held in such Pass Through Trust in proportion to their respective principal amounts.

   If an Equipment Certificate held by a Pass Through Trust is prepaid for an amount that differs from a Certificateholder's aggregate adjusted basis in the Equipment Certificate, the Certificateholder will be considered to have sold its pro rata share of that Equipment Certificate, and will recognize any gain or loss equal to the difference between the Certificateholder's adjusted basis and the amount realized from such prepayment (except to the extent attributable to accrued interest, which would be taxable as interest income if not previously included in income). Any such gain or loss will be long-term capital gain or loss if the Equipment Certificate is considered to have been held for more than one year. Net capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income. In the case of Equipment Certificates, an Owner Participant's conveyance of its interest in an Owner Trust will not constitute a taxable event to the holders of interests in the related Equipment Certificates. However, if Federal Express were to assume an Owner Trust's obligations under the related Equipment Certificates upon a purchase of the related Aircraft by Federal Express, or an Owner Trust assumes Federal Express' obligations under the Owned Aircraft Certificates, such assumption would be treated for federal income tax purposes as a taxable exchange of the respective Equipment Certificates resulting in the recognition of taxable gain or loss under the rules discussed above. Immediately following such taxable exchange of Equipment Certificates described in the previous sentence, the Equipment Certificates owned by a Certificateholder will be deemed to be newly issued Equipment Certificates (the "New Equipment Certificates"). For this purpose the amount realized, as determined under current Treasury regulations on original issue discount, will be equal to a Certificateholder's pro rata share of the New Equipment Certificate's stated principal amount or, in the event the New Equipment

Certificates do not bear "adequate stated interest" within the meaning of
Section 1274 of the Code, their "imputed principal amount," which is generally the sum of the present values of all payments due under the New Equipment Certificates, discounted from the date of payment to their issue date at the appropriate "applicable federal rate." In addition, and unless de minimis rules apply, if after such taxable event the respective Equipment Certificates do not provide for "adequate stated interest" and the principal amount of the New Equipment Certificates is more than the "imputed principal amount" then the New Equipment Certificates would have "original issue discount" ("OID"). Certificateholders would be required to include the OID attributable to their pro rata share of the New Equipment Certificates in income for federal tax purposes as it accrues, in advance of receiving payment attributable to such income, under a constant yield to maturity method.

Sales or Exchanges of Pass Through Certificates

   A Certificateholder that sells or exchanges a Pass Through Certificate will be considered to have sold its pro rata portion of the property held by the Pass Through Trust, and will recognize gain or loss on the basis discussed in the preceding paragraph.

Effect of Subordination of Subordinated Certificateholders

   If any Pass Through Trust with respect to a series is subordinated with respect to other Pass Through Trusts of a different series and receives less than the full amount of the receipts of principal or interest paid with respect to the Equipment Certificates held by it because of the subordination of the Equipment Certificates held by such Pass Through Trust under the Intercreditor Agreement, the corresponding owners of beneficial interests in the Subordinated Certificates could be treated for federal income tax purposes as if they had:

  . received as distributions their full share of such receipts

  . paid over to the relevant preferred class of Certificateholders an amount equal to their share of such Shortfall Amount, and

  . retained the right to reimbursement of such amounts to the extent of future amounts payable to the Subordinated Certificateholders with respect to such Shortfall Amount.

   Under this analysis:

  . Subordinated Certificateholders incurring a Shortfall Amount would be required to include as current income any interest or other income of the corresponding Pass Through Trust which is subordinated to other Pass Through Trusts that was a component of the Shortfall Amount, even though such amount was in fact paid to the relevant preferred class of Certificateholders

  . a loss would only be allowed to such Subordinated Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless, that is, when it becomes clear that funds will not be available from any source to reimburse such loss, and

  . reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Subordinated
    Certificateholders because such amount was previously included in income.

   These results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

Backup Withholding

   Payments made on the Pass Through Certificates, and proceeds from the sale or exchange of the Pass Through Certificates to or through certain brokers, may be subject to a "backup" withholding tax of 31% unless the Certificateholder complies with certain reporting procedures or is an exempt recipient under the

Internal Revenue Code. Any such withheld amounts will be allowed as a credit against the Certificateholder's federal income tax and may entitle such Certificateholder to a refund, provided that the required information is furnished to the Internal Revenue Service.

                                 NEW YORK TAXES

   The summary set forth below is based upon applicable tax statutes, regulations and rules promulgated thereunder, government agency rulings and court decisions published to date, each of which is subject to change.

   The Pass Through Trustee is a New York state banking corporation with its principal corporate trust office in New York, New York. Powell, Goldstein, Frazer & Murphy LLP, special state tax counsel to the Pass Through Trustee, has advised Federal Express that, in its opinion, under currently applicable New York laws and assuming the accuracy of the statements with respect to federal income taxes in this prospectus, including the assumption that each Pass Through Trust will not itself be subject to federal income taxation, assuming that the Equipment Certificates will be treated as debt for federal income tax purposes and assuming that the Pass Through Trustee will not hold legal or equitable title to, or lease any real or tangible property located in New York and will engage in only those activities contemplated in this prospectus, that is, engaging in no activity other than holding the Equipment Certificates, issuing the Pass Through Certificates, distributing the payments thereon and performing other incidental activities:

  . the Pass Through Trusts will not be subject to any tax, including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax, governmental fee or similar charge imposed by the state of New York or any political subdivision of the state of New York as a result of the transactions contemplated by the Pass Through Agreement and

  . Certificateholders who are not residents of, or otherwise subject to tax in or by, the state of New York will not be subject to any tax, including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax, governmental fee or similar charge imposed by the state of New York or any political subdivision of the state of New York as a result of purchasing, holding, including receiving payments with respect to, or selling a Pass Through Certificate.

   Neither the Pass Through Trusts nor the Certificateholders will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on a Pass Through Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Pass Through Trust. In general, should a Certificateholder or any Pass Through Trust be subject to any state or local tax which would not be imposed if such Pass Through Trust were administered in a different jurisdiction in the United States or if the Pass Through Trustee were located in a different jurisdiction in the United States, the Pass Through Trustee will either relocate the administration of such Pass Through Trust to such other jurisdiction or resign and, in the event of the Pass Through Trustee's resignation, a new Pass Through Trustee in such other jurisdiction will be appointed.

                              ERISA CONSIDERATIONS

   Unless otherwise indicated in the prospectus supplement, Pass Through Certificates may not be purchased by, or with the assets of, any employee benefit plan subject to Title I of ERISA, or individual retirement account or plan subject to Section 4975 of the Internal Revenue Code. Some governmental plans and non-electing church plans, however, are not subject to Title I of ERISA or Section 4975 of the Internal Revenue Code and, therefore, may purchase the Pass Through Certificates.

                              PLAN OF DISTRIBUTION

   The Pass Through Certificates may be sold to or through underwriters, directly to other purchasers or through agents.

   The distribution of the Pass Through Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

   In connection with the sale of Pass Through Certificates, underwriters or agents may receive compensation from Federal Express or from purchasers of Pass Through Certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Pass Through Certificates to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Pass Through Certificates may be deemed to be underwriters, and any discounts or commissions received by them from Federal Express and any profit on the resale of Pass Through Certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from Federal Express will be described, in the prospectus supplement.

   Offers to purchase Pass Through Certificates may be solicited directly and the sale thereof may be made directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating to such sales.

   Under agreements which may be entered into by Federal Express, underwriters and agents who participate in the distribution of Pass Through Certificates may be entitled to indemnification by Federal Express against certain liabilities, including liabilities under the Securities Act.

   Unless otherwise indicated in the prospectus supplement, Federal Express does not intend to apply for the listing of any series of Pass Through Certificates on a national securities exchange. If the Pass Through Certificates of any series are sold to or through underwriters, the underwriters may make a market in such Pass Through Certificates, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in such Pass Through Certificates, and any such market-making could be discontinued at any time at the sole discretion of the underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Pass Through Certificates of any series.

   Some of the underwriters or agents and their associates may be customers of, engage in transactions with, and perform services for, Federal Express in the ordinary course of business.

                                 LEGAL MATTERS

   Unless otherwise indicated in the prospectus supplement, the legality of the Pass Through Certificates offered hereby will be passed upon for Federal Express by Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, and by Underwriters' Counsel. Unless otherwise indicated in the prospectus supplement, both Davis Polk & Wardwell and Underwriters' Counsel may rely on the opinion of counsel for the Pass Through Trustee, as to matters relating to the authorization, execution and delivery of the Pass Through Agreement and of each series of Pass Through Certificates by the Pass Through Trustee, and of Karen M. Clayborne, Senior Vice President and General Counsel of Federal Express, as to Federal Express' authorization, execution and delivery of the Pass Through Agreement. At June 1, 1999, Ms. Clayborne owned 11,000 shares of FDX Corporation's common stock and had been granted options to purchase 66,800 shares of FDX Corporation's common stock. Of the options granted, 3,750 were vested at such date.

                                    EXPERTS

   The consolidated financial statements and schedule of Federal Express included or incorporated by reference in Federal Express' Annual Report on Form 10-K for the year ended May 31, 1998 and incorporated by reference in this prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect to the consolidated financial statements and schedule, and are incorporated by reference in this prospectus in reliance upon the authority of Arthur Andersen LLP as experts in giving those reports.

   With respect to the unaudited interim financial information for the quarters ended August 31, 1998, November 30, 1998 and February 28, 1999, included in Federal Express' Quarterly Reports on Form 10-Q for such periods, which are incorporated by reference in this prospectus, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports on the unaudited interim financial information state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the Registration Statement, of which this prospectus is a part, prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

                               GLOSSARY OF TERMS

   The following is a glossary of terms used in this prospectus. This glossary may contain definitions which are different from definitions used in the prospectus supplement. You should read the prospectus supplement in conjunction with the glossary or other definition of terms contained in the prospectus supplement.

   "Aircraft" means, collectively, the Owned Aircraft and the Leased Aircraft.

   "Additional Collateral" means certain additional security which may include, unless otherwise specified in the prospectus supplement, payments to be made by Federal Express or a letter of credit or other facility issued by a bank (within the meaning of Section 3(a)(2) of the Securities Act) whose obligations at the time of the relevant Pass Through Certificate offering carry a credit rating at least as high as Federal Express'.

   "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. et seq.), as amended, or any successor thereto.

   "Business Day" means any day other than a Saturday, a Sunday or other day on which commercial banks in New York City, Memphis, Tennessee or the city in which the office or agency in the United States is maintained by the Pass Through Trustee for the payment of the Pass Through Certificates are authorized or required by law to close.

   "Cede" means Cede & Co., as nominee for DTC.

   "Certificate Account" means a non-interest bearing account for the deposit of Scheduled Payments on the Equipment Certificates held in the related Pass Through Trust.

   "Certificateholder" means, for any Pass Through Trust, the registered holder of any Pass Through Certificate issued by such Pass Through Trust.

   "Collateral Account" means an account into which proceeds from the sale of the related Leased Aircraft Certificates will be deposited by the related Owner Trustee for the benefit of the related Indenture Trustee as set forth in this prospectus and the prospectus supplement.

   "Collateral Agreement" means a collateral agreement between the Owner Trustee and the Indenture Trustee with respect to the related Collateral Account.

   "Convention" means the Convention on the International Recognition of Rights in Aircraft.

   "Cut-off Date" means, if applicable to an Aircraft, the date 90 days after the scheduled delivery date for such Aircraft.

   "DTC" means The Depository Trust Company.

   "DTC Participants" means the participants of DTC.

   "Delayed Lease Aircraft" means a Leased Aircraft to which a Pre-Funding Period applies, which term shall be applicable to such Leased Aircraft until commencement of the related Lease.

   "Deposit Account" means the deposit account established under a Depositary Arrangement.

   "Depositary Arrangement" means the agreement of a person to pay amounts corresponding to amounts payable on the Leased Aircraft Certificates in respect of any related Pre-Funding Period and the debt portion of the purchase price of the related Aircraft upon delivery thereof.

   "Distribution Date" means, collectively, the Regular Distribution Date and the Special Distribution Date.

   "Equipment Certificates" means, collectively, the Owned Aircraft Certificates and the Leased Aircraft Certificates.

   "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

   "Event of Default" means each of the events designated as an event of default under the Pass Through Agreement with respect to the related Pass Through Trust.

   "Event of Loss" means, for any Aircraft, each of the events designated as such in the related Lease or the related Owned Aircraft Indenture, as the case may be.

   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

   "Federal Express" means Federal Express Corporation.

   "Holders" means the registered holders of the related Equipment
Certificates.

   "Indentures" means, collectively, the Owned Aircraft Indentures and the Leased Aircraft Indentures.

   "Indenture Event of Default" means, for any Indenture, each of the events designated as an event of default in such Indenture.

   "Indenture Trustee" means The Bank of New York, or another bank or trust company, in its capacity as indenture trustee under the related Indenture and any successor thereunder.

   "Intercreditor Agreement" means the agreement among the Pass Through Trustee of each Pass Through Trust, the subordination agent named therein and the Liquidity Provider specified in the prospectus supplement.

   "Internal Revenue Code" means the United States Internal Revenue Code of 1986, as amended.

   "Lease" means a lease agreement between the Owner Trustee, as lessor, and Federal Express, as lessee, in each case under which the Owner Trustee leases, or is expected to lease, the related Aircraft to Federal Express.

   "Lease Event of Default" means, for any Lease, each of the events designated as an event of default in such Lease.

   "Leased Aircraft" means one or more aircraft specified in a prospectus supplement which has been or will be leased to Federal Express.

   "Leased Aircraft Certificates" means the equipment trust certificates issued as nonrecourse obligations by the related Owner Trustee, each acting not in its individual capacity but solely as the Owner Trustee of a separate Owner Trust in connection with a separate leveraged lease transaction relating to an Aircraft.

   "Leased Aircraft Indenture" means a trust indenture and security agreement between the Owner Trustee and the Indenture Trustee relating to a Leased Aircraft.

   "Lien" means any mortgage, pledge, lien, charge, encumbrance, lease or security interest or other similar interest.

   "Liquidity Facility" means a liquidity facility issued by the related Liquidity Provider as provided in the prospectus supplement.

   "Liquidity Provider" means an institution identified in the prospectus supplement which will enter into a Liquidity Facility to support certain payments of interest on the related Equipment Certificates of one or more series or distributions made by the Pass Through Trustee of the related Pass Through Trust as provided in such prospectus supplement.

   "Owned Aircraft" means one or more aircraft specified in a prospectus supplement that have been or will be purchased and owned by Federal Express.

   "Owned Aircraft Certificates" means the equipment purchase certificates relating to an Owned Aircraft issued as recourse obligations by Federal Express.

   "Owned Aircraft Indenture" means a trust indenture and security agreement between Federal Express and the Indenture Trustee relating to an Owned Aircraft.

   "Owner Participant" means the owner participant named in the related Trust Agreement.

   "Owner Trust" means a trust created pursuant to a Trust Agreement.

   "Owner Trustee" means State Street Bank and Trust Company of Connecticut, National Association, or another bank or trust company, not in its individual capacity but solely as owner trustee of an Owner Trust.

   "Participation Agreement" means a participation agreement among the Indenture Trustee, the Pass Through Trustee, Federal Express, any subordination agent, in the case of a refinancing, each holder of a loan certificate issued under the related Indenture as originally executed, and, in the case of a Leased Aircraft, the related Owner Participant and the related Owner Trustee.

   "Pass Through Agreement" means the Pass Through Trust Agreement dated as of June 1, 1999, between Federal Express and The Bank of New York, in accordance with which each of the Pass Through Trusts will be formed pursuant to the related Series Supplement.

   "Pass Through Certificates" means the pass through certificates to be issued by the related Pass Through Trustee pursuant to the Pass Through Agreement and the related Series Supplements and which represent the fractional undivided interests in the related Pass Through Trusts.

   "Pass Through Trust" means the pass through trust to be formed pursuant to the related Series Supplement in accordance with the Pass Through Agreement.

   "Pass Through Trustee" means The Bank of New York in its capacity as pass through trustee under the Pass Through Agreement, as supplemented by the related Series Supplement, for the related Pass Through Trust, and its successors and assigns thereunder.

   "Permitted Investments" means:

  . direct obligations of the United States of America or obligations fully guaranteed by the United States of America,

  . commercial paper rated A-1/P-1 by Standard & Poor's, a Division of the McGraw-Hill Company, Inc., and Moody's Investors Service, Inc., respectively or, if such ratings are unavailable, rated by any nationally recognized rating organization in the United States equal to the highest rating assigned by such rating organization,

  . overnight federal funds transactions with members of the Federal Reserve
    System arranged by federal funds brokers, and

  . overnight repurchase agreements with respect to the securities described in the first bullet point above entered into with an office of a bank or trust company which is located in the United States of America of any bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500 million.

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   "Pool Balance" means, unless otherwise described in the prospectus supplement, for each Pass Through Trust, as of any date, the aggregate unpaid principal amount of the Equipment Certificates held in such Pass Through Trust on such date plus any amounts in respect of principal on such Equipment Certificates held by the Pass Through Trustee and not yet distributed plus any amounts transferred to Federal Express and deposited in a deposit trust account in connection with a delayed purchase of such Equipment Certificates.

   "Pool Factors" means, unless otherwise described in the prospectus supplement, for each Pass Through Trust, as of any Distribution Date, the quotient (rounded to the seventh decimal place) computed by dividing the Pool Balance, by the aggregate original principal amount of the Equipment Certificates held in such Pass Through Trust.

   "Pre-Funding Period" means, with respect to any Leased Aircraft, the period, if any, commencing on the date of the issuance of the related Pass Through Certificates to but not including the date on which the related Lease commences.

   "Purchase Agreement" means, for any Aircraft, the purchase agreement between the manufacturer and Federal Express, including all exhibits, appendices and letter agreements attached thereto as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only to the extent that the foregoing relates to such Aircraft and to the extent assigned pursuant to the Purchase Agreement Assignment.

   "Purchase Agreement Assignment" means, for any Aircraft, the purchase agreement assignment between the related Owner Trustee and Federal Express.

   "Rating Agency" means a "nationally recognized statistical rating organization", as such term is defined in Rule 436(g)(2) under the Securities Act.

   "Registration Statement" means a registration statement on Form S-3 (together with all amendments and exhibits).

   "Regular Distribution Date" means, for each Pass Through Trust, any date specified in the prospectus supplement for distribution of a Scheduled Payment to the related Pass Through Trustee.

   "Scheduled Payment" means the payment of principal of, and interest on, the Equipment Certificates scheduled to be received by the related Pass Through Trustee on a Regular Distribution Date.

   "SEC" means the Securities and Exchange Commission of the United States.

   "Securities Act" means the Securities Act of 1933, as amended.

   "Series Supplement" means each of the Series Supplements between Federal Express and the Pass Through Trustee, in each case pursuant to which the related Pass Through Trust will be formed in accordance with the Pass Through Agreement and the related Pass Through Certificates will be issued.

   "Shortfall Amount" means any amount less than the full amount of the receipts of principal or interest paid with respect to the related Equipment Certificates.

   "Special Distribution Date" means any Business Day on which a Special Payment is to be distributed.

   "Special Payment" means, for any Pass Through Trust, any payment of principal, any premium or interest, other than a Scheduled Payment, received by the related Pass Through Trustee on any of the Equipment Certificates held in such Pass Through Trust and any proceeds from the sale of any such Equipment Certificates by such Pass Through Trustee.

   "Special Payments Account" means a non-interest bearing account for the deposit of Special Payments on the Equipment Certificates held in the related Pass Through Trust.

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   "Subordinated Certificateholder" means the corresponding owners of beneficial interests in the Subordinated Certificates.

   "Subordinated Certificates" means any Pass Through Certificate relating to a Subordinated Trust.

   "Subordinated Trust" means any Pass Through Trust with respect to a series which is subordinated with respect to other Pass Through Trusts of the same series.

   "Systems" means computer applications, systems and the like for processing data.

   "Transportation Code" means Title 49 of the United States Code, as amended.

   "Trust Agreement" means a trust agreement between the Owner Trustee and the Owner Participant.

   "Trust Property" means the property held in the related Pass Through Trust.

   "U.S. Citizen" means a citizen of the United States as defined in Section 40102(a)(15) of the Transportation Code, or any analogous part of any successor or substituted legislation or regulation at the time in effect.

   "Underwriters' Counsel" means the counsel for any agents, dealers or underwriters.

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                      [FEDERAL EXPRESS LOGO APPEARS HERE]